UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
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KINETIK HOLDINGS INC.
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KINETIK HOLDINGS INC.
Notice of Annual Meeting of Stockholders
and Proxy Statement
May 20, 2024

2700 Post Oak Boulevard, Suite 300, Houston TX 77056-5748

Notice of Annual Meeting of Stockholders of Kinetik Holdings Inc.
Date:
May 20, 2024
Time:
10:00 a.m. Central Time
Place:
Virtual meeting via live webcast, accessible at: www.virtualshareholdermeeting.com/KNTK2024

Notice is hereby given that the 2024 annual meeting of stockholders of Kinetik Holdings Inc., a Delaware corporation (“Kinetik,” the “Company,” or “we”), will be held on May 20, 2024, at 10:00 a.m. (Central time) in a virtual-only meeting format by live webcast for the following purposes:

Elect eleven directors named in the attached proxy statement;
Approve a non-binding resolution regarding the compensation of named executive officers for 2023 (say on pay);
Approve the Amended and Restated Kinetik Holdings Inc. 2019 Omnibus Compensation Plan;
Ratify the appointment of KPMG LLP as the Company’s independent auditor for fiscal year 2024; and
Transact any other business that may properly come before the meeting or any adjournment thereof.

YOUR VOTE
IS IMPORTANT
Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section titled How to Vote beginning on page 69 of this proxy statement, or, if you requested to receive printed proxy materials, your enclosed proxy card.

Holders of record of the Company’s Common Stock as of the close of business on March 21, 2024, are entitled to notice of, and to vote at, the annual meeting. This proxy statement is first being mailed to Kinetik stockholders on or about April 8, 2024.
IMPORTANT NOTICE Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 20, 2024: This proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available free of charge on the Company’s website at www.kinetik.com.

By order of the Board of Directors, Lindsay Ellis Corporate Secretary, Kinetik Holdings Inc. Houston, Texas, April 8, 2024

Information on our website and any other website referenced herein is not incorporated by reference into, and does not constitute a part of, this proxy statement.

Proxy Statement
General
This proxy statement contains information about the 2024 annual meeting of stockholders of Kinetik Holdings Inc., a Delaware corporation (“Kinetik,” the “Company,” “our,” “us,” or “we”). This proxy statement and the enclosed proxy card are being made available to you by the Company’s Board of Directors (the “Board”) starting on or about April 8, 2024.
Purpose of the Annual Meeting
At the Company’s annual meeting, stockholders will vote on the following matters:

Proposal 1: Election of the eleven directors named in this proxy statement;
Proposal 2: Approval of a non-binding resolution regarding the compensation of named executive officers (“NEOs”) for 2023 (say on pay);
Proposal 3: Approval of the Amended and Restated Kinetik Holdings Inc. 2019 Omnibus Compensation Plan;
Proposal 4: Ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent auditor for fiscal year 2024; and
Transaction of any other business that properly comes before the meeting. As of the date of this proxy statement, the Company is not aware of any other business to come before the meeting.
Summary of Board Recommendations
The Board recommends that you vote as follows:

FOR all nominees	Proposal 1: Election of directors
FOR	Proposal 2: Approval of a non-binding resolution regarding the compensation of Kinetik’s named executive officers for 2023 (say on pay)
FOR	Proposal 3: Approval of the Amended and Restated Kinetik Holdings Inc. 2019 Omnibus Compensation Plan
FOR	Proposal 4: Ratification of the appointment of KPMG as the Company’s independent auditor

Kinetik Holdings Inc.	1	2024 Proxy Statement

Proposal 1.
Election of Directors
General Information
The current terms of directors Elizabeth P. Cordia, Deborah L. Byers, David I. Foley, D. Mark Leland, Kevin S. McCarthy, John-Paul (JP) Munfa, Jesse Krynak, William Ordemann, Michael Kumar, Laura A. Sugg and Jamie Welch will expire at the annual meeting. Each of the current directors has been recommended by the Company’s Governance and Sustainability Committee (“Governance Committee”) and nominated by the Board for election by the stockholders to a one-year term. If elected, all nominees will serve beginning upon their election until their respective successors shall have been duly elected and qualified at the annual meeting of stockholders in 2025.
Pursuant to the amended and restated stockholders agreement (the “Stockholders Agreement”), dated as of October 21, 2021 and effective as of February 22, 2022, with Altus Midstream Company (now known as the Company), APA Corporation (“Apache”), Apache Midstream LLC (“Apache Midstream”), New BCP Raptor Holdco, LLC (“Contributor”), BX Permian Pipeline Aggregator LP (“BX Permian”), BCP Raptor Aggregator, LP (“BX Aggregator” and together with BX Permian, the “BX Holders”), Buzzard Midstream LLC (“ISQ”), and for the limited purposes set forth therein, BCP Raptor Holdco, LP (“BCP”), Blackstone (as defined in the Stockholders Agreement) and I Squared (as defined in the Stockholders Agreement) are each entitled to designate directors to the Board based on their and their affiliates ownership of the Company’s outstanding shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and Class C common stock, par value $0.0001 per share (“Class C Common Stock” and, together with Class A Common Stock, “Common Stock”) as follows:

	Ownership Threshold	Number of Directors

Blackstone	30% or more	3
	20% or more (but less than 30%)	2
	10% or more (but less than 20%)	1
I Squared	20% or more	2
	10% or more (but less than 20%)	1
In addition, the Stockholders Agreement provides Blackstone with the right to designate one of its director designees as the non-executive chairperson of the Board until the earlier of December 31, 2024 and such time as Blackstone and its affiliates are no longer entitled to designate directors under the Stockholders Agreement. The Stockholders Agreement terminated with respect to Apache following an underwritten secondary offering of shares by Apache Midstream in December 2023.
I Squared and its affiliates own approximately 21.1 percent of our outstanding Common Stock. As such, I Squared may nominate two directors for election at the annual meeting, and it has nominated Jesse Krynak and Michael Kumar. Blackstone and its affiliates own approximately 50.4 percent of our outstanding Common Stock. As such, Blackstone may nominate three directors for election at the annual meeting, and it has nominated David I. Foley, JP Munfa and Elizabeth P. Cordia. In addition, our Board has nominated each of Deborah L. Byers, D. Mark Leland, Kevin S. McCarthy, William Ordemann, Laura A. Sugg and Jamie Welch for election at the annual meeting.

Kinetik Holdings Inc.	2	2024 Proxy Statement

Unless otherwise instructed, all proxies will be voted in favor of these nominees. If one or more of the nominees is unwilling or unable to serve, the proxies will be voted only for the remaining named nominees. Proxies cannot be voted for more than eleven nominees. Each director nominee has consented to be named in this proxy statement, and the Board knows of no nominee for director who is unwilling or unable to serve.
Nominees for Election as Directors
Biographical information as of April 1, 2024, including principal occupation and business experience during the last five years, of each nominee for director is set forth below. Unless otherwise stated, the principal occupation of each nominee has been the same for the past five years. In addition, each nominee’s experience, qualifications, attributes, or skills to serve on our Board are set forth below.

Ms. Byers has served as a director since July 2022. She recently retired from EY following a 36-year career in public accounting while holding multiple leadership roles. From July 2018 until her retirement in July 2022, Ms. Byers served as EY’s Americas Industry Leader overseeing the markets and growth strategy across its primary industry. Ms. Byers served as Ernst & Young LLP’s Houston Office Managing Partner and US Energy Leader from July 2013 to July 2018 and Managing Partner of the Southwest Region Strategy & Transactions business unit from July 2008 to July 2013. In these roles, she was a leader in the global energy markets and worked with corporations and investment funds in all phases of energy investment. Ms. Byers also serves as a director of Excelerate Energy, Inc., Civitas Resources, Inc. and DTE Energy Company. Ms. Byers holds a BBA from Baylor University and is a Certified Public Accountant.
MS. BYERS IS WELL QUALIFIED TO SERVE ON OUR BOARD DUE TO HER SIGNIFICANT EXPERIENCE IN PUBLIC COMPANY ACCOUNTING, FINANCE AND FINANCIAL REPORTING.

Deborah L. Byers AGE: 62 DIRECTOR SINCE: 2022

Ms. Cordia was appointed to our board of directors in February 2022. Ms. Cordia has served as the Chief Operating Officer for Blackstone Energy Transition Partners since 2024. She joined the Private Equity group at Blackstone in 2016 focused on investments in the midstream, energy and transportation sectors. Ms. Cordia also served as a director of BCP Raptor Holdco GP, LLC from March 2020 until February 2022. Before joining Blackstone, Ms. Cordia worked as an Investment Banking Analyst at Barclays in the Global Natural Resources group. Ms. Cordia received an A.B. in Economics from Princeton University, where she graduated summa cum laude and Phi Beta Kappa.
MS. CORDIA IS WELL QUALIFIED TO SERVE ON OUR BOARD DUE TO HER ENERGY INVESTMENT EXPERIENCE.

Elizabeth P. Cordia AGE: 31 DIRECTOR SINCE: 2022

Kinetik Holdings Inc.	3	2024 Proxy Statement

Mr. Foley was appointed to our board of directors and elected Chair of the Board in February 2022. Mr. Foley is a Senior Managing Director in the Private Equity group and Global Head of Blackstone Energy Transition Partners. Mr. Foley is responsible for overseeing Blackstone’s private equity investment activities in the energy sector on a global basis. Since joining Blackstone in 1995, Mr. Foley has been responsible for building the Blackstone energy practice and has played an integral role in every energy-related private equity deal that the firm has made. Before joining Blackstone, Mr. Foley worked with AEA Investors, and prior to that he worked as a management consultant for Monitor Company. Mr. Foley serves as a member of the board of directors for several Blackstone investments, including Beacon Offshore Energy, Geosyntec, Kinetik, Olympus Energy, and Rover. Mr. Foley also served as a director of BCP Raptor Holdco GP, LLC from June 2017 until February 2022. He also serves as the Chairman of the Columbia University Medical Center Ophthalmology Board of Advisors. Mr. Foley received a B.A. and M.A. in Economics, with honors, Phi Beta Kappa, from Northwestern University and received an M.B.A. with distinction from Harvard Business School.
MR. FOLEY BRINGS INDUSTRY EXPERTISE AND A UNIQUE FINANCIAL PERSPECTIVE TO OUR BOARD BASED ON HIS EXTENSIVE EXPERIENCE HAVING ACTIVELY MANAGED PRIVATE EQUITY INVESTMENTS FOR OVER 20 YEARS.

David I. Foley AGE: 56 DIRECTOR SINCE: 2022

Mr. Krynak was appointed to our board of directors in March 2023. Mr. Krynak has been a Managing Director at I Squared since 2022 and held investing and operating roles at I Squared since 2019. Prior to joining I Squared in 2019, Mr. Krynak was a Director at First Reserve on its private equity investment team, where he was involved in numerous transactions across the energy value chain. Mr. Krynak also serves as a director of Hydrogen Technology Energy Corporation (HTEC) and Whistler Pipeline. Mr. Krynak holds a B.S. in Finance from Pepperdine University and a M.A. in Economics from the University of Southern California.
MR. KRYNAK IS WELL QUALIFIED TO SERVE ON OUR BOARD DUE TO HIS ENERGY, INFRASTRUCTURE FINANCE AND INVESTMENT EXPERIENCE.

Jesse Krynak AGE: 41 DIRECTOR SINCE: 2023

Kinetik Holdings Inc.	4	2024 Proxy Statement

Mr. Kumar was appointed to the Board of Directors in February 2024. Mr. Kumar has served as a Senior Policy Advisor for I Squared since January 2024. He has also served as the Deputy Chairman for Klesch Group Limited since January 2024 where he is responsible for strategy, finance and risk management. From 1997 to 2023, Mr. Kumar worked at Morgan Stanley and held a number of senior roles, including Managing Director, Global Head of Project, Commodity and Infrastructure Finance and Global Head of Global Structured Products. While at Morgan Stanley, Mr. Kumar was a member of senior investment and management committees, served as an advisor to Morgan Stanley funds and was responsible for capital raising and advisory services that focused on global commodity, infrastructure, and energy finance. Mr. Kumar also served as a Captain in the United States Army, active and reserve, from 1989 to 2002. Mr. Kumar holds a B.A. in Economics and Mathematics from Washington University in St. Louis.
MICHAEL KUMAR IS WELL QUALIFIED TO SERVE ON OUR BOARD DUE TO HIS EXTENSIVE EXPERIENCE IN A NUMBER OF AREAS INCLUDING ACCOUNTING AND FINANCE.

Michael Kumar AGE: 56 DIRECTOR SINCE: 2024

Mr. Leland has served as a director since March 2017. He served as Deltic Timber Corporation’s interim President and CEO from October 2016 to March 2017. Mr. Leland also served as Executive Vice President and CFO of El Paso Corporation from 2005 to 2009 and President of El Paso’s midstream business unit from 2009 to 2012, and as director of El Paso Pipeline Partners, L.P. from its formation in 2007 to 2012. He served as Senior Vice President and CFO of El Paso Exploration & Production Company from 2004 to 2005. Mr. Leland served as Vice President and COO of the general partner of GulfTerra Energy Partners, L.P. in 2003, and as Vice President and Controller from 1997 to 2003. Mr. Leland has served as a director of PotlatchDeltic Corporation since 2016 and Equitrans Midstream Corporation since 2020. Mr. Leland previously served as a director for the general partner of Oiltanking Partners, L.P., the general partner of Rice Midstream Partners until its merger with EQM Midstream Partners, LP, and KiOR, Inc. Mr. Leland holds a Bachelor of Business Administration in finance and economics from the University of Puget Sound.
MR. LELAND IS WELL QUALIFIED TO SERVE ON OUR BOARD DUE TO HIS EXTENSIVE OPERATIONAL AND FINANCIAL EXPERIENCE IN THE MIDSTREAM ENERGY INDUSTRY AND HIS EXPERIENCE ON THE BOARDS OF DIRECTORS OF NUMEROUS PUBLICLY TRADED ENERGY COMPANIES.

D. Mark Leland AGE: 62 DIRECTOR SINCE: 2017

Kinetik Holdings Inc.	5	2024 Proxy Statement

Mr. McCarthy has served as a director since June 2017. He previously served as the Company’s Chair from March 2017 until November 2018 and as its Chief Executive Officer from December 2016 (inception) until February 2017. Mr. McCarthy served as Vice Chairman of Kayne Anderson Capital Advisors, L.P. (“Kayne Anderson”) from 2019 to 2023. During his 19-year tenure at Kayne Anderson, he co-founded the firm’s energy infrastructure securities activities and served as CEO and Chairman of the Board of Directors for Kayne Anderson’s closed-end funds. Prior to joining Kayne Anderson in 2004, Mr. McCarthy was global head of energy at UBS Securities LLC and held similar positions at PaineWebber Incorporated and Dean Witter Reynolds. Mr. McCarthy currently serves as a director of the general partner of Plains All American Pipeline LP and Chord Energy. Mr. McCarthy has previously served as a director of several publicly traded energy companies, including Whiting Petroleum (Chairman), Range Resources Corporation, ONEOK, Inc., Emerge Energy Services LP and K-Sea Transportation Partners LP. Mr. McCarthy earned a B.A. in Economics and Geology from Amherst College in 1981 and an M.B.A. in Finance from the Wharton School at the University of Pennsylvania in 1984.
MR. MCCARTHY IS WELL QUALIFIED TO SERVE AS A MEMBER OF OUR BOARD DUE TO HIS ENERGY FINANCE, ACCOUNTING AND INVESTMENT EXPERIENCE.

Kevin S. McCarthy AGE: 64 DIRECTOR SINCE: 2017

Mr. Munfa was appointed to our board of directors in February 2022. Mr. Munfa is a Senior Managing Director in the Private Equity group at Blackstone. Since re-joining Blackstone in 2011, Mr. Munfa focuses on investments in the midstream and transmission sectors. Mr. Munfa has played an integral role in the execution of Blackstone’s investments in Cheniere, Cliff Swallow, Custom Truck One Source, EagleClaw Midstream, Grand Prix, Global Offshore Wind, GridLiance, Permian Highway Pipeline, Rover, Sabre and Power Grid Components. Mr. Munfa serves as a director of Sabre and Custom Truck One Source. and previously served as a director of BCP Raptor Holdco GP, LLC from June 2017 until February 2022. From 2006 to 2009, Mr. Munfa was an Analyst with Blackstone’s Private Equity group, where he was involved in the analysis and execution of private equity investments in energy and other industries. He began his career in 2004 as an Analyst in Blackstone’s Restructuring & Reorganization group. Mr. Munfa received an A.B. in Economics from Harvard College and an M.B.A. from the Stanford Graduate School of Business, where he graduated as an Arjay Miller Scholar.
MR. MUNFA IS WELL QUALIFIED TO SERVE AS A MEMBER OF OUR BOARD DUE TO HIS ENERGY FINANCE AND INVESTMENT EXPERIENCE.

John-Paul (JP) Munfa AGE: 42 DIRECTOR SINCE: 2022

Kinetik Holdings Inc.	6	2024 Proxy Statement

Mr. Ordemann was appointed to the Board of Directors in April 2024. Mr. Ordemann has thirty-eight years of energy industry experience, including twenty-five years focused on natural gas gathering and processing, natural gas transmission, natural gas liquids, crude oil, refined products, and petrochemicals. From 1999 until his retirement in late 2019, Mr. Ordemann held numerous executive positions in commercial and business development at Enterprise Products Partners L.P. (“Enterprise”) and its affiliates, including serving as an Executive Vice President. Mr. Ordemann was also responsible for Enterprise’s engineering, operations, environmental, health, and safety functions and supply chain management activities from 2007 through 2012. Prior to joining Enterprise, he held senior positions in operations, engineering and commercial areas for Shell Midstream Enterprises, LLC and Tejas Natural Gas Liquids, LLC. Mr. Ordemann previously served on the boards of the general partner of Oiltanking Partners, L.P. and GPA Midstream Association, where he was both vice chairman and chairman. He holds a BS degree in Chemical Engineering from Virginia Tech.
MR. ORDEMANN IS WELL QUALIFIED TO SERVE ON OUR BOARD DUE TO HIS EXTENSIVE OPERATIONAL AND FINANCIAL EXPERIENCE IN THE MIDSTREAM ENERGY INDUSTRY.

William Ordemann AGE: 63 DIRECTOR SINCE: 2024

Ms. Sugg was appointed to our board of directors in February 2022 and subsequently appointed as Lead Independent Director. Ms. Sugg is a retired executive of ConocoPhillips. Prior to her retirement in 2010, she held diverse global and domestic roles leading multiple divisions including the Australasia, Midstream, and Global Gas Divisions, as well as serving as the VP Human Resources Upstream. Additionally, she held management positions across the company in Engineering and Operations, Corporate and Strategic Planning, Mergers and Acquisitions, Treasury, and Marketing. Ms. Sugg currently serves on two other public company boards, Public Service Enterprise Group and Murphy Oil. Ms. Sugg served as a director of BCP GP from December 2020 until February 2022. She previously served as an independent director for The Williams Companies, Denbury Resources, and Mariner Energy. Ms. Sugg has a B.S. in Chemical Engineering from Oklahoma State University and has completed numerous advanced management and board of director education programs. She is a member of G100 Board Excellence and National Association of Corporate Directors.
MS. SUGG’S BROAD BACKGROUND IN THE ENERGY INDUSTRY AND SERVICE AS A DIRECTOR ON VARIOUS PUBLIC COMPANY BOARDS BRINGS EXPERTISE IN THE ENERGY INDUSTRY, OPERATIONAL AND CORPORATE MATTERS. AMONG OTHER QUALIFICATIONS, SHE BRINGS TO THE BOARD SPECIFIC EXPERIENCE IN SENIOR LEADERSHIP, HUMAN CAPITAL MANAGEMENT, REGULATORY AND FINANCIAL MATTERS.

Laura A. Sugg AGE: 63 DIRECTOR SINCE: 2022

Kinetik Holdings Inc.	7	2024 Proxy Statement

Mr. Welch has served as our Chief Executive Officer and President and as a member of our board of directors since February 2022. Prior to February 2022, he served as President, Chief Executive Officer and Chief Financial Officer of BCP Raptor Holdco GP, LLC, a position he held since May 2021. From April 2019, he was President and CEO and before then was President and CFO. Prior to February 2022, he served as director of BCP Raptor Holdco GP, LLC, the general partner of BCP since June 2017. Mr. Welch has served as a Senior Advisor to Blackstone Energy Transition Partners since July 2016. Prior to joining Blackstone and BCP GP, he was the Group Chief Financial Officer and Head of Business Development for the Energy Transfer Equity, L.P. (“ETE”) family from June 2013 to February 2016. Mr. Welch also served on the board of directors of ETE, Energy Transfer Partners and Sunoco Logistics. Before joining ETE, Mr. Welch was Head of the EMEA Investment Banking Department and Head of the Global Energy Group at Credit Suisse. He was also a member of the Investment Banking Division Global Management Committee and the EMEA Operating Committee. Mr. Welch joined Credit Suisse First Boston in 1997 from Lehman Brothers Inc. in New York, where he was a Senior Vice President in the global utilities and project finance group. Prior to that he was an attorney in New York with Milbank, Tweed, Hadley & McCloy and a barrister and solicitor with Minter Ellison in Melbourne, Australia. Mr. Welch received a Bachelor of Law and a Diploma of Legal Practice from Queensland University of Technology.
MR. WELCH’S SERVICE AS A CEO, PRIOR PUBLIC COMPANY EXECUTIVE EXPERIENCE AND EXTENSIVE EXPERIENCE MANAGING AND OVERSEEING INVESTMENTS PROVIDES HIM WITH EXPERIENCE IN THE FINANCIAL AND OPERATIONAL RISKS OF AN ENERGY COMPANY. HE IS WELL QUALIFIED TO SERVE ON OUR BOARD DUE TO THIS EXTENSIVE EXPERIENCE IN THE MIDSTREAM ENERGY INDUSTRY.

Jamie Welch AGE: 57 DIRECTOR SINCE: 2022

VOTE
The Board recommends that you vote “FOR ALL NOMINEES” for the election of directors.
Board Diversity
Each year, our Governance Committee will review, with the Board, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates, our Governance Committee may consider factors including, without limitation, an individual’s judgment, skill, diversity of backgrounds, skills and experiences, independence under applicable standards, experiences with businesses and other organizations of comparable size, the interplay of the individual’s experiences with the experience of other directors, and the extent to which the individual would be a desirable addition to the Board and any committees of the Board.

Kinetik Holdings Inc.	8	2024 Proxy Statement

The matrix below outlines the diverse set of skills and expertise represented on the Company’s Board:

Knowledge, Skills and Experience

Public Company Board Experience / Governance Experience serving as a public company director; demonstrated understanding of current corporate governance standards & best practices in public companies.	●		●			●	●	●	●	●	●
Senior Leadership Experience “C-Suite” experience with a public company or senior leadership experience within a large/complex organization.	●		●		●	●	●	●	●	●	●
M&A / Business Development Experience evaluating, structuring, & executing business combinations, key acquisitions & large capital projects & developing long-term commercial strategies.	●	●	●	●	●	●	●	●	●	●	●
Finance / Capital Management Understanding of financial statements & performance, financial strategy, & capital markets.	●	●	●	●	●	●	●	●	●	●	●
Accounting Understanding of, & experience with financial disclosure requirements, internal controls, & financial reporting processes.	●		●	●	●	●	●	●			●
Risk Management Experience in identifying, overseeing, managing & mitigating key risks, strategic planning, or compliance.	●	●	●	●	●	●	●	●	●	●	●
Environmental / Sustainability Informed on matters related to environmental stewardship & sustainability & their relationship to the Company’s business & strategy.	●	●	●	●	●			●	●	●	●
Industry Experience Experience in the Company’s business & industry, including key challenges, opportunities, & the competitive environment.	●	●	●	●	●	●	●	●	●	●	●
Operations / Engineering Experience developing & implementing operating plans & technical strategy & familiarity with system operations.								●	●	●	●
Human Capital Experience in recruiting, retaining, & developing key talent, experience with executive compensation & alignment compensation programs with shareholder interests.	●		●		●	●	●	●	●	●	●
Investor Relations Experience understanding shareholder concerns & perceptions.	●		●	●		●	●	●	●	●	●
Government Relations / Regulatory Experience with government relations, regulatory matters, & public policy issues.	●		●		●		●	●	●	●	●
Technology / Cybersecurity Experience in information security, data privacy, cybersecurity, or use or development of technology to facilitate business operations.	●									●

Kinetik Holdings Inc.	9	2024 Proxy Statement

Director Service on Other Boards
The Board believes that director service on other company boards contributes valuable experience and perspective to the Kinetik Board. However, the Board also expects each director to devote sufficient time to effectively fulfill such director’s duties as a director of Kinetik. In evaluating director nominees, our Governance Committee considers, among other things, the number of other public company boards on which the nominee serves. The Company’s Corporate Governance Guidelines provide that no director may serve on the board of directors of more than three other public companies, unless otherwise determined by the Board upon review of a director’s commitments. Additionally, no member of the Board’s Audit Committee may serve simultaneously on the audit committee of more than three public companies (including the Company’s Audit Committee) without the Board’s prior approval. The Company’s Corporate Governance Guidelines additionally provide that in advance of accepting an invitation to serve on another public company board, directors should advise the Chair of the Board and the Chair of the Governance Committee to allow an assessment to be made of, among other things, the potential impact of such service on the director’s time and availability, potential conflict of interest issues and the director’s status as an independent director.
Director Independence
The majority of the members of the Board at any given time must qualify as independent under New York Stock Exchange (“NYSE”) rules. The Board has undertaken a review of the independence of each of our director nominees and has determined that each of D. Mark Leland, Kevin S. McCarthy, Laura A. Sugg, Deborah L. Byers, David I. Foley, JP Munfa, William Ordemann, Elizabeth P. Cordia, Michael Kumar and Jesse Krynak are independent under the Company’s Corporate Governance Guidelines and the applicable NYSE listing standards and SEC rules. Joseph Payne and Ronald Schweizer, who served as directors for a portion of fiscal year 2023, were also independent under the Company’s Corporate Governance Guidelines and the applicable NYSE listing standards and SEC rules. The Board has also determined that all members of each of our Audit Committee, Compensation Committee, and Governance Committee are independent and satisfy the relevant SEC and NYSE independence requirements for service on such committees.
Reporting of Concerns to Independent Directors
Anyone who has concerns about the Company may communicate those concerns to the independent directors, including our Lead Independent Director. Such communication should be mailed to the Company’s corporate secretary at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056-5748, and the corporate secretary will review these communications and forward any such communications that they determine bear substantively on the business, management, or governance of the Company to the independent directors.

Kinetik Holdings Inc.	10	2024 Proxy Statement

Board Leadership Structure and Role in Risk Oversight
Board Leadership Structure
The roles of Chair of the Board and Chief Executive Officer are currently separated, which we believe aids in the Board’s oversight of management, supported by strong independent committee chairs. The Stockholders Agreement provides Blackstone with the right to designate one of its director designees as the non-executive chairperson of the Board until the earlier of December 31, 2024 and such time as Blackstone and its affiliates are no longer entitled to designate directors under the Stockholders Agreement. The Board believes it is in the best interests of the Company and its stockholders for the Board to have flexibility in determining the Board leadership structure of the Company and believes the current structure enhances corporate governance and allows each of our Chair and our Chief Executive Officer to remain focused on their distinct roles, which, for the Chair, primarily involves Board and corporate governance and, for the Chief Executive Officer, primarily involves day-to-day management leadership and implementing our corporate strategy. The Board regularly reviews all aspects of its governance profile, including the Board leadership structure, taking into account the Company and its needs, legislative and regulatory developments, and corporate governance trends, among other things, and will make changes as it deems appropriate.
Lead Independent Director
The Board believes that a strong Lead Independent Director complements the role of the Chair and CEO, enhances the significant contributions of our directors not affiliated with Blackstone or I Squared (the “Non-Affiliated Directors”) and promotes confidence in our governance structure. Our Lead Independent Director is designated annually by the Board and such position’s duties include (i) meeting independently with the Non-Affiliated Directors, as needed, (ii) consulting on meeting agendas for the Board and meeting schedules, as appropriate, and (iii) ensuring they are available for consultation and direct communication with the Company’s major stockholders upon request. In 2023, the Board designated Laura Sugg as Lead Independent Director.
Board Role in Risk Oversight
The full Board oversees the Company’s risk management, while Company management is responsible for the day-to-day management of risk. To assist it in this oversight role, the Board’s committees are assigned oversight responsibility for certain matters relating to the risks inherent in the committees’ respective areas of oversight, with each committee regularly reporting and making recommendations to the full Board. Risk oversight responsibilities for our Board and its committees are delegated as set forth below:
•Audit Committee: Oversees the enterprise risk management program and reviews with management the guidelines and policies governing the process by which senior management of the Company assess and manage the Company’s exposure to risk and discusses with management (and, if appropriate, the independent auditor) the Company’s major financial risk exposures, information security and cybersecurity risks and the steps management has taken to monitor and control such exposures. Resolves potential conflicts of interest, in connection with certain related-party transactions, including transactions between the Company or any of its subsidiaries, on the one hand, and Blackstone, I Squared or Apache or their respective subsidiaries, on the other hand, in accordance with the related-party transaction policies adopted by our Board.
•Compensation Committee: Reviews the executive compensation program to ensure it does not encourage excessive risk-taking; oversees human capital management; reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and sustainability priorities and the Company’s compensation arrangements; and reviews our executive compensation and incentive compensation plans to ensure we have appropriate practices in place to support the retention and development of the talent necessary to achieve our business goals and objectives.
•Governance Committee: Develops and recommends to the Board a code of conduct and ethics for the Company’s directors, officers, and employees (if any) dealing with such matters as the ethical conduct of the Company’s business and the prohibition of conflicts of interest for directors, officers, and employees. The Governance Committee is also responsible for

Kinetik Holdings Inc.	11	2024 Proxy Statement

ensuring refreshment of Board members who have the appropriate skills and experiences, including with regard to risk management issues. Further, the Governance Committee reviews and provides oversight of risks related to the Company’s strategy, initiatives, policies and practices on corporate governance, environmental, health and safety, corporate social responsibility, sustainability, and other related environmental, social or governance policy matters that are significant to the Company.
Our Board receives regular updates and recommendations from the committees about these activities, and reviews additional risks not specifically within the purview of any particular committee and risks of a more strategic nature, including operational risks. In addition to the oversight provided by our full Board, its committees, executive officers, and the members of our management team, our independent directors hold regularly-scheduled executive sessions as often as they deem appropriate. These executive sessions provide an additional avenue through which the Board monitors the Company’s risk exposure and policies regarding risk management. The Chairman presides over all executive sessions.
The Company believes that this structure and division of responsibility is the most effective way to monitor and control risk.
Board Role in Cybersecurity Oversight
Our Board has delegated the responsibility for overseeing cybersecurity risk to our Audit Committee who oversees management’s assessment and management of cybersecurity risk. The employee-led Cybersecurity Governance Committee and Cybersecurity Risk Committee oversee the Company’s cybersecurity initiatives. Management delivers a quarterly update to the Audit Committee to discuss cybersecurity matters such as the effectiveness of the Company’s cybersecurity strategy and ensuring alignment with business objectives. A cybersecurity dashboard is used to share metrics and matters to the Audit Committee. The cybersecurity dashboard also includes commentaries on risk exposure and materiality, if any, as they relate to cybersecurity.

Kinetik Holdings Inc.	12	2024 Proxy Statement

Sustainability
At Kinetik, we believe that integrating environmental, safety, governance and responsible corporate practices into our business decisions is essential to creating value for our stakeholders, including our stockholders, lenders, customers, employees, business partners, regulators and citizens in the communities where we live and operate. Operational safety and environmental stewardship are top priorities at Kinetik, and we require a commitment from all employees and business partners to operate in a safe, reliable and environmentally sound manner.
We released our third sustainability report in July 2023, which provides a transparent and comprehensive review of Kinetik’s progress towards advancing a safer, cleaner and more reliable energy future, building a culture that fosters fairness and inclusivity, and investing in the communities in which we operate. We are committed to demonstrating transparency with our sustainability reporting and disclosures as we seek to align our sustainability report methodologies with market and industry best practices, stakeholder requests, and key environmental, social and governance topics identified in our materiality analysis. Our most recent sustainability report was prepared in reference to the Global Reporting Initiative (GRI) Standards, the Sustainability Accounting Standards Board (SASB) and the Energy Infrastructure Council (EIC) / GPA Midstream Association reporting template. Please visit https://www.kinetik.com/sustainability to access our most recent sustainability report which provides a transparent and comprehensive review of Kinetik’s sustainability practices, initiatives, and achievements. The inclusion of this Internet address is for information purposes only, and no information found and/or provided at such internet address, contained on the Company’s website in general, or included in our sustainability report is intended or deemed to be incorporated by reference in this proxy statement. Additional context on Kinetik’s sustainability strategy, targets and results for fiscal year 2023 will be detailed in our 2023 Sustainability Report, expected to be published mid-year. Some highlights of our sustainability efforts appear below.

Environmental
Commitment to Reducing Emissions
•Reduced Kinetik’s combined Scope 1 and 2 methane intensity between 2022 and 2023.
•Sourced over 50% of Kinetik’s purchased electric power used in operations from renewable sources in 2022 and continued to source renewable energy in our operations in 2023.
•In 2023, we continued our partnership with Tachyus, employing their Aurion software platform to enhance our capabilities in tracking and reporting greenhouse gas emissions.
•In 2023, we converted seven facilities from natural gas driven pneumatics to instrument air, resulting in significant reductions in our methane emissions.
•In 2023, we continued evaluating and implementing voluntary enhanced leak detection and repair measures designed to minimize methane leaks from our operations through the deployment of a dedicated LDAR SWAT team, the continued operation of continuous emissions monitoring OGI cameras at certain facilities, installation of next generation continuous emissions monitoring sensors, and by performing regular aerial emissions monitoring surveys of our facilities.
•In 2023, we expanded the utilization of electric compression across the Company’s system to reduce Scope 1 greenhouse gas emissions from our operations. The Company was also awarded a New Technology Implementation Grant from the Texas Commission on Environmental Quality and Texas Emission Reduction Plan to install additional electric compression in 2024.
•In 2024, we continue to focus on exploring and implementing new technologies and best practices to achieve further reductions in our greenhouse gas emissions.

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Environmental (continued)
Environmental Stewardship
•100% of the Company’s debt capital structure is directly linked to sustainability performance targets. Please visit the Company’s website to access our most recent sustainability linked financing framework.
•Since 2022, we have incorporated strategically aligned greenhouse gas emissions-related metrics into Kinetik’s executive compensation program and employee at-risk pay program.
•In 2023, we further strengthened our sustainability efforts by establishing the New Energy Ventures role within our team. Under the leadership of a Senior Vice President of Crude, Water, and New Energy Ventures, this team is dedicated to assessing bolt-on opportunities that can drive economic growth while promoting sustainability, such as carbon capture, utilization, and storage (CCUS), as well as carbon-neutral power generation.

Social
Focus on Safety
•Completed over 8,700 hours of EHS focused training for field employees in 2023.
•In 2023, we saw the full implementation and impact of the employee Kinetik Safety Committee, as it played a pivotal role in bolstering our safety performance and fostering a culture of safety across the company.
•Finished 2023 with a Total Recordable Incident Rate (TRIR) of 0.64, reflecting an 83% improvement compared to 2022.

Support For Our Employees and Communities
•In 2023, employees dedicated over 500 hours to local community projects through Kinetik’s employee volunteer program, nearly doubling volunteer hours from 2022.
•In 2023, contributed over $1,200,000 to local community causes and charitable organizations, more than tripling contributions made in 2022.
•Continued to match employee contributions to the Kinetik Cares Foundation which provides assistance to employees and their immediate family members impacted by unexpected life events.

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Governance
Engaged in Strong Corporate Governance Practices
•All of our directors are elected on an annual basis.
•Our Corporate Governance Guidelines limit the number of other public company boards on which our directors may serve and require directors to notify the Governance Committee before accepting an invitation to serve on additional public company boards.
•We do not have any super-voting shares, meaning each share of our Class A and Class C Common Stock is entitled to one vote.
•Our bylaws allow stockholders to act by written consent and for stockholders beneficially owning at least 10% of the Company’s stock to call a special meeting.
•We regularly refresh our Board committee charters, Corporate Governance Guidelines, Code of Business Conduct, and other governance documents.
•The Board and its committees conduct annual self-evaluations.
•We have adopted insider trading, anti-hedging, and anti-pledging policies and have implemented significant stock ownership guidelines for our directors and executive officers.
•We hold regular, frequent meetings of independent directors in executive session without management present.
•Our Governance Committee regularly assesses the skills, composition and evolving needs of the Board and seeks to balance the membership as a part of its annual nomination process.
•In 2023, the compensation program tied 20% of all salaried employees’ at-risk pay, including executives, to the achievement of specific sustainability goals related to emissions and safety.

Focus on Inclusivity and Independence
•Ten of our eleven Board members (or 91% of our Board) are independent under NYSE rules. All members of our Board committees are independent directors.
•Separate Chair, CEO and Lead Independent Directors with clearly defined roles.
•Board leadership is gender diverse: Two of our three Board committees are chaired by women.
•Three of our directors identify as women and two directors identify as members of racial/ethnical groups that are historically underrepresented in our industry.
•Have increased female representation in corporate officer positions to approximately 18% since 2021, with a target of 20% pursuant to our sustainability linked financing framework.

The Board and its committees, namely the Governance Committee, provides governance and oversight of the risks related to strategy, initiatives, policies, and practices on corporate governance, environmental, health and safety, corporate social responsibility, sustainability, and other related matters. Our executive committees help to provide strategic development of our sustainability program and goals and include our CEO Oversight Committee and an Executive Oversight Committee. Our Vice President of Sustainability provides coordination of sustainability initiatives within the Company, and our employee-led Sustainability Working Committee leads the day-to-day implementation of our sustainability program and its targets.

Kinetik Holdings Inc.	15	2024 Proxy Statement

Anti-Hedging and Pledging Policy
All of our directors, officers, employees and consultants that are aware of certain material, non-public information are subject to our Insider Trading Policy. Our Insider Trading Policy, among other things, discourages all hedging or monetization transactions, whether direct or indirect, involving the Company’s securities, as well as all transactions involving derivative securities, whether or not entered into for hedging or monetization purposes. Furthermore, under our Insider Trading Policy, any person who receives material, non-public information cannot enter into a corresponding or hedging transaction, or alter an existing corresponding or hedging position with respect to the securities to be bought or sold under a Rule 10b5-1 Plan. Directors, officers, employees and consultants are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan, without obtaining preclearance from the General Counsel.
Standing Committees and Meetings of the Board
The standing committees of our Board include an Audit Committee, a Compensation Committee, and a Governance Committee. Actions taken by these committees are reported to our Board at the next Board meeting. During 2023, the Board held 8 meetings, and each of the Company’s continuing directors who were then-serving attended or participated in all regularly scheduled meetings of our Board and committees of which they were a member. Our Corporate Governance Guidelines provide that directors are encouraged to attend our annual stockholder meetings, and all of our then-serving directors attended our 2023 Annual Meeting of Stockholders.

Committee

Name	Board	Audit	Compensation	Governance

Deborah L. Byers	✓	●		●
Elizabeth P. Cordia	✓
David I. Foley	✓		●
D. Mark Leland	✓	●		●
Kevin S. McCarthy	✓	●	●
John-Paul (JP) Munfa	✓
Jesse Krynak	✓
William Ordemann	✓	●		●
Michael Kumar	✓
Laura A. Sugg	✓		●	●
Jamie Welch	✓
● Chairperson        ● Committee Member

Kinetik Holdings Inc.	16	2024 Proxy Statement

Table of Contents
Audit Committee
The Audit Committee assists the Board in fulfilling its oversight responsibility relating to:
•the integrity of the Company’s financial statements, accounting and financial reporting processes, and systems of internal controls over accounting and financial reporting;
•the Company’s compliance with legal and regulatory requirements;
•the independent auditor’s qualifications, independence, and performance, including having sole authority for appointment, compensation, oversight, evaluation, and termination;
•the performance of the Company’s internal audit function;
•the report of the Audit Committee required by the rules of the Securities and Exchange Commission (“SEC”), as included in this proxy statement; and
•the fulfillment of the other responsibilities set out in its charter.
As described more fully above in “Board Leadership Structure and Role in Risk Oversight—Board Role in Risk Oversight,” the Audit Committee is also tasked with reviewing the guidelines and policies governing the process by which both the senior management and the relevant departments of the Company assess and manage the Company’s exposure to risk. In addition, the Audit Committee oversees the Company’s major financial risks, including hedging exposure, and information security and cybersecurity risks and the steps management has taken to monitor and control such exposures.
As described more fully below in “Policies with Respect to Related Party Transactions,” the Audit Committee also resolves potential conflicts of interest in connection with certain related-party transactions, including transactions between the Company or any of its subsidiaries, on the one hand, and Blackstone, I Squared or Apache or their respective subsidiaries, on the other hand.
During the year ended December 31, 2023, the Audit Committee held four meetings. The Board has determined that each of Deborah L. Byers, chairperson of the Audit Committee, and D. Mark Leland qualify as an audit committee financial expert, as defined under SEC rules. The Board has determined that each of Deborah L. Byers, D. Mark Leland, Kevin S. McCarthy and William Ordemann is “independent” under the SEC and NYSE rules. Laura A. Sugg also served on the Audit Committee from January 1, 2023 until April 2, 2024 and was determined to be “independent” under SEC and NYSE rules.
Compensation Committee
The Compensation Committee’s principal functions include:
•reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives, and determining and recommending to the Board for approval the remuneration (if any) of our Chief Executive Officer based on such evaluation;
•reviewing and recommending to the Board for approval on an annual basis the compensation of all of our other officers;
•reviewing on an annual basis our executive compensation policies and plans;
•reviewing and approving any new hire, severance or termination arrangements to be made with any executive officer;
•assisting management in complying with our proxy statement and annual report disclosure requirements;
•approving all special perquisites, special cash payments, and other special compensation and benefit arrangements for our officers and employees;

Kinetik Holdings Inc.	17	2024 Proxy Statement

•if required, producing a report on executive compensation to be included in our annual proxy statement; and
•reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.
The Compensation Committee charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel, or other adviser and will have sole authority over the appointment, compensation, and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel, or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the NYSE and SEC.
The Compensation Committee may form subcommittees for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Compensation Committee shall not delegate to a subcommittee any power or authority required by any law, regulation, or listing standard to be exercised by the Compensation Committee as a whole.
The Chief Executive Officer may make, and the Compensation Committee may consider, recommendations to the Compensation Committee regarding the Company’s compensation and employee benefit plans and practices, including its executive compensation plans, its incentive-compensation and equity-based plans with respect to executive officers (other than the Chief Executive Officer), and the Company’s director compensation arrangements.
During the year ended December 31, 2023, the Compensation Committee held five meetings. The Compensation Committee consists solely of independent directors as defined under and required by the NYSE rules and “non-employee directors” under Section 16 of the Exchange Act.
Governance and Sustainability Committee
The Governance Committee is responsible for, among other things:
•establishing criteria for the selection of potential directors;
•recommending to the Board the slate of director nominees submitted to the stockholders for election at each annual meeting and proposing qualified candidates to fill vacancies on the Board;
•overseeing the annual evaluation of the Board, its committees and management;
•recommending committee membership, including a chairperson, for each committee;
•preparing and recommending to the Board the appropriate corporate governance guidelines and Code of Business Conduct and overseeing the Company’s overall corporate governance; and
•reviewing and overseeing the Company’s strategy, initiatives, policies, and practices on corporate governance, environmental, health and safety, corporate social responsibility, sustainability, including the annual sustainability report, and other related policy matters.
The Governance Committee considers director nominee recommendations from executive officers of the Company, independent members of the Board, and stockholders of the Company, as well as recommendations from other interested parties. The Governance Committee may also retain an outside search firm to assist it in finding appropriate nominee candidates. The Governance Committee will consider recommendations of potential director candidates from stockholders based on the same criteria as a candidate identified by any other source. Stockholders may submit such a recommendation by sending a letter to the Company’s corporate secretary (at the address for submitting stockholder proposals and nominations set forth under the heading Future Stockholder Proposals and Director Nominations below). Stockholder recommendations for director nominees received by the Company’s corporate secretary are forwarded to the Governance Committee for consideration.

Kinetik Holdings Inc.	18	2024 Proxy Statement

Our Corporate Governance Guidelines contain criteria that apply to nominees recommended by the Governance Committee for positions on our Board. Under these criteria, the Governance Committee considers the following, among other things, in recommending new nominees or the re-election of directors to the Company’s Board and its committees members of our Board:
•High personal and professional ethics, integrity and values;
•Commitment to representing the long-term interests of the Company and its stockholders;
•Expertise and perspective needed to govern the business and strengthen and support senior management;
•Diversity of background, skills and experiences that will balance our Board and provide appropriate oversight of our business and strategy;
•Willingness to commit the required time to serve as a Board member, including service on other public company boards pursuant to the Company’s Corporate Governance Guidelines;
•Ability to constructively participate in discussions, with the capacity to quickly understand and evaluate complex and diverse issues;
•Dedication to the highest health, safety, governance and environmental standards;
•Supportive of management, but independent, objective, and willing to question and challenge both openly and in private exchanges; and
•Represent the interests of all stockholders.
Subject to the Stockholders Agreement, all decisions to recommend the nomination of a new nominee for election to the Board or for the re-election of a director are within the sole discretion of the Governance Committee. All director candidates are evaluated, and the decision of whether or not to nominate a particular candidate is made, based solely on Company- and work-related factors.
For information regarding the experiences, qualifications, attributes, and skills of the current members of our Board, please see “Proposal 1. Election of Directors—Board Diversity.”
During the year ended December 31, 2023, the Governance Committee held four meetings.
Committee Charters
Charters for the Audit, Compensation and Governance Committees of the Board, along with the Corporate Governance Guidelines, each as amended from time to time, are available on the Company’s website, www.kinetik.com. Our Code of Business Conduct, which meets the requirements of a code of ethics under applicable SEC regulations and NYSE corporate governance requirements, also is available on the Company’s website. You may request printed copies of any of these documents by writing to the Company’s corporate secretary at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056-5748.
Board and Committee Evaluations
Our Board recognizes that a thorough evaluation process is an important element of corporate governance and enhances our Board’s effectiveness. Therefore, each year, the Board Chair and the Chair of each standing committee request that the directors provide their assessment of the effectiveness of the full Board and each of the committees on which they serve. The responses are organized and summarized and provided to each Chair for review and discussion at the next scheduled meeting. Each year the Governance Committee also evaluates the adequacy of the evaluation process.

Kinetik Holdings Inc.	19	2024 Proxy Statement

Report of the Audit Committee
The following report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act or the Securities and Exchange Act of 1934, as amended.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023, with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Members of the Audit Committee
Deborah L. Byers
D. Mark Leland
Kevin S. McCarthy
Laura A. Sugg

Kinetik Holdings Inc.	20	2024 Proxy Statement

Securities Ownership and Principal Holders
The following table sets forth, as of April 1, 2024, the beneficial ownership of the Company’s Class A Common Stock and Class C Common Stock of (i) each director of the Company, (ii) the Company’s named executive officers for fiscal year 2023, as defined herein, (iii) all directors and executive officers of the Company as a group and (iv) each person known to us to be the beneficial owner of more than 5% of our outstanding Common Stock. The table also sets forth the combined voting power of each of the foregoing based on the number of shares of Class A Common Stock and Class C Common Stock held by such person as of April 1, 2024. All ownership information is based upon filings made by those persons with the SEC and upon information provided to the Company.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting Common Stock beneficially owned by them.
As of April 1, 2024, there were 59,712,487 shares of our Class A Common Stock and 93,942,788 shares of our Class C Common Stock outstanding. Unless otherwise noted, the business address of each of the directors and executive officers in this table is 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056.

	Class A Common Stock		Class C Common Stock		Combined Voting Power(6)(7)

Name	Number	%	Number	%	Number	%

5% Stockholders:
Blackstone Inc.(1)	15,764,921	26.44%	65,542,490	69.77%	77,460,158	50.41%
I Squared Capital(2)	6,597,350	11.05%	27,489,164	29.26%	32,485,647	21.14%
Directors and Named Executive Officers:
Jamie Welch(3)	3,567,496	5.93%	798,320	*	4,341,427	2.83%
Deborah L. Byers	7,855	*	—	—	7,855	*
Elizabeth P. Cordia	—	—	—	—		—
David I. Foley	—	—	—	—		—
Jesse Krynak	—	—	—	—	—	—
Michael Kumar	—	—	—	—	—	—
D. Mark Leland	16,114	*	—	—	16,114	*
Kevin S. McCarthy	99,869	*	—	—	99,869	*
John-Paul (JP) Munfa	—	—	—	—	—	—
William Ordemann	413	*	—	—	413	*
Laura A. Sugg	56,757	*	—	—	56,757	*
All directors and executive officers as a group (15 persons)(5)	4,905,330	8.21%	798,320	*	5,703,650	3.71%
* Less than 1%.
(a)Consists of (i) 10,255,246 shares of Class A Common Stock, 56,421,146 shares of Class C Common Stock and 3,312,308 shares of Class A Common Stock issuable upon settlement of rights to receive re-issued shares pursuant to the Consideration Allocation Rights Agreement, dated as of February 22, 2022, with BCP Aggregator, BX Permian, ISQ and certain other parties listed on the signature pages thereto (“Consideration

Kinetik Holdings Inc.	21	2024 Proxy Statement

Allocation Rights”) held by BX Aggregator and (ii) 1,657,909 shares of Class A Common Stock, 9,121,326 shares of Class C Common Stock and 534,945 shares of Class A Common Stock issuable upon settlement of Consideration Allocation Rights held by BX Permian and (iii) 4,513 shares of Class A Common Stock held by Harvest Fund Advisors LLC, an indirect subsidiary of Blackstone (“HFA”), which shares are held by funds and accounts managed by HFA in the ordinary course of its business. BCP VII/BEP II Holdings Manager L.L.C. (“Holdings Manager”) is the general partner of each of BX Aggregator and BX Permian. Blackstone Energy Management Associates II L.L.C. and Blackstone Management Associates VII L.L.C. are the managing members of Holdings Manager. Blackstone EMA II L.L.C. is the sole member of Blackstone Energy Management Associates II L.L.C. BMA VII L.L.C. is the sole member of Blackstone Management Associates VII L.L.C. Blackstone Holdings III L.P. is the managing member of each of BMA VII L.L.C. and Blackstone EMA II L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. Blackstone is the sole member of Blackstone Holdings III GP Management L.L.C. and indirectly controls HFA, an indirect subsidiary of Blackstone, through one or more subsidiaries. The sole holder of the Series II preferred stock of Blackstone is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. The address of the principal business office of each of the entities described in this footnote is c/o Blackstone Inc., 345 Park Avenue, New York, NY 10154.
(b)Consists of (i) 4,996,483 shares of Class A Common Stock, (ii) 27,489,164 shares of Class C Common Stock and (iii) 1,600,867 shares of Class A Common Stock issuable upon settlement of Consideration Allocation Rights held by ISQ. ISQ Global Fund II GP, LLC (“Fund II GP”) is the general partner of the members of the indirect owners of ISQ and, in such capacity, exercises voting and investment power over the securities directly held by ISQ. I Squared Capital, LLC is the sole member of Fund II GP. ISQ Holdings, LLC is the managing member of I Squared Capital, LLC. Each of Sadek Magdi Wahba, Gautam Bhandari and Adil Rahmathulla is a member of ISQ Holdings, LLC but, in reliance on the “rule of three”, disclaim beneficial ownership over the shares of Class A Common Stock reported as beneficially owned by Fund II GP, I Squared Capital, LLC and ISQ Holdings, LLC. The address of the principal business office of each of the entities describes in this footnote is c/o ISQ Global Fund II GP, LLC, 600 Brickell Avenue, Penthouse, Miami, Florida 33131.
(c)Includes 3,540,748 shares of Class A Common Stock and 24,488 shares of Class A Common Stock issuable upon settlement of Consideration Allocation Rights held by Jamie Welch, 1,434 shares of Class A Common Stock held in Jamie Welch’s spouse’s individual retirement account and 925 shares of Class A Common Stock held in Jamie Welch’s 401(k) account.
(d)Includes current directors and executive officers as of April 1, 2024.
(e)This column reflects the combined voting power of the Class A Common Stock and Class C Common Stock held by each identified stockholder as of April 1, 2024. Consideration Allocation Rights represent the right to receive shares of Class A Common Stock held by certain employees of the Company that may be forfeited back to the Company in certain circumstances and reallocated among the holders of the Consideration Allocation Rights. The holders of the Consideration Allocation Rights are not entitled to vote or dispose of the Class A Common Stock underlying such rights unless such Class A Common Stock is forfeited back to the Company and reallocated among the holders of the Consideration Allocation Rights. Because the holders of the Consideration Allocation Rights are not entitled to vote or dispose of the shares of Class A Common Stock underlying such rights, such shares were not included when calculating a holder’s combined voting power.
Policies with Respect to Related Party Transactions
Related Persons Transactions Policy
Under the Company’s Related Persons Transactions Policy adopted by our Board in 2022, management, with the assistance of Kinetik’s Legal Department, is responsible for determining whether a transaction between the Company and a Related Person (as defined below) constitutes an Interested Transaction (as defined below). This determination is based on a review of all facts and circumstances regarding the transaction. Upon determination that a transaction is an Interested Transaction that has not been approved by the full Board, the material facts regarding the transaction are reported to the Audit Committee for its review. The Audit Committee then determines whether to approve, revise, reject, or take other action with respect to the Related Person Transaction.
An “Interested Transaction” under the Company’s Related Persons Transactions Policy is generally a transaction in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a Related Person has a direct or indirect material interest. A “Related Person” is generally any person who is a director or executive officer of the Company, any nominee for director, any stockholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting

Kinetik Holdings Inc.	22	2024 Proxy Statement

securities, and any immediate family member (as defined by the SEC) of any of the foregoing persons. Transactions involving Apache or its subsidiaries are addressed by the Company’s Apache Corporation Related Party Transaction Policy described below.
Apache Corporation Related Party Transaction Policy
In 2022, our Board adopted the Apache Corporation Related Party Transaction Policy (the “Apache RPT Policy”) based upon a policy originally adopted by our Board in connection with the initial business combination. The Apache RPT Policy automatically terminated in March 2024 upon Apache no longer qualifying as a Related Person as defined under the Company’s Related Persons Transactions Policy. Under the Company’s Apache RPT Policy, our management team was required to present the following transactions with Apache to the Audit Committee for review and approval:
•related-party transactions that are not pre-approved under the Apache RPT Policy and involve an aggregate amount paid to or by the Company or its subsidiaries of more than $20 million over the life of the transaction or more than $5 million per calendar year (a “Material Amount”);
•any amendment of, or waiver of any right or remedy under, certain agreements involving the Company, the Company’s subsidiaries, Apache, Apache’s subsidiaries, or certain third parties by the Company or its subsidiaries or any related party acting on behalf of such persons (as opposed to a related party acting on its own behalf), which amendment or waiver involves a Material Amount or, if the amount involved cannot be quantified, could reasonably be expected to have a material and adverse effect to the Company and its subsidiaries, taken as a whole;
•the enforcement, or the failure to enforce, by the Company or its subsidiaries or a related party acting on behalf of the Company or its subsidiaries (as opposed to a related party acting on its own behalf) of any rights or remedies of the Company or its subsidiaries against a related party under any of the agreements described in the immediately preceding bullet that involves a Material Amount or, if the amount involved cannot be quantified, would be material and adverse to the Company and its subsidiaries, taken as a whole; provided that budgeting, contracting, and other operational matters under any such agreements will not be subject to the provisions of this bullet and the immediately preceding bullet; and
•the entry into any gas processing agreement or gas gathering agreement between the Company or any of its subsidiaries and any person other than a related party, or the amendment of any such agreement, that causes a related party to have a right to cause certain amendments to our gas gathering agreement with Apache, the effect of which would involve a reduction in the amounts payable by such related party to the Company or its subsidiaries under such gas gathering agreement, respectively, by a Material Amount.
In connection with each regularly scheduled meeting of the Audit Committee, a summary of each new transaction with Apache or its subsidiaries was provided to the Audit Committee, regardless of whether approval was required under the Apache RPT Policy.
Neither the Company’s Related Persons Transactions Policy nor the Apache RPT Policy limits or affects the application of the Company’s Code of Business Conduct and related policies, which require directors and executive officers to avoid engaging in any activity or relationship that may interfere, or have the appearance of interfering, with the performance of the directors’ or executive officers’ duties to the Company. Such policies require all directors and executive officers to report and fully disclose the nature of any proposed conduct or transaction that involves, or could involve, a conflict of interest and to obtain approval before any action is undertaken.
Certain Business Relationships and Transactions
The Company’s Board has adopted a Code of Business Conduct, which was last revised in August 2023. The Code of Business Conduct prohibits any direct or indirect conflict of interest between any of our directors, officers, or employees and the Company, unless the Company grants its consent. The Code of Business Conduct requires our directors, officers, and employees to inform the Company of any transaction that involves related parties and that may give rise to a conflict of interest. Pursuant to the Amended and Restated Stockholders’ Agreement, dated October 21, 2021, for so long as such agreement remains in effect, certain transactions between the

Kinetik Holdings Inc.	23	2024 Proxy Statement

Company and the stockholders specified therein or their affiliates will require prior approval of 66% or more of the disinterested directors of the Board. The Board reviews transactions to determine whether a transaction impairs the independence of a director, and such determination is documented in the Board’s minutes. The Code of Business Conduct is available on the Company’s website, www.kinetik.com.
Additionally, in accordance with the Related Persons Transactions Policy adopted by our Board, our management team is required to present certain transactions to the Audit Committee for review and approval. For more information, see “Policies with Respect to Related Party Transactions” above.
Transactions Entered Into in Connection With the Transactions
On October 21, 2021, the Company and the Altus Midstream LP, a Delaware limited partnership and subsidiary of the Company (by name change, now known as Kinetik Holdings LP and defined herein as the “Partnership”) entered into a Contribution Agreement with Contributor and, solely for the purposes set forth therein, BCP Raptor Holdco, LP (“BCP”). The transactions contemplated by the Contribution Agreement are referred to herein as the “Transactions.”. On February 22, 2022, pursuant to the Contribution Agreement, Contributor contributed all of the equity interests of BCP and BCP Raptor Holdco GP, LLC, a Delaware limited liability company, the general partner of BCP, to the Partnership in exchange for 50,000,000 Common Units and 50,000,000 shares of Class C Common Stock. In connection with the consummation of the Transactions, the Company and the Partnership changed their names to Kinetik Holdings Inc. and Kinetik Holdings LP, respectively. The Company also entered into several agreements in connection with the Transactions which are described further below.
Amended and Restated Stockholders Agreement
In connection with the closing of the Transactions, the Company entered into the Amended and Restated Stockholders Agreement with Apache, Apache Midstream, Contributor, the BX Holders, ISQ, and for the limited purposes set forth therein, BCP. For a description of the Stockholders Agreement, please see the “General Information” section above. The Amended and Restated Stockholders Agreement terminated with respect to Apache and Apache Midstream following an underwritten secondary offering of shares by Apache Midstream in December of 2023.
Second Amended and Restated Registration Rights Agreement
In connection with the closing of the Transactions, we entered into a Second Amended and Restated Registration Rights Agreement (as amended and restated, the “Registration Rights Agreement”) with Apache Midstream, the BX Holders, ISQ, and Contributor (collectively, with their respective permitted transferees, the “Principal Holders”) and certain individual holders party thereto (the “Existing Holders” and, together with the Principal Holders, the “Holders”).
The Registration Rights Agreement amended and restated the existing Amended and Restated Registration Rights Agreement, dated November 9, 2018, among Altus Midstream Company (“Altus”), Kayne Anderson Sponsor, LLC, and Apache Midstream, and will require the Company to register for resale (i) the private placement warrants (including any shares of Class A Common Stock issued or issuable upon the exercise of such private placement warrants) held by any Existing Holders, (ii) any outstanding shares of Class A Common Stock or any other equity security (including the shares of Class A Common Stock issued or issuable upon the exercise of any other equity security) of the Company owned by any Holder as of the date of the Registration Rights Agreement, (iii) the shares of Class A Common Stock issued or issuable upon the redemption or exchange of any common units representing limited partnership interests (“Common Units”) of the Partnership, and Class C Common Stock owned by any Holder, in each case in accordance with the terms of the Partnership’s partnership agreement, (iv) any shares of Class A Common Stock issued or issuable upon the exercise of any warrants held by Apache Midstream, (v) any other equity security of the Company issued or issuable with respect to any registrable security by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or reorganization, (vi) the shares of Common Stock, if any, issued to Apache Midstream in connection with the earn-out consideration pursuant to the Contribution Agreement dated August 8, 2018 among Altus, the Partnership, Apache Midstream, and the other

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parties thereto, and (vii) any shares of Class A Common Stock issued to any Holder in connection with the Reinvestment Agreement (as defined below). The Registration Rights Agreement terminated with respect to Apache Midstream following an underwritten secondary offering of shares by Apache Midstream in March of 2024.
Dividend and Distribution Reinvestment Agreement
In connection with the closing of the Transactions, we entered into a Dividend and Distribution Reinvestment Agreement (the “Reinvestment Agreement”) with the Partnership, Apache, Apache Midstream, ISQ, the BX Holders, Contributor, and certain other individuals associated with Contributor (collectively, the “Reinvestment Holders”). Under the Reinvestment Agreement, each Reinvestment Holder was obligated to reinvest at least 20% of all distributions on Common Units or dividends on shares of Class A Common Stock in the Company’s Class A Common Stock. For the calendar year 2023, the Audit Committee resolved that 100% of all distributions or dividends received by each Reinvestment Holder would be reinvested in shares of Class A Common Stock. The Reinvestment Agreement terminated automatically on March 8, 2024.
On April 4, 2022, the Company filed a Registration Statement on Form S-3 registering 15,000,000 shares of Class A Common Stock reserved for issuance under the Company’s Dividend Reinvestment Plan (the “Plan”), which provides all other holders of Class A Common Stock the optional right to reinvest all or part of any dividends on shares of Class A Common Stock held by such holder on substantially the same terms as the Reinvestment Holders.
Application of NYSE Corporate Governance Listing Standards
Kinetik is currently considered to be a “controlled company” within the meaning of the NYSE corporate governance rules, as more than 50% of the Company’s voting power is held by an individual, group, or another company. The BX Holders currently own approximately 50.4% percent of our outstanding Common Stock. Under the NYSE listing standards, a controlled company may elect to not comply with certain NYSE corporate governance standards, including the requirements that (i) a majority of the board of directors consist of independent directors, (ii) it maintain a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (iii) it maintain a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (iv) the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees. Even though the BX Holders own more than 50% of our Common Stock, we have not utilized any of these exemptions and others afforded to controlled companies. Consequently, we have endeavored to utilize the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance rules and requirements. If in the future we utilize any of these exemptions, you may not have the same protections.
Our status as a controlled company could make our common stock less attractive to some investors or otherwise harm our stock price.
Transactions with Apache
Midstream Service Agreements
The Company is contracted to provide gas gathering, compression, processing, treating, transmission, and natural gas liquids transmission services pursuant to acreage dedications provided by Apache. In accordance with the terms of these agreements, the Company receives prescribed fees and commodity-based compensation based on the type and volume of product for which the services are provided. The agreements, with the exception of the Alpine High Gas Processing Agreement, are effective for primary terms ranging from approximately ten to 13.8 years and ending between August 31, 2029 and October 31, 2032. The primary terms will automatically extend in accordance with the terms of the contracts unless Apache provides prior written notice of its election not to extend. The Company entered into a new Alpine High Gas Processing Agreement with Apache with an effective date of September 1, 2021, which superseded the prior agreement. The prior referenced contractual periods, except for the effective date of the new Alpine High Gas Processing Agreement, remain unchanged. For the year ended December 31, 2023, Kinetik received $100.0 million from Apache related to the midstream service agreements.

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Lease Agreements
In connection with the closing of Altus’s initial business combination, Altus entered into an operating lease agreement with Apache, relating to the use of certain office buildings, warehouse, and storage facilities located in Reeves County, Texas. Under the terms of the lease agreement, the Company paid to Apache on a monthly basis the sum of a base rental charge plus operating expenses. In September 2022, Kinetik executed an amendment to the Lease Agreement to extend the term through March 31, 2023, and amend the base rent. Upon expiration of the term in 2023, the Company vacated the leased premises. In addition, the Company subleases office space from Apache through October 31, 2029, for which the Company pays base rent plus operating expenses as defined in the sublease. Kinetik incurred total expenses of $0.8 million for the year ended December 31, 2023 related to these agreements.
In 2020 and 2021, the Company entered into various operating lease agreements with Apache related to the use of certain compressors. Under the terms of the current agreement, Apache pays fixed monthly lease payments, in addition to a monthly fee for Kinetik to operate and maintain the compressors under lease. The current agreement is in effect until December 31, 2025 and automatically extends on a month-to-month basis unless either party cancels the agreement. Additionally, beginning in 2020, the Company entered into three agreements to provide operating and maintenance services for Apache’s compressors and Kinetik owned compressors in exchange for a fixed monthly fee per compressor serviced. The operations and maintenance agreements terminated in September 2023 and January 2024. Kinetik recorded income related to these agreements of $4.0 million for the year ended December 31, 2023.
Information About Our Executive Officers
The following individuals currently serve as executive officers of the Company:

Name	Position

Jamie Welch	Chief Executive Officer and President and Director
Matthew Wall	EVP, Chief Operating Officer
Steven Stellato	EVP, Chief Accounting and Chief Administrative Officer
Todd Carpenter	General Counsel, Assistant Secretary and Chief Compliance Officer
Anne Psencik	Chief Strategy Officer
Biographical information for Mr. Welch is set forth above under the “Proposal 1. Election of Directors—Nominees for Election as Directors” section.
Matthew Wall, 41, has served as our Chief Operating Officer since February 2022. Prior to the Transactions, he served as Chief Operating Officer of BCP GP since May 2019 and Vice President, Operations from July 2017 until May 2019. His industry experience has focused on midstream gas gathering and processing design and commissioning, as well as on operational support engineering. He is responsible for the safe, reliable and efficient operation of BCP GP’s measurement, gathering and processing facilities. Prior to joining BCP GP, Mr. Wall served as Manager of Engineering at Aka Energy Group LLC from April 2014 to June 2017. Prior to Aka Energy, Mr. Wall was a Sr. Process Engineer at BCCK Engineering, responsible for process design and commissioning for the company’s EPC projects. His career in midstream began as a Project Engineer at Southern Union Gas Services, where he performed design engineering and project management for expansion and operational projects. He also worked closely with commercial gas supply to provide various engineering evaluations for system expansions. Mr. Wall received a B.S. in Chemical Engineering from Texas Tech University.
Steven Stellato, 49, has served as our Executive Vice President, Chief Accounting and Chief Administrative Officer since February 2022. Prior to February 2022, Mr. Stellato served as Executive Vice President, Chief Administrative Officer and Chief Accounting

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Officer of BCP GP. In this capacity, he oversees numerous functions including our ESG, Corporate Communications, Human Resources, IT and Insurance/Risk Management functions. He has significant experience leading teams in accounting, finance, treasury, tax and mergers and acquisitions. Prior to joining BCP GP in July 2017, Mr. Stellato served as Vice President and Chief Accounting Officer of CST Brands and CrossAmerica Partners from June 2015 to June 2017. He also served as Vice President and Controller of Energy Transfer Partners, LP for six years. Prior to joining Energy Transfer, he was a Senior Manager with the public accounting firm KPMG, where he focused on clients in the energy industry. Mr. Stellato is a Certified Public Accountant and holds the CGMA designation, as well as a B.B.A. in Accounting from the University of Texas at San Antonio.
Todd Carpenter, 63, has served as our General Counsel, Assistant Secretary and Chief Compliance Officer since February 2022. Prior to February 2022, he served as General Counsel of BCP GP, a position he has held since November 2017. He has more than 25 years’ experience in all phases of commercial and international law, with representation in the energy, manufacturing and real estate industries. Prior to joining BCP GP, Mr. Carpenter held several roles for the Energy Transfer group from April 2008 to November 2017, including Associate General Counsel for Energy Transfer Partners, General Counsel for Regency Energy Partners and PennTex Midstream, and Manager of Energy Transfer Partners’ liquefied natural gas business. He also previously served as Associate General Counsel for Southern Union Company, Senior Counsel for Cooper Industries, and General Counsel for a private real estate and finance company in Tokyo. Mr. Carpenter holds a B.B.A. in Finance and a J.D., both from the University of Texas at Austin.
Anne Psencik, 61, has served as our Chief Strategy Officer since February 2022. Prior to February 2022, she served as the Chief Strategy Officer of BCP GP, a position she has held since July 2019. With over 30 years of experience in the oil and gas industry, Ms. Psencik has a proven track record of management and leadership in midstream business development, trading, and engineering and construction. Prior to joining BCP GP, Ms. Psencik ran her own consulting business from May 2016 to July 2019 providing strategic development on midstream projects for Crestwood Equity Partners, Momentum Midstream and BCP GP with primary focus in the Permian Basin. Prior to her role as owner in Psencik Consulting, she started the Marketing and Midstream business at AEP-LP in Oklahoma City, where she negotiated over $3 billion in non-operated equity interest in midstream assets for AEP-LP. These midstream assets are currently known as Traverse Midstream. She also was a part of the executive team at TEJAS NGL, LLC, which negotiated the original conveyance of Shell midstream assets to Enterprise Products, LP. She has held positions as SVP Midstream Business Development for Continuum Energy, LLC, Director of Midstream and Marketing for AEP-LP, Manager of Business Development for Harvest Pipeline, VP Commercial Development for Buckeye Pipeline Partners, VP of Gulf Coast Trading for Aquila, VP of Risk Management Natural Gas for Enterprise Products, LP, and VP of Marketing and Trading for TEJAS NGL, LLC. Early in her career, Ms. Psencik served as a Field Supervisor for Schlumberger in well logging, cementing and stimulation work, as well as designing and constructing pipelines at ConocoPhillips. Ms. Psencik graduated from The University of Texas at Austin (1986) with a B.S. in Petroleum Engineering.

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Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis reviews the compensation policies and programs for our Principal Executive Officer and Principal Financial Officer, and our three next most highly paid executive officers during 2023 as determined under the rules of the SEC. These individuals are collectively referred to as our “named executive officers” or “NEOs.”
Executive Summary
2023 Named Executive Officers
During 2023, our NEOs were:

Name	Position

Jamie Welch	Chief Executive Officer and President (Principal Executive Officer)
Matthew Wall	Executive Vice President and Chief Operating Officer
Steven Stellato	Executive Vice President, Chief Administrative Officer and Chief Accounting Officer (Principal Financial Officer)
Todd Carpenter	General Counsel, Assistant Secretary and Chief Compliance Officer
Anne Psencik	Chief Strategy Officer
Compensation Objectives
The objectives of the compensation program for the NEOs are to attract, motivate and retain talented individuals who are committed to achieving our long-term strategic objectives and creating stockholder value. Our compensation program is not only designed to align the incentives of our executives with our stockholders’ interests, but also to promote the achievement of key corporate performance measures as determined by the Compensation Committee each year.
Summary of 2023 Executive Compensation Practices
The Compensation Committee strives to ensure that our executive compensation program aligns with the interests of our stockholders and adheres to our pay-for-performance philosophy. Last year was the first year we were not an emerging growth company and were required to hold a say on pay vote. Our executive compensation program received 99.8% stockholder support at the 2023 annual meeting of stockholders. The Compensation Committee made all material 2023 compensation decisions for our NEOs in the first quarter of 2023, prior to the 2023 say on pay vote, but we believe that no changes were warranted to the program based on the high level of stockholder support.
We strive to maintain judicious governance standards and compensation practices by regularly reviewing best practices. We incorporated many best practices when forming our 2023 compensation program for the NEOs, including the following:

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What We Do
✓	Align our executive compensation with long-term performance
✓	Align executives’ interests with those of stockholders
✓	The vast majority of NEO compensation is at risk and variable in the form of annual incentive and long-term incentive compensation
✓	Require that all annual equity awards have a minimum of three years before any initial vesting
✓	At least 50% of NEO equity grants are performance-based, tied to achievement of specific multi-year performance metrics
✓	Provide for limited perquisites for NEOs
✓	Prohibit all employees from short selling our securities, entering into any derivative transactions with respect to our securities, or otherwise hedging the risk and rewards of our securities
✓	Prohibit Section 16 officers and directors from pledging our securities
✓	Recommend an annual advisory vote on executive compensation in order to provide stockholders with a frequent opportunity to give feedback on compensation programs
✓	Engage an independent compensation consultant, Meridian Compensation Partners (“Meridian”), to assess our practices
✓	Review the independence of the Compensation Committee’s independent compensation consultant annually

What We Don’t Do
✗	Automatically increase salaries each year or make lock-step changes in compensation based on peer group compensation levels or metrics
✗	Pay guaranteed or multi-year cash bonuses
✗	Provide significant perquisites
✗	Provide Section 280G or 409A tax gross-ups
✗	Provide single-trigger cash payments upon a change in control
Pay-for-Performance Compensation Structure
The components of our 2023 compensation program for our NEOs consisted primarily of the following:

Component	Performance Period	Objective	Performance Measurement Methodology for 2023

Base Salary	Annual	Recognizes an individual’s role and responsibilities and serves as an important retention vehicle	Reviewed annually and set based on competitive and internal considerations

Annual Incentive Awards	Annual	Rewards achievement of annual financial and other objectives, subject to meeting individual performance expectations	Based on performance objectives established by the Compensation Committee during the first quarter of 2023

Equity Awards	Long-Term	Aligns compensation with long-term retention goals, shareholder return performance and multi-year performance goals	Annual grants that vest in full three or four years after grant
To help retain and motivate our NEOs, our Compensation Committee aims to offer competitive compensation packages through a mix of cash (including variable, performance-based cash awards) and long-term, equity-based incentives. The Compensation Committee does not have any formal policies for allocating total compensation among the various components. Instead, the Compensation Committee uses its judgment to establish an appropriate balance of short-term and long-term compensation for each NEO. The balance may change from year to year based on corporate strategy, financial performance and non-financial objectives, among other considerations.

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Process for Determining 2023 NEO Compensation
Role of the Compensation Committee
The Compensation Committee oversees our executive compensation and employee benefit programs, and reviews and approves all compensation decisions relating to our NEOs.
Upon the recommendation of the Compensation Committee, the Board will review and approve NEO base salaries annually. The Compensation Committee will recommend the adjustment of each NEO’s base salary based on factors that may include general competitiveness with peer and industry base salaries, any material increases in responsibilities, and adjustments consistent with those made for all employees.
During the first quarter of 2023, the Compensation Committee recommended, and the Board approved, the quantitative and qualitative criteria that it used to determine the amount of the individual NEO awards for 2023. The Compensation Committee recommended, and the Board certified, performance achieved with respect thereto and made final decisions regarding short-term incentive awards during the first quarter of 2024, with input from the Chief Executive Officer. Each year, the Compensation Committee will continue to (i) review and set applicable performance goals for the short-term incentive award program at the beginning of the applicable year, subject to approval by the Board with respect to the NEOs, (ii) review and set the NEOs’ target annual incentive award at the beginning of the applicable year, subject to approval by the Board, and (iii) certify performance and review and approve the annual incentive awards actually achieved at the end of the applicable year.
The Compensation Committee also recommends, and the Board approves, all equity awards to NEOs made pursuant to the 2019 Plan (as defined below).
Role of Independent Compensation Consultant
The Compensation Committee engaged Meridian as its independent compensation consultant for 2023 to assist the Compensation Committee with its responsibilities related to our executive officer and director compensation programs. Representatives of Meridian attend Compensation Committee meetings as requested and communicates with the members of the Compensation Committee between meetings. Meridian provides no services to management or the Compensation Committee that are unrelated to the duties and responsibilities of the Compensation Committee, and the Compensation Committee makes all decisions regarding the compensation of our NEOs and directors. Meridian reports directly to the Compensation Committee, and all work conducted by Meridian for us is on behalf of the Compensation Committee.
The Compensation Committee determined that the services provided by Meridian to the Compensation Committee during 2023 did not give rise to any conflicts of interest. The Compensation Committee made this determination by assessing the independence of Meridian under the six independence factors adopted by the SEC and incorporated into the NYSE Corporate Governance Listing Standards. Further, in making this assessment, the Compensation Committee considered Meridian’s written correspondence to the Compensation Committee that affirmed the independence of Meridian and the partners, consultants and employees who provide services to the Compensation Committee on executive and director compensation matters.
Role of our Chief Executive Officer and Senior Management
Our Chief Executive Officer, Chief Accounting and Administrative Officer, and General Counsel regularly interact with the Compensation Committee and its Chair to suggest and discuss executive compensation structures and programs. Our Chief Executive Officer makes recommendations for the annual incentive and equity incentive awards for the NEOs and other personnel (other than himself).
Competitive Benchmarking and Peer Group
Each component of executive compensation is compared, measured, and evaluated against a peer group of companies. The Compensation Committee approves the peer group and periodically reviews and updates the companies included in that group.

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The most recent executive compensation peer group was approved by the Compensation Committee at the February 2023 meeting and reflects no changes to the peer group approved by the Compensation Committee in 2022. The 2023 peer group is composed of the companies listed below. The peer group consists primarily of midstream oil and natural gas companies, selected based on size, complexity, and the quality of publicly available data with respect to these companies.
When setting 2023 target compensation levels for our NEOs, the Compensation Committee did not target any element of compensation, or overall compensation, to a particular benchmark level (e.g., median) of the compensation peer group. Rather, the Compensation Committee used the 2023 compensation peer group data as one of several factors it took into account when it evaluated and set each element of our executive compensation program. Consideration of peer data helps to ensure that our compensation program is competitive with the market, which allows us to attract and retain executive officers with the requisite talent and experience to help us achieve our short- and long-term goals.

Western Midstream Partners, LP	DCP Midstream, LP	Antero Midstream Corporation
Magellan Midstream Partners, L.P.	EnLink Midstream, LLC	NuStar Energy L.P.
Equitrans Midstream Corporation	DT Midstream, Inc.	Crestwood Equity Partners LP
Risk Assessment of Compensation Plans for NEOs
We believe that our compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our named executive officers and other employees to focus on both short-term and long-term strategic goals, thereby creating an ownership culture and helping to align the interests of our employees and our stockholders. Accordingly, our compensation program is balanced between short-term and long-term incentive compensation. Short-term incentive compensation is paid annually, but is dependent on satisfying quantitative and qualitative factors established by the Compensation Committee each year.
Overall, we believe that the balance within our compensation program results in an appropriate compensation structure for the Company, and that the program does not pose risks that could have a material adverse effect on our business or financial performance.
2023 NEO Compensation
Base Salaries
Base salaries serve to provide fixed cash compensation to our NEOs for performing their ongoing responsibilities. In February 2023, the Compensation Committee set each NEO’s base salary, taking into account a number of factors, including peer group data, inflation and individual and Company performance. In setting base salaries for our NEOs, the Compensation Committee also considered the significant 2022 equity awards tied to the Consideration Allocation Shares (discussed further below under “Equity Awards—Consideration Allocation Shares”), which contributed to the Compensation Committee approving lower base salaries in 2022 and 2023 for our NEOs, whose salaries were below the median level of comparable positions, particularly in the case of Mr. Welch. Based on these considerations, the Compensation Committee approved an approximate 4% raise to base salaries for each NEO, as well as all employees, as shown in the table below. For 2024, the Company approved raises to base salaries for all employees, including the NEOs, to better align with market compensation and bring compensation closer to the median level of comparable positions. Such raises became effective January 1, 2024.

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Named Executive Officer	2022 Annual Base Salary	2023 Percentage Increase	2023 Annual Base Salary	2024 Annual Base Salary (Effective January 1, 2024)

Jamie Welch	$650,000	4%	$676,000	$720,000
Matthew Wall	$400,000	4%	$416,000	$460,000
Steven Stellato	$400,000	4%	$416,000	$445,000
R. Todd Carpenter	$400,000	4%	$416,000	$432,000
Anne Psencik	$400,000	4%	$416,000	$432,000
Annual Incentive Awards
For 2023, the Compensation Committee approved an annual incentive program intended to reward achievement relative to annual financial, operational and individual performance objectives. The Compensation Committee established the following target 2023 annual incentive awards (expressed as a percentage of base salary) for the NEOs based on the level of responsibility and ability to impact our overall results, as well as consideration of peer group pay practices:

NEO	2023 Target Annual Incentive (% of Base Salary)*

Jamie Welch	100%
Matthew Wall	90%
Steven Stellato	90%
R. Todd Carpenter	90%
Anne Psencik	90%
Each NEO may earn between zero percent and 200% of their target annual incentive. If less than threshold performance is achieved with respect to a performance metric, then 0% of the target annual incentive will be earned by the NEOs for that metric. If threshold performance is achieved with respect to a performance metric, then 50% of the target annual incentive will be earned by the NEOs for that metric, and if maximum performance is achieved with respect to a performance metric, then 200% of the target annual incentive will be earned by the NEOs for that metric.
2023 Quantitative Performance Metrics and Results
The Compensation Committee selected the following quantitative metrics, which are linked directly to our 2023 business plan:
•Financial Metrics: Adjusted EBITDA (as defined below), Free Cash Flow (as defined blow) and Net Debt to EBITDA (as defined below) ratio, which represents 50% of each NEO’s potential annual incentive award. The Compensation Committee believes that these measures represent key performance goals that drive shareholder value over the long term; and
•Sustainability and Safety Factors: Goals with respect to methane intensity ratio, total recordable incident rate (“TRIR”), process safety incident rate (“PSIR”) and motor vehicle incident rate (“MVIR”), which represents 20% of each NEO’s potential annual incentive award. The Compensation Committee selected these metrics to align executive compensation opportunities with the achievement of meaningful safety and sustainability goals that are integral to the way the Company runs its business.
Based upon an evaluation of the level of achievement for financial, sustainability and safety metrics described in the table below, the Compensation Committee determined that each NEO earned approximately 124% of their 70% target annual incentive with respect to the financial and sustainability and safety metrics.

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2023 Qualitative Performance Metrics and Results
The Compensation Committee considered certain qualitative factors based on the Company performance, which represents 30% of each NEO’s potential annual incentive award. The qualitative factors considered reflect the complexity of the Company’s business and the Compensation Committee’s desire to ensure that decision-making over the short-term remains focused on producing sustainable growth over the long term.
In its evaluation of qualitative performance metrics, the Compensation Committee considered strong corporate performance relative to corporate strategic objectives, including:
•Balance sheet management underpinned by a bond issuance of $800mm of 2028 Notes, the proceeds of which were used to reduce our Term Loan A facility by 40% and support an amendment that extended the maturity of the Term Loan A facility by 12 months.
•Total Shareholder Return (“TSR”) on an absolute and relative basis, with an absolute return of 14.5%, which was slightly below the median performance of the Company’s 2023 peer group. The Compensation Committee also considered the absolute return of 17.8% through December 11, 2023, which fell just above the median of the peer group. December 11, 2023 was the trading day prior to the launch of the Apache secondary equity offering, which had a short-term negative impact on the Company’s stock performance.
•Commercial Successes, including the entrance into new commercial agreements with customers in Lea County, New Mexico, enabled the Company to expand its existing natural gas gathering and processing system and continue its strong volume growth. In addition, the acquisition of water infrastructure assets, coupled with a natural gas drilling incentive, created both attractive near-term and longer-term financial and volume benefits for the Company.
•Operational Excellence, including on-time in-service of pipeline projects while maintaining cost discipline of respective project capital budgets and overall system run times and performance in the face of record breaking 2023 temperatures.
•Sustainability Performance, including MSCI ESG Rating improvement from an A to an AA mid-year.
Based on the evaluation of these items, the Compensation Committee determined that each NEO earned 100% of their 30% target annual incentive, with respect to the qualitative metrics.
Final Performance Metrics and Results
For 2023, the Compensation Committee set the following threshold, target and maximum performance goals with respect to the Company-wide metrics in February 2023 and approved the actual achievement with respect to those performance metrics, as certified by the Compensation Committee during the first quarter of 2024, which determined the percentage of target earned. Targets are set at aggressive levels that are intended to require significant effort to achieve. Overall, the Compensation Committee certified an annual incentive payout to each NEO equal to 117% of their respective 2023 target annual incentive.

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		Metric	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	2023 Actual Performance	Percent of Target Metric Earned	Weight	Percent of Target Bonus Earned

Financial	50%	EBITDA ($mm)(1)	$800.0	$830.0	$860.0	$838.8	129%	20%	25.9%
		Levered FCF ($mm)(2)	$35.0	$65.0	$95.0	$59.9	92%	10%	9.2%
		Net Debt/EBITDA(3)	4.45x	4.25x	4.05x	4.27x	94%	20%	18.9%
Sustainability & Safety	20%	TRIR	2.25	1.50	0.75	0.64	200%	5%	10.0%
		MVIR	2.20	1.60	1.20	2.15	54%	5%	2.7%
		PSIR	0.03	0.02	0.01	0.00	200%	5%	10.0%
		Methane Intensity	-2.55%	-3.40	-5.10%	-15.9%	200%	5%	10.0%
Qualitative	30%								30%
Total	100%								117%
(1)“Adjusted EBITDA” is defined as net income including noncontrolling interests adjusted for interest, taxes, depreciation and amortization, impairment charges, asset write-offs, the proportionate earnings before interest, taxes, depreciation and amortization from our equity method investments, equity in earnings from investments recorded using the equity method, share-based compensation expense, extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA is adjusted for any divestitures and/or acquisitions not assumed in the 2023 budget and provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Additional information regarding calculation of Adjusted EBITDA is available in the section entitled “Reconciliation of non-GAAP financial measure” included in our Form 10-K for the fiscal year ended December 31, 2023 and in the earnings release filed by the Company on February 29, 2024.
(2)“Free Cash Flow” is defined as “Distributable Cash Flow” adjusted for growth capital expenditures, investments in unconsolidated affiliates, cash interest, and contributions in aid of construction. “Distributable Cash Flow” means Adjusted EBITDA, adjusted for the proportionate “EBITDA” from the Company’s equity method investments, cash distributions received from the Company’s equity method investments, interest expense, net of amounts capitalized, distributions to preferred unit holders and maintenance capital expenditures. “EBITDA” means earnings before interest, taxes, depreciation and amortization. Additional information regarding the calculation of Free Cash Flow is available in the earnings release filed by the Company on February 29, 2024.
(3)“Net Debt to EBITDA” is defined as “Net Debt” as of December 31, 2023 divided by the last twelve months Adjusted EBITDA. “Net Debt” is defined as total long-term debt, excluding deferred financing costs, less cash and cash equivalents. Additional information regarding the calculation of Net Debt to EBITDA is available in the earnings release filed by the Company on February 29, 2024.
The Compensation Committee evaluated the overall performance of each individual NEO prior to certifying the amount of the annual incentive award earned by each NEO, and reserved the ability to adjust such earned amount upwards or downwards in light of such individual performance. For 2023, the amount of the annual incentive award earned by each NEO remained unchanged following the evaluation. Each of our NEOs elected to receive their 2023 annual incentive awards in fully vested shares of Class A Common Stock.
Equity Awards
2019 Plan Awards
The Company maintains the Kinetik Holdings Inc. 2019 Omnibus Compensation Plan (the “2019 Plan”), which provides the Company with the flexibility to grant a wide range of equity and equity-based awards and is also used as the plan pursuant to which the Company’s annual incentive award program is administered.
Long-term incentive (“LTI”) awards are intended to balance retention of our executive team and alignment of our NEOs’ interests with those of our stockholders. In 2023, the Compensation Committee set the total target LTI value appropriate for each NEO, taking into account 2023 peer group data and each NEO’s contribution to our success, level of responsibility and experience. For 2023, each NEO’s total targeted annual LTI value was allocated 100% to grants of time-based restricted stock units (“RSUs”). The Compensation Committee believes it was appropriate to solely grant time-based RSUs because 2023 was the Company’s first full year as a publicly traded company, and the Compensation Committee believed it needed time to observe the Company’s peers and study market trends prior to determining appropriate performance goals for any performance-based equity awards. On February 23, 2023, the

Kinetik Holdings Inc.	34	2024 Proxy Statement

Compensation Committee approved the grant of RSUs to each NEO, effective as of March 10, 2023. These RSUs generally vest in a single installment on January 1, 2026, subject to each NEO’s continued employment through such date. Following vesting, each RSU will be settled in one share of Class A Common Stock.
The Committee intends for a large percentage of equity awards to be performance-based going forward and has revised the 2024 compensation program to include performance-based equity awards. For additional information regarding the performance-based equity awards granted in 2024, please see "Actions Taken for the 2024 Fiscal Year” below.
Please see “Summary Compensation Table” and “Grants of Plan-Based Awards Table” below for more information on the number and value of RSU awards granted during 2023.
Consideration Allocation Shares
Prior to the closing of the Transactions, as a private equity-backed company, BCP’s compensation strategy differed from that of public companies, notably in terms of the modest levels of cash-based compensation provided and equity-like grants that were in the form of profits interests. The value of BCP’s profits interests were dependent on the ultimate value realized by BCP’s equity sponsors. Pursuant to the terms of the New BCP Raptor Holdco LLC limited liability company agreement, dated October 21, 2021, BCP determined that it would be appropriate to award the NEOs and other employees with equity based on such profits interests in part reflecting the work and effort of the NEOs and BCP’s employee base as a private company since 2017 and the implied value (based on the Transaction) created for the equity sponsors. As such, BCP issued incentive units, which included performance and service conditions, to each of the NEOs. The units consisted of Class A-1, Class A-2, and Class A-3 units. These units derived value from certain of the Company’s wholly owned subsidiaries. Class A-1 and A-2 units would have vested upon either (i) the date of consummation of a change in control or (ii) the date that is one-year following the consummation of the initial public offering of the Company (or its successor). Class A-3 units would have vested upon a change in control, if the participants were employed at the time of the event, or upon termination of the participant by the Company.
In connection with the closing of the Transactions in February 2022, the BCP awards held by each of our NEOs and employees were cancelled and exchanged for shares of the Class A Common Stock (“Class A Shares”) and Class C Common Stock and Common Units (collectively, the “Class C Shares”). Together, the Class A Shares and Class C Shares are referred to herein as the “Consideration Allocation Shares.” The share issuance creates alignment with the Company’s stockholders, including Blackstone and I Squared.
The Class A Shares are held in escrow and are subject to a three-year cliff vesting schedule for all NEOs (except Mr. Welch, whose Class A Shares are subject to a four-year cliff vesting schedule) in order to assist with post-Transaction retention. Performance-based Class A Shares are additionally subject to a multiple on invested capital (“MOIC”) performance threshold. The Class C Shares are subject to a four-year cliff vesting schedule. Once vested, the Class C Shares may be redeemed and cancelled in exchange for shares of our Class A Common Stock (or an equivalent amount of cash). As previously discussed, the Consideration Allocation Shares contributed to lower salary and bonus targets for 2022 and 2023 for the NEOs.
The Consideration Allocation Shares granted in 2022 are not considered compensatory because they were granted to our NEOs as consideration for the BCP awards such NEOs forfeited in connection with the Transactions. However, pursuant to SEC rules, the Consideration Allocation Shares are included in certain of the compensation-related tables below, including the Outstanding Equity Awards at Fiscal Year-End Table.
Further, the Consideration Allocation Shares do require continued employment to vest, and the Compensation Committee considered them when determining the portion of each NEO’s compensation that is “at-risk.”

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Severance and Change of Control Benefits for NEOs
Our NEOs were not party to employment or change in control agreements in 2023. However, during 2023 each of our NEOs were entitled to certain benefits upon a termination of employment under the terms of their respective equity award agreements, as described in further detail below. The description of the relevant terms of such award agreements set forth below does not purport to be a complete description of all of the provisions of any such agreements and is qualified in its entirety by reference to the forms of award agreements previously filed.
2019 Plan Awards
Under Ms. Psencik’s 2022 RSU award agreement, if Ms. Psencik’s employment is terminated by the Company without “Cause” or due to her death or “Disability,” or upon a “Change of Control,” subject to execution and non-revocation of a release, all outstanding unvested RSUs will become vested as of such termination of employment or Change of Control, as applicable. For purposes of Ms. Psencik’s RSUs, “Cause,” “Disability,” and “Change of Control” are generally defined as set forth below under “—Potential Payments Upon Termination or Change in Control.”
Under the 2023 RSU award agreements, if the employment of any of our NEOs is terminated due to the NEO’s death or “Disability” or upon a “Change of Control,” subject to execution and non-revocation of a release, all outstanding unvested RSUs will become vested as of such termination of employment or Change of Control, as applicable. For purposes of the 2023 RSUs, “Disability,” and “Change of Control” are generally defined as set forth below under “—Potential Payments Upon Termination or Change in Control.”
Consideration Allocation Shares
Restrictions on the Class A Shares and Class C Shares received by Messrs. Welch, Wall, Stellato, and Carpenter and Ms. Psencik as consideration for the forfeiture of their BCP awards will lapse and such shares shall become fully vested (and, for Mr. Welch’s performance-based Class A Shares, the performance condition will be deemed to have been met) in the event of a “Change of Control” or upon the NEO’s termination of employment (i) by the Company without “Cause,” (ii) due to the NEO’s resignation for “Good Reason,” or (iii) due to the NEO’s death or “Disability.”
For purposes of the restricted Class A Shares and Class C Shares, “Cause,” “Change of Control,” “Disability” and “Good Reason” are generally defined as set forth below under “—Potential Payments Upon Termination or Change in Control.”
Other Benefits for NEOs
We offer a comprehensive array of benefits to our employees, including our named executive officers. These benefits are offered in order to attract and retain employees. Subject to the terms of any applicable plans, policies or programs, each NEO is entitled to receive employee benefits, including any and all vacation, retirement, disability, group life, accident and health insurance as we may provide from time to time to salaried employees generally, and such other benefits as the Compensation Committee may from time to time establish for the NEOs.
We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code whereby employees, including our NEOs, are allowed to contribute a portion of their base salaries to a tax-qualified retirement account. We provide a non-elective contribution of 5% to 401(k) plan participants. The contributions made on behalf of our NEOs for fiscal 2023 are disclosed in the notes to the Summary Compensation Table.
Limited Perquisites
We believe the total mix of compensation and benefits provided to our NEOs is currently competitive. Therefore, prerequisites do not play a significant role in our NEOs’ total compensation.

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Other Compensation Practices and Policies
Clawback Policy
On November 27, 2023, we adopted the Kinetik Holdings Inc. Clawback Policy (the “Clawback Policy”), effective as of October 2, 2023. The Clawback Policy is intended to comply with the requirements of Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listing Company Manual. Under the terms of the Clawback Policy, in the event of a restatement of our financial statements due to material non-compliance with any financial reporting requirement under applicable securities laws, the Compensation Committee shall take reasonably prompt action to cause the Company to recover the amount of any incentive compensation granted, awarded or paid to a covered employee within the preceding 36-month period to the extent the value of such compensation was in excess of the amount of incentive compensation that would have been granted, awarded or paid had the financial statements been in compliance with the financial reporting requirements (subject to certain limited exceptions). Each executive officer, including our NEOs and certain former executive officers, are considered “Covered Persons” for purposes of the Clawback Policy.
Stock Ownership Policy
In 2023, we adopted the Kinetik Holdings Inc. Executive Stock Ownership and Retention Guidelines (the “Stock Ownership Policy”) applicable to the executive officers of the Company with the goal of aligning the interests of such executive officers with those of our stockholders. The ownership requirements are as follows:

Title	Required Ownership
Chief Executive Officer	6x base salary
All other Executive Officers	3x base salary
The Compensation Committee will review on an annual basis the ownership levels of executive officers. In determining ownership levels, we include Class A Common Stock owned outright by the executive officer, unvested time-based full value equity awards, including restricted shares and restricted stock units, Class A Common Stock owned jointly by the executive officer and his or her spouse, Class A Common Stock held in a trust established by the executive officer for the benefit of the executive officer and/or family members, and Class A Common Stock credited to the executive officer’s qualified, non-qualified and/or deferred compensation plan accounts. We do not include unexercised stock options or stock appreciation rights or unearned performance share units in determining ownership levels.
Executive officers are expected to achieve their requisite ownership levels within five years of the later of (i) April 1, 2024 and (ii) the applicable date of hire, promotion or salary increase for the executive. If an executive officer is not in compliance with the Stock Ownership Policy, the Compensation Committee may consider such non-compliance in connection with a compensation decision, promotion opportunities and other related events. Each NEO was in compliance with the Stock Ownership Policy as of December 31, 2023.
Anti-Hedging and Pledging Policies
Our Insider Trading Policy prohibits our NEOs from engaging in speculative transactions involving our common stock, including buying or selling puts or calls, short sales, purchasing securities on margin, or otherwise hedging the risk of ownership of such securities. The Insider Trading Policy also prohibits our NEOs from pledging shares as collateral.
Say on Pay Vote
Since our stockholders voted at the 2023 annual meeting of stockholders to hold a non-binding advisory vote on the compensation of our named executive officers annually, we will be holding a non-binding advisory vote on the compensation of our named executive officers at our 2024 Annual Meeting on May 20, 2024. We value the opinions of our stockholders, and as discussed above, the Compensation Committee and Board considered the results of the 2023 advisory say on pay when confirming its approach with respect to the 2023 and 2024 compensation program and will consider the outcome of future stockholder advisory votes, including

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the vote which will take place at our 2024 Annual Meeting, when we make compensation decisions for our named executive officers going forward.
Actions Taken for the 2024 Fiscal Year
Cash Compensation
As mentioned above, in February 2024, the Company approved raises for all employees to better align with market compensation and bring compensation closer to the median level of comparable positions. For the NEOs, this resulted in an approximate 7-11% raise for each of Messrs. Welch, Wall and Stellato and a 4% raise for each of Mr. Carpenter and Ms. Psencik. Such raises became effective January 1, 2024. As described above in the section titled “2023 NEO Compensation—Base Salaries”, the 2024 base salaries for our NEOs are as follows: $720,000 for Mr. Welch, $460,000 for Mr. Wall, $445,000 for Mr. Stellato, and $432,000 for each of Mr. Carpenter and Ms. Psencik. Additionally, in February 2024, after consultation with Meridian, the Compensation Committee approved an increased target annual STI award for Mr. Welch to further incentivize him and better align his cash compensation with market while ensuring a significant portion of his compensation remains at risk and performance-based.
Equity Awards
During the first quarter of 2024, the Compensation Committee worked with Meridian to design the 2024 equity compensation program. The Compensation Committee reviewed and discussed compensation data for our NEOs as compared to the compensation data for similarly situated officers in our peer group and ultimately recommended the grants of performance share unit (“PSU”) and RSU awards for the 2024 fiscal year. The 2024 equity awards are comprised approximately 50% of RSUs and 50% of PSUs for all NEOs except Mr. Welch, whose 2024 equity awards are comprised approximately 25% of RSUs and 75% of PSUs.
RSUs
The RSUs granted on March 7, 2024, will vest on January 1, 2027, subject to each NEO’s continued employment through such date. Following vesting, each RSU will be settled for shares of our Class A Common Stock on a one-for-one basis. Each NEO was granted the following number of RSUs: 32,282 for Mr. Welch, 16,141 for Mr. Stellato, and 15,407 for each of Messrs. Wall and Carpenter and Ms. Psencik.
PSUs
Fifty percent of the PSUs granted on March 7, 2024 will vest based on the Company’s annualized TSR performance, and fifty percent of such PSUs will vest based on the Company’s annualized absolute TSR as compared to the annualized absolute TSR of each of the peers in the performance peer group, in each case, over the three-year period commencing on January 1, 2024 and ending on December 31, 2026, subject to each NEO’s continued employment through such date. The performance peer group applicable to the relative-TSR based PSUs includes: Energy Transfer LP, Enterprise Products Partners L.P., Kinder Morgan, Inc., The Williams Companies, Inc., MPLX LP, ONEOK, Inc., Targa Resources Corp., Plains All American Pipeline, L.P., Western Midstream Partners, LP, Equitrans Midstream Corporation, EnLink Midstream, LLC, Antero Midstream Corporation, DT Midstream, Inc., NuStar Energy L.P., and Hess Midstream LP. The percentage of PSUs that become earned may range from 0% to 200% of the target number of PSUs granted. Each NEO was granted the following number of target PSUs: 101,419 for Mr. Welch, 16,903 for Mr. Stellato, and 16,134 for each of Messrs. Wall and Carpenter and Ms. Psencik.
Executive Severance Plan
On February 28, 2024, the Compensation Committee adopted the Kinetik Holdings Inc. Executive Severance Plan (the “Severance Plan”) and a form of participation agreement under the Severance Plan. Each of our NEOs participates in the Severance Plan as a “Tier 1 Executive” (as defined in the Severance Plan).
Under the Severance Plan, upon termination of an NEO’s employment by the Company without “Cause” or due to the NEO’s resignation for “Good Reason” (such quoted terms as defined in the Severance Plan), the NEO will be eligible to receive the following severance payments:

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a.A lump sum cash payment in an amount equal to the product of (x) nine weeks of the NEO’s annualized base salary then in effect and target annual cash bonus for the year of termination (“Base/Bonus Compensation”) and (y) the number of years that the NEO has been continuously employed (the “Non-CIC Severance Payment”). The Non-CIC Severance Payment shall in no event be in an amount equal to less than nine weeks or greater than 52 weeks of the NEO’s Base/Bonus Compensation; and
b.A lump sum cash payment in an amount equal to the full amount (including the employer and employee premium) required to effect and continue group health plan coverage for a period of 36 months at active employee rates (the “Medical Benefit”).
Under the Severance Plan, upon termination of an NEO’s employment by the Company without Cause or due to the NEO’s resignation for Good Reason that occurs within the 24-month period following a “Change in Control” (as defined below), the NEO will be eligible to receive the following severance payments and benefits:
a.A lump sum cash payment equal to (i) two and one-half times the NEO’s Base/Bonus Compensation plus (ii) a prorated annual cash bonus for the year of termination based on the Company’s actual performance;
b.The Medical Benefit;
c.A lump sum cash payment equal to the amount of the Company’s matching or other employer contributions under the 401(k) defined contribution plan and health savings account in which the NEO participates immediately prior to his or her termination of employment that such NEO would have received had his or her employment continued for 30 months;
d.Outplacement services not to exceed a total of $75,000; and
e.Accelerated vesting of all unvested equity-based awards (for performance-based awards, based on the greater of target and actual performance as of the date of the Change in Control).
Under the Severance Plan, upon termination of the NEO’s employment due to the NEO’s death or “Disability” (as defined in the Severance Plan), the NEO will be eligible to receive the following severance payment and benefits:
a.The Medical Benefit; and
b.A lump sum cash payment equal to a prorated annual cash bonus for the year of termination based on the Company’s actual performance.
In order to receive any of the foregoing severance payments or benefits under the Severance Plan, a NEO must timely execute (and not revoke) a general release of claims in favor of the Company and its affiliates. Further, the Severance Plan requires continued compliance with certain confidentiality, non-solicitation, ownership of intellectual property, non-disparagement, and post-termination cooperation covenants. If the severance payments and benefits under the Severance Plan would trigger an excise tax for a participant under Section 4999 of the Internal Revenue Code of 1986, as amended, the Severance Plan provides that a NEO’s severance payments and benefits will be reduced to a level at which the excise tax is not triggered, unless the NEO would receive a greater amount without such reduction after taking into account the excise tax and other applicable taxes.
For purposes of the Severance Plan, “Change in Control” generally means the occurrence of any of the following events:
a.Any one person or more than one person acting as a group acquires beneficial ownership of more than fifty percent (50%) of the voting power of the Company’s outstanding capital stock;
b.A merger or consolidation of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent or are not converted into more than fifty percent (50%) of the combined voting power of the then-outstanding voting securities of the person resulting from such merger or consolidation; or

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c.A direct or indirect sale or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets, other than to an entity, at least fifty percent (50%) of the combined voting power of the then-outstanding voting securities of such entity are owned by stockholders of the Company immediately prior to such sale.
The first prong above comprises the “Change of Control” definition under the 2019 Plan; however, given the fact that the 2019 Plan was inherited from Altus, the Compensation Committee felt it was appropriate to reevaluate the Change in Control definition under the Severance Plan. After reviewing analogous definitions commonly used in the industry, including those utilized by the Company’s peers, the Compensation Committee determined that it was appropriate to add the second and third prongs. The second and third prongs address different transaction structures that would arguably not be covered by the first prong, but that the Compensation Committee believes are intended to constitute a Change in Control given that all three prongs would result in the Company’s current shareholders owning less than fifty percent (50%) of the Company’s (or the applicable successor’s) securities after giving effect to the applicable transaction. The Compensation Committee reasoned that the additional level of detail would eliminate uncertainty and provide clarity in the context of a potential transaction. In addition, the vast majority of the Company’s peers utilize analogous definitions that contain all three prongs.
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee
David Foley
Laura Sugg
Kevin McCarthy

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Summary Compensation Table
The table below summarizes the compensation provided to our NEOs for services rendered to the Company and its subsidiaries during fiscal years 2023 and 2022. For each of Messrs. Welch, Wall, Stellato, and Carpenter and Ms. Psencik, the amounts specified in the table set forth compensation earned by each such NEO from February 22, 2022 (the date of the closing of the Transactions and each such NEO’s appointment as an officer of the Company) to December 31, 2022. Because none of our current NEOs were providing services to the Company or its subsidiaries in an executive officer capacity during fiscal year 2021, we have not included any compensation information for that year.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Jamie Welch President and Chief Executive Officer	2023	676,000	237,276	828,548	553,644	26,521	2,321,989
	2022	534,423			644,337	6,100	1,184,860
Matthew Wall Executive Vice President and Chief Operating Officer	2023	416,000	131,414	828,548	306,634	16,575	1,699,171
	2022	336,875			374,502	6,683	718,060
Steven Stellato Executive Vice President, Chief Administrative Officer and Chief Accounting Officer	2023	416,000	131,414	1,148,928	306,634	16,575	2,019,551
	2022	336,875			374,502	6,679	718,056
R. Todd Carpenter General Counsel and Chief Compliance Officer	2023	416,000	131,414	1,148,928	306,634	16,575	2,019,551
	2022	336,875			374,502	6,658	718,035
Anne Psencik Chief Strategy Officer	2023	416,000	131,414	1,148,928	306,634	16,575	2,019,551
	2022	336,875		817,718	374,502	6,663	1,535,758
(1)The amounts in this column represent the qualitative component of the 2023 annual incentive awards. Each of Messrs. Welch, Wall, Stellato and Carpenter and Ms. Psencik elected to receive their 2023 annual incentive awards in the form of fully vested shares of Class A Common Stock rather than cash.
(2)The amounts in this column reflect the value of RSU awards subject to time-based vesting made to our NEOs during the 2023 fiscal year, based on the aggregate grant date fair value determined in accordance with FASB ASC Topic 718. Such RSU awards were granted pursuant to the 2019 Plan. The discussion of the assumptions used in calculating the aggregate grant date fair value of the RSU awards can be found in Note 14 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (which is not and shall not be deemed to be incorporated by reference herein).
(3)The amounts included in this column reflect the amount of the 2023 annual incentive awards earned by each of our NEOs based upon the Company’s achievement of objective performance metrics. Each of Messrs. Welch, Wall, Stellato and Carpenter and Ms. Psencik elected to receive their 2023 annual incentive awards in the form of fully vested shares of Class A Common Stock rather than cash.
(4)Amounts reported in the “All Other Compensation” column for 2023 include $16,500 in non-elective contributions to each NEO’s 401(k) plan account.

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Grants of Plan-Based Awards for the 2023 Fiscal Year
The following table includes information about awards granted to our NEOs during 2023.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)

Jamie Welch	3/10/2023	02/23/2023	338,000	676,000	1,352,000	26,195	828,548
Matthew Wall	3/10/2023	02/23/2023	187,200	374,400	748,800	26,195	828,548
Steven Stellato	3/10/2023	02/23/2023	187,200	374,400	748,800	36,324	1,148,928
R. Todd Carpenter	3/10/2023	02/23/2023	187,200	374,400	748,800	36,324	1,148,928
Anne Psencik	3/10/2023	02/23/2023	187,200	374,400	748,800	36,324	1,148,928
(1)Amounts in these columns represent the threshold, target, and maximum possible values for 2023 annual incentive awards for each NEO. The actual value of 2023 annual incentive awards paid to our NEOs can be found above in the “Non-Equity Incentive Plan Compensation” and “Bonus” columns of the Summary Compensation Table.
(2)The amounts set forth in this column represent the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. Please see Note 14 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for more information regarding assumptions underlying the value of the equity awards.

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Outstanding Equity Awards at Fiscal Year-End
The table below provides supplemental information relating to the stock-based awards for each NEO as of December 31, 2023. Messrs. Welch, Wall, Stellato, Carpenter and Ms. Psencik hold Class A Shares (and, in the case of Mr. Welch, Class C Shares) that they received as consideration for their BCP awards that were cancelled effective as of the closing of the Transactions.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)

Jamie Welch	325,566(2)	10,873,904
	2,319,646(3)	77,476,176
			395,416(5)	13,206,894
	26,195(6)	874,913
Matthew Wall	412,424(3)	13,774,962
	26,195(6)	874,913
Steven Stellato	234,134(3)	7,820,076
	36,324(6)	1,213,222
R. Todd Carpenter	179,154(3)	5,983,744
	36,324(6)	1,213,222
Anne Psencik	153,546(3)	5,128,436
	24,200(4)	808,280
	36,324(6)	1,213,222
(1)The amounts in this column reflect the market value of our Class A Common Stock underlying each NEO’s outstanding equity awards, computed based on the closing price of our Class A Common Stock on December 29, 2023 (the last trading day of 2023), which was $33.40 per share. Since the Class C Shares held by Mr. Welch, once vested, may be redeemed and cancelled in exchange for shares of our Class A Common Stock, the market value reported with respect to such Class C Shares is also computed based on the closing price of our Class A Common Stock on December 29, 2023 (the last trading day of 2023), which was $33.40 per share.
(2)Reflects the number of Class C Shares received by Mr. Welch on February 25, 2022, as consideration for certain of his BCP awards that were forfeited in connection with the closing of the Transactions. Such shares vest in full on February 25, 2026, subject to his continued employment with the Company through such date.
(3)Reflects the number of Class A Shares received by Messrs. Welch, Wall, Stellato, and Carpenter and Ms. Psencik on February 25, 2022, as consideration for certain of their BCP awards that were forfeited in connection with the closing of the Transactions. Such shares vest in full on February 25, 2026, subject to the NEOs’ continued employment with the Company through such date.
(4)Reflects the number of RSUs granted to Ms. Psencik on November 30, 2022, under the 2019 Plan as consideration for services rendered to the Company. Such RSUs will vest in full on November 30, 2025, subject to her continued employment with the Company through such date.
(5)Reflects the number of performance-based Class A Shares received by Mr. Welch on February 25, 2022, as consideration for certain of his performance-based BCP awards that were forfeited in connection with the closing of the Transactions. Such shares will become vested on February 25, 2026, if the performance goals relating to MOIC have been met as of such date or the date following February 25, 2026, on which such performance goals are met, subject to continued employment through such applicable date. The performance-based shares will either become earned or forfeited. There is no threshold, target, or maximum value associated with such shares.
(6)Reflects the number of RSUs granted to Messrs. Welch, Wall, Stellato, Carpenter and Ms. Psencik on March 10, 2023, under the 2019 Plan as consideration for services rendered to the Company. Such RSUs will vest in full on January 1, 2026, subject to continued employment with the Company through such date.

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Option Exercises and Stock Vested in the 2023 Fiscal Year
The following table provides information, on an aggregate basis, about the NEOs’ awards that vested during the fiscal year ended December 31, 2023. None of our NEOs hold any stock option awards.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Jamie Welch	370,354	12,150,432
Matthew Wall	39,666	1,297,996
Steven Stellato	24,162	792,700
R. Todd Carpenter	17,779	582,443
Anne Psencik	17,310	567,107
(1)For Messrs. Welch, Wall, Stellato and Carpenter, this column reflects the number of Class A Shares earned by each such NEO pursuant to both dividend reinvestment rights on their Class A Shares and Class C Shares, as applicable. For Ms. Psencik, this column reflects the number of Class A Shares earned pursuant to dividend reinvestment rights on her Class A Shares and her November 30, 2022, grant of RSUs.
(2)The amounts reported in this column equal the number of shares of Class A Common Stock earned multiplied by the closing price of our Class A Common Stock on the applicable date earned, or, if the date on which such shares were earned was not a trading day, the last trading day immediately prior to such date.
Pension Benefits and Nonqualified Deferred Compensation
We have not maintained, and do not currently maintain, a defined benefit pension plan or a nonqualified deferred compensation plan providing for retirement benefits.
Potential Payments Upon Termination or a Change in Control
None of our NEOs is party to an employment or change in control agreement. However, each of our NEOs may be entitled to certain benefits upon a termination of employment under the terms of their respective equity award agreements, as described in further detail below. The description of the relevant terms of such award agreements set forth below does not purport to be a complete description of all of the provisions of any such agreements and is qualified in its entirety by reference to the forms of award agreements previously filed.
Consideration Allocation Shares
Restrictions on the Class A Shares and Class C Shares received by Messrs. Welch, Wall, Stellato and Carpenter and Ms. Psencik as consideration for the forfeiture of their BCP awards will lapse and such shares shall become fully vested (and, for Mr. Welch’s performance-based Class A Shares, the performance condition will be deemed to have been met) in the event of a “Change of Control” or upon the NEO’s termination of employment (a) by the Company without “Cause,” (b) due to the NEO’s resignation for “Good Reason,” or (c) due to the NEO’s death or “Disability.”
For purposes of the restricted Class A Shares and Class C Shares, “Cause,” “Change of Control,” “Disability” and “Good Reason” generally have the following definitions:
•“Cause” generally means that the NEO has: (a) failed or refused to comply with a directive of the Board consistent with such NEO’s then-current position, after the Company has provided such NEO with both written notice and an opportunity to perform, (b) abused drugs or alcohol such that it has adversely impacted such NEO’s job performance, (c) been convicted of or pled nolo contendere to a felony or a crime of moral turpitude, (d) committed an act of dishonesty that adversely impacted

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the Company or any of its affiliates, (e) materially violated any Company policy provided to such NEO in writing or (f) violated the terms of the equity award agreement or any restrictive covenant agreement between the NEO and the Company;
•“Change of Control” generally means (a) the sale of more than 50% of the Company’s assets, outstanding Common Units or voting securities, (b) the acquisition by any one person or more than one person acting as a group of beneficial ownership of more than 50% of the voting power of the Company or the Kinetik Holdings GP LLC, (c) the Company or certain of its affiliates becoming subject to registration as an investment company pursuant to the Investment Company Act, (d) the Company ceases to directly own at least 1% of the common units of Altus Midstream LP, (e) any transfer, directly or indirectly, of the common units of Altus Midstream LP, unless such transfer would not result in the Company owning less than 50% of such outstanding units, (f) the Class A Common Stock no longer being listed or admitted to trading on a National Securities Exchange, or (g) any dissolution, liquidation or winding-up of Kinetik Holdings LP or Kinetik Holdings GP LLC;
•“Disability” generally means that the NEO is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months; and
•“Good Reason” generally means the (a) material diminution in the NEO’s title and responsibilities, (b) a material reduction in the NEO’s base salary or bonus opportunity, other than a pro rata reduction applicable to all similarly situated employees, or (c) a change in the principal location of the NEO’s services outside of the principal location of your services as of the date of the agreement, in each case, without the NEO’s prior written approval. The NEO must provide the Company with written objection to an action constituting “Good Reason” within 30 days of such action and allow the Company 30 days following such notice to cure such action or obtain the NEO’s written consent to such action.
2019 Plan Awards
Under Ms. Psencik’s 2022 RSU award agreement, if Ms. Psencik’s employment is terminated by the Company without “Cause” or due to her death or “Disability,” or upon a “Change of Control,” (provided that she remains continuously employed by the Company or an affiliate of the Company through the occurrence of such Change of Control) subject to execution and non-revocation of a release, all outstanding unvested RSUs will become vested as of such termination of employment or Change of Control, as applicable.
Under Messrs. Welch’s, Wall’s, Stellato’s, and Carpenter’s and Ms. Psencik’s RSU award agreements with a date of grant of March 10, 2023, if the NEO’s employment is terminated by the Company due to the respective NEO’s death or Disability or upon a Change of Control (provided that the NEO remains continuously employed by the Company or an affiliate of the Company through the occurrence of such Change of Control), all outstanding unvested RSUs will become vested as of such termination of employment or Change of Control, as applicable.
For purposes of the 2019 Plan and each of the RSU agreements thereunder, “Cause” and “Disability” generally have the same definitions set forth above under “—Consideration Allocation Shares,” and “Change of Control” generally means the acquisition by any one person or more than one person acting as a group of beneficial ownership of more than 50% of the voting power of the Company’s outstanding capital stock.
The table below discloses the amount of compensation and/or other benefits due to the NEOs in the event of their termination of employment, including, but not limited to, in connection with a Change of Control, assuming the termination occurred on December 31, 2023.

Kinetik Holdings Inc.	45	2024 Proxy Statement

Name	Change in Control ($)	Non-CIC Termination without Cause ($)	Non-CIC Resignation for Good Reason ($)	Termination Due to Death or Disability ($)

Jamie Welch
Equity Acceleration(1)	102,431,888	101,556,975	101,556,975	102,431,888
TOTAL	102,431,888	101,556,675	101,556,975	102,431,888
Matthew Wall
Equity Acceleration(1)	14,649,875	13,774,962	13,774,962	14,649,875
TOTAL	14,649,875	13,774,962	13,774,962	14,649,875
Steven Stellato
Equity Acceleration(1)	9,033,297	7,820,076	7,820,076	9,033,297
TOTAL	9,033,297	7,820,076	7,820,076	9,033,297
R. Todd Carpenter
Equity Acceleration(1)	7,196,965	5,983,744	5,983,744	7,196,965
TOTAL	7,196,965	5,983,744	5,983,744	7,196,965
Anne Psencik
Equity Acceleration(1)	7,149,938	5,936,716	5,128,436	7,149,938
TOTAL	7,149,938	5,936,716	5,128,436	7,149,938
(1)The amounts reported in this row were calculated by multiplying the number of Class A Shares and Class C Shares (and, in the case of Ms. Psencik, RSUs) that would accelerate under the applicable termination scenario by $33.40, the closing price of our Class A Common Stock on December 29, 2023 (the last trading day of 2023).
Director Compensation
How Our Directors Are Compensated
Our Non-Employee and Non-Affiliate Director Compensation Policy, effective as of June 30, 2022, as amended from time to time (the “Director Compensation Policy”), is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of its stockholders. No compensation is paid to employee directors or directors designated by Blackstone, I Squared or Apache. During fiscal year 2023, our non-employee director compensation consisted of the following pursuant to the Director Compensation Policy:

Type of Compensation	Value of Compensation(1)

Annual Cash Retainer	$100,000
Lead Director Annual Cash Retainer	$ 30,000
Audit Committee Chair Annual Cash Retainer	$ 35,000
Compensation Committee Chair Annual Cash Retainer	$ 20,000
Governance and Sustainability Committee Chair Annual Cash Retainer	$ 15,000
Annual Equity Compensation(2)	$125,000
(1)All annual cash retainer amounts are paid in installments on a quarterly basis. No compensation is paid to Messrs. Foley, Munfa, Kumar, Krynak or Welch or Ms. Cordia.
(2)The Company grants to each non-employee director, on an annual basis, fully vested RSUs under the 2019 Plan. Newly elected non-employee directors are generally expected to receive an equity grant upon joining the Board having a value of approximately $125,000.

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Non-employee directors also receive reimbursement for out-of-pocket expenses they incur in connection with attending meetings of our Board of Directors or its committees. Non-employee directors are permitted, at their election, to defer settlement of their annual equity compensation or payment of their cash retainers to a future date or event. Each director is indemnified for such director’s actions associated with being a director to the fullest extent permitted under Delaware law.
Stock Ownership Requirements
To further align the interests of non-employee directors with those of stockholders, in November 2023, the Company adopted stock ownership requirements in the Director Compensation Policy, which provide that non-employee directors are required to own common stock of the Company equal in value to at least five times their annual cash retainer. Share equivalents (including restricted stock units and deferred stock units) are counted for purposes of meeting the stock ownership requirement. Non-employee directors must attain such ownership within five years of the date that the requirement was adopted. In February of 2024, the Director Compensation Policy was revised to require a non-employee director to retain any shares received from any equity awards upon vesting or settlement of such equity awards, less any shares tendered or withheld to satisfy tax withholding obligation, until such non-employee director has achieved those stock ownership requirements.
Change of Control
If a non-employee director’s service is involuntarily terminated by the Company or an affiliate in connection with a Change in Control (as defined in the 2019 Plan), such non-employee director is entitled to receive an amount equal to the Annual Cash Retainer (including the Lead Director Annual Cash Retainer, as applicable) and any annual committee chair service retainer, if applicable.
2023 Director Compensation Table
The following table shows the annual retainer and fees earned by our directors for fiscal year 2023 that were either paid in cash or deferred at the election of the director. The table also shows the aggregate grant date fair value of stock awards and other information concerning the compensation paid by us to our directors for the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash	Stock Awards	Total
(a)	($)(b)	($)(c)(1)(2)	($)(d)

Deborah L. Byers	135,000(2)	130,218	265,218
D. Mark Leland	100,000	130,218	230,218
Kevin S. McCarthy	100,000	130,218	230,218
Laura A. Sugg	145,000	130,218	275,218
(1)For Ms. Byers, Mr. Leland, and Ms. Sugg, this column reflects the grant date fair value, as computed in accordance with FASB ASC Topic 718, of fully vested RSUs granted on May 31, 2023, based on the per-share closing price of our Class A Common Stock on the date of grant. For Mr. McCarthy, this column reflects the grant date fair value, as computed in accordance with FASB ASC Topic 718, of an award of fully vested shares of Class A Common Stock granted on May 31, 2023, based on the per-share closing price of our Class A Common Stock on the date of grant. None of the directors held any unvested RSUs as of December 31, 2023.
(2)The amount shown was paid to Ms. Byers in the form of DSUs in lieu of cash compensation. Once vested, each DSU represents a contingent right to receive an amount in cash equal to the value of one share of Class A Common Stock. Ms. Byers received 4,363 DSUs, of which 1,091 vested on April 1, 2023, July 1, 2023, and October 1, 2023, respectively, and 1,090 were unvested as of December 31, 2023 (but later vested on January 1, 2024).

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Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and the Company’s financial performance for each of the four years in the period ended December 31, 2023, 2022, 2021 and 2020. The table below summarizes the compensation values reported in the Summary Compensation Table for our principal executive officers (“PEOs”) and average for our other non-PEO Named Executive Officers (“non-PEO NEOs”) as compared to the “compensation actually paid” (“CAP”), calculated pursuant to the applicable rules and the Company’s financial performance for the years ended December 31, 2023, 2022, 2021 and 2020.

Year	Summary Compensation Table Total for First PEO ($)(1)	Summary Compensation Table Total for Second PEO ($)(1)	Compensation Actually Paid to First PEO ($)(1),(2),(4)	Compensation Actually Paid to Second PEO ($)(1),(2),(4)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3),(4)	Value of Initial Fixed $100 Investment Based On:		Net Income including Non-Controlling interests (in thousands) ($)	Adjusted EBITDA, including Non-Controlling interests (in thousands) ($)
							TSR ($)(5)	Peer Group TSR ($)(5)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2023	2,321,989	N/A	12,041,430	N/A	1,939,456	3,318,227	137	168	386,452	838,830
2022	343,606	1,184,860	706,646	110,279,592	773,671	7,750,920	135	158	250,721	772,189
2021	2,476,399	N/A	4,346,136	N/A	977,732	1,696,415	118	121	99,221	283,802
2020	2,334,613	N/A	2,030,742	N/A	854,678	932,545	83	78	81,684	191,155
(1)The PEO and the non-PEO NEOs for each year are as follows:
(a)2023: PEO – Jamie Welch; non-PEO NEOs – Matthew Wall, Steven Stellato, R. Todd Carpenter, and Anne Psencik.
(b)2022: PEO – Clay Bretches (First PEO) and Jamie Welch (Second PEO); non-PEO NEOs – Matthew Wall, Steven Stellato, R. Todd Carpenter, Anne Psencik, and Ben C. Rodgers
(c)2021: PEO – Clay Bretches; non-PEO NEOs – Ben C. Rodgers and Stephen P. Noe
(d)2020: PEO – Clay Bretches; non-PEO NEOs – Ben C. Rodgers and Stephen P. Noe
(2)The Company deducted from and added to the Summary Compensation Table total compensation the following amounts to calculate CAP in accordance with Item 402(v) of Regulation S-K as disclosed in columns (c) for Mr. Bretches for each of 2022, 2021 and 2020 and Mr. Welch for each of 2023 and 2022. As neither Mr. Bretches nor Mr. Welch participated in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans. The following table provides a tabular reconciliation between the totals presented in the Summary Compensation Table and the total CAP to Mr. Bretches for 2022, 2021, and 2020 and to Mr. Welch for 2023 and 2022.

Kinetik Holdings Inc.	48	2024 Proxy Statement

	2023(a)	2022(a)	2022(b)	2021(b)	2020(b)

PEO SUMMARY COMPENSATION TABLE TOTALS	$2,231,989	$1,184,860	$343,606	$2,476,399	$2,334,613
Deduct the fair value reported in the Summary Compensation Table of equity awards granted during the year	(828,548)	—	(212,028)	(1,507,456)	(1,434,927)
Add (Subtract):
Fair value as of the end of the year of equity awards granted during the year that are outstanding and unvested as of the end of the year	874,913	100,583,974	333,494	2,676,599	1,368,239
Change in fair value as of the end of the year (from the end of the prior year) of equity awards granted during any prior year that are outstanding and unvested as of the end of the year	973,001	—	209,535	562,300	215,056
Fair value as of the vesting date of equity awards granted and vested during the year	705,500	—	—	—	—
Change in fair value as of the vesting date (from the end of the prior year) of equity awards granted in prior years that vested during the year	—	—	18,432	49,668	40,110
Fair value as of the end of the prior year of equity awards granted in prior years that were forfeited during the year	—	—	—	—	—
Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation	7,994,575	8,510,757	13,607	88,626	17,983
Total Equity Award Related Adjustments	10,547,989	109,094,732	575,068	3,377,193	1,131,056
COMPENSATION ACTUALLY PAID TOTALS	$12,041,430	$110,279,592	$706,646	$4,346,136	$2,030,742
(a) Represents PEO compensation for Mr. Welch.
(b) Represents PEO compensation for Mr. Bretches.
(3)The Company deducted from and added to the average Summary Compensation Table total compensation the following amounts to calculate the average CAP in accordance with Item 402(v) of Regulation S-K as disclosed in columns (e) for the non-PEO NEOs in each respective year. As the Company’s Non PEO NEOs did not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans. The following table provides a tabular reconciliation between the average of totals presented in the Summary Compensation Table and the average total CAP to the non-PEO NEOs for 2023, 2022, 2021, and 2020.

Kinetik Holdings Inc.	49	2024 Proxy Statement

	2023	2022	2021	2020

NON-PEO NEOs AVERAGE SUMMARY COMPENSATION TABLE TOTALS	$1,939,456	$773,671	$977,732	$854,678
Deduct the average fair value reported in the Summary Compensation Table of equity awards granted during the year	(1,068,833)	(183,333)	(455,701)	(421,500)
Add (Subtract):
Average fair value as of the end of the year of equity awards granted during the year that are outstanding and unvested as of the end of the year	1,128,644	6,670,004	886,742	606,193
Change in average fair value as of the end of the year (from the end of the prior year) of equity awards granted during any prior year that are outstanding and unvested as of the end of the year	80,277	20,267	194,623	(105,182)
Average fair value as of the vesting date of equity awards granted and vested during the year	410,058	—	—	—
Change in average fair value as of the vesting date (from the end of the prior year) of equity awards granted in prior years that vested during the year	—	1,340	47,853	(7,544)
Average fair value as of the end of the prior year of equity awards granted in prior years that were forfeited during the year	—	—	—
Average value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation	828,625	468,971	45,166	5,900
Total Average Equity Award Related Adjustments	2,447,604	7,160,582	1,174,384	499,367
AVERAGE COMPENSATION ACTUALLY PAID TOTALS	3,318,227	$7,750,920	$1,696,415	$932,545
(4)There are no material differences between the assumptions used to compute the valuation of the equity awards for calculating CAP from the assumptions used to compute the valuation of such equity awards as of the grant date.
(5)The values disclosed in (i) the TSR column represent the measurement period value of an investment of $100 in our Class A Common Stock and (ii) the Peer Group TSR column represent the measurement period value of an investment of $100 in our peer group. The peer group for purposes of the Pay versus Performance table is the Alerian US Midstream Energy Index, which is the same peer group we used in our Annual Report on Form 10-K for the year ended December 31, 2023.
Narrative to Pay Versus Performance Table
Since Kinetik was formed as a result of the Transactions, which closed on February 22, 2022, and our NEOs, were appointed in connection with the closing of the Transactions, we believe it is difficult to link CAP to our NEOs to our financial performance over the time period from 2020 to 2023 as presented in the Pay Versus Performance table.
Nevertheless, over the three-year period from 2020 to 2022, our TSR, the TSR of our peer group, and CAP to our PEO(s) and the average CAP to our non-PEO NEOs all increased. In 2022, CAP to our NEOs outpaced the increase in our TSR primarily due to differences in NEO composition and executive compensation practices and disclosures related to the compensation strategy at BCP, a private equity-backed company that employed and compensated our NEOs prior to the Transactions. In addition, prior to the Transactions, Altus did not directly employ or compensate any of its executive officers, and the CAP amounts for Messrs. Bretches, Rodgers and Noe, as applicable, reflect the applicable allocation percentage applied to each applicable NEO’s compensation from Apache for the years 2022, 2021 and 2020 (which allocation percentage was designed to reflect the amount of time that such NEOs devoted to the business of Altus relative to the total time that such NEOs devoted to the businesses of Apache and its affiliates as a whole for the applicable year and hence reflect the portion of compensation paid by Apache for the applicable year that was allocable to services performed by such NEOs for Altus). Further, pre-Transactions, BCP awarded the NEOs, particularly Mr. Welch, with a significant amount of equity awards as is typical for private equity-backed companies to help align the executives’ interests with BCP’s long-term goals, which equity awards were exchanged for replacement equity awards by Kinetik in connection with the Transactions. However, we believe the fact that a significant portion of the compensation for our NEOs during 2022 was comprised of equity

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awards, including performance-based awards, continues to align their interests with those of Kinetik and its stockholders. For more information regarding the Transaction-related equity awards, please see “Equity Awards—Consideration Allocation Shares” above.
While it looks as if our CAP was reduced in 2023 as compared to 2022, we believe that such numbers are inaccurate representations of our compensation program due to the Transaction-related equity awards granted in 2022 and described above. Specifically, with respect to fiscal year 2023, the CAP to our PEO and non-PEO NEOs, as compared to the Summary Compensation Table totals for our PEO and non-PEO NEOs, is aligned with the increase in our TSR and the TSR of our peer group due primarily to the use of equity incentives, which are tied directly to stock price, as well as our annual incentive program, which is tied to our financial performance.
In addition, both CAP to our NEOs and our Net Income increased between 2020 and 2021. Similarly, the substantial improvement in our Net Income between 2021 and 2022 is directionally aligned with the increase in CAP over the same period. Net income again increased between 2022 and 2023. While, as noted above, it looks as if our CAP was reduced in 2023 as compared to 2022, we believe that such numbers are inaccurate representations of our compensation program due to the Transaction-related equity awards granted in 2022 and described above. Specifically, with respect to fiscal year 2023, the CAP to our PEO and non-PEO NEOs, as compared to the Summary Compensation Table totals for our PEO and non-PEO NEOs, is aligned with the increase in net income due primarily to the use of equity incentives, which are tied directly to stock price, as well as our annual incentive program, which is tied to our financial performance.
Further, both CAP to our NEOs and our adjusted EBITDA increased between 2020 and 2021. There was a disproportionate pay increase in CAP to our NEOs in relation to the increase in EBITDA between 2021 and 2022. While adjusted EBITDA is a metric in our annual incentive plan and therefore impacts executive compensation, there are several other factors that impact CAP, including the increase in our stock price as well as the impact of the Transactions on our executive compensation structure. Adjusted EBITDA again increased between 2022 and 2023. While, as noted above, it looks as if our CAP was reduced in 2023 as compared to 2022, we believe that such numbers are inaccurate representations of our compensation program due to the Transaction-related equity awards granted in 2022 and described above. Specifically, with respect to fiscal year 2023, the CAP to our PEO and non-PEO NEOs, as compared to the Summary Compensation Table totals for our PEO and non-PEO NEOs, is aligned with the increase in adjusted EBITDA due primarily to the use of equity incentives, which are tied directly to stock price, as well as our annual incentive program, which is tied to our financial performance.
Disclosure of Most Important Performance Measures for Fiscal Year 2023
The measures listed below represent the most important financial performance measures that we used to determine CAP for our NEOs for fiscal year 2023. For more details regarding the financial performance measures, please see the discussion above in “Compensation Discussion and Analysis.”

Most Important Performance Measures
Adjusted EBITDA
Free Cash Flow
Net Debt to EBITDA

Kinetik Holdings Inc.	51	2024 Proxy Statement

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees (other than our CEO, as defined below) and the annual total compensation of Jamie Welch, our President and Chief Executive Officer (our “CEO”).
For the 2023 fiscal year, our last completed fiscal year:
•The annual total compensation of the median employee of all employees of our company (other than the CEO) was $141,908; and
•The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $2,321,989.
•Based on this information, for 2023, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees (other than the CEO) was reasonably estimated to be 16 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
•We determined that, as of December 31, 2023, our employee population consisted of 335 individuals with all these individuals located in the United States. This population consisted of our full-time employees, as we do not have part-time, temporary, or seasonal workers.
•We selected December 31, 2023 as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner and allowed for the most complete picture of employee compensation in 2023.
•We used a consistently applied compensation measure to identify our median employee of comparing the amount of salary or wages and cash bonuses reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2023. Equity awards were excluded from the methodology because, while equity awards are widely distributed amongst our employee population, they are unlikely to change the median employee given the Company’s wide granting practices.
•We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all our employees, including our CEO, are located in the United States, we did not make any cost-of-living adjustments in identifying the median employee.
•After we identified our median employee, we combined all the elements of such employee’s compensation for the 2023 fiscal year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $141,908. The difference between such employee’s salary, wages, overtime pay and cash bonuses and the employee’s annual total compensation represents the contributions in the amount of $6,457 that we made on the employee’s behalf to our 401(k) plan for the 2023 fiscal year.
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report.

Kinetik Holdings Inc.	52	2024 Proxy Statement

Proposal 2.
Advisory Vote to Approve Named Executive Officer Compensation
Our compensation policies are designed with the intention of recruiting highly qualified and experienced individuals capable of contributing to the continued growth of our Company. To achieve these objectives, we provide what we believe is a competitive total compensation package to our NEOs through a combination of base salary, annual incentive awards, and long-term equity-based incentives. Consistent with our goal of promoting the growth of our Company, a significant portion of the total incentive compensation for each of our NEOs is related to performance factors that measure our progress against the goals of our strategic financial and operating plans, as well as consideration of market pay practices.
Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board believe that our compensation practices are effective in implementing our guiding principles.
Pursuant to Section 14A of the Securities Exchange Act of 1934, we are submitting a proposal to our stockholders for an advisory vote to approve the compensation of our Named Executive Officers. This proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the principles, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of Kinetik Holdings Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2024 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosures.”
As this is an advisory vote, the result is not likely to impact previously granted compensation, although our Compensation Committee will consider the outcome of the vote when evaluating our compensation practices going forward.

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Vote Required
This advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
The affirmative “FOR” vote of the holders of a majority of the votes cast by the stockholders present or represented at the meeting, virtually during the meeting or by proxy, and entitled to vote thereon is required to approve this Proposal 2. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions and broker non-votes will have no effect on Proposal 2.
We currently intend to hold the next non-binding advisory vote to approve the compensation of our named executive officers at our 2025 annual meeting of stockholders, unless our Board modifies its policy of holding this vote on an annual basis.

VOTE
The Board unanimously recommends that you vote “FOR” this Proposal 2.

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Proposal 3.
Approval Of The Amended And Restated Kinetik Holdings Inc. 2019 Omnibus Compensation Plan
The use of equity-based compensation awards under the 2019 Plan has been a key component of our compensation program since its adoption. The ability to grant equity-based compensation awards is critical to attracting and retaining highly qualified individuals. The Board believes it is in the best interests of our stockholders for those individuals to have an ownership interest in the Company in recognition of their present and potential contributions and to align their interests with those of our future stockholders.
The Board has determined that the current number of shares of our Class A Common Stock available for grant under the 2019 Plan (which is our only active equity-based compensation plan) is not sufficient to meet the needs of our compensation program going forward. Accordingly, the Board adopted the Amended and Restated Kinetik Holdings Inc. 2019 Omnibus Compensation Plan (the “Amended 2019 Plan”) on April 3, 2024 in order to increase the number of shares of our Class A Common Stock available for future grants. At the Company’s annual meeting, our stockholders will be asked to approve the Amended 2019 Plan. If approved by our stockholders, an additional 6,500,000 shares of our Class A Common Stock will be authorized for issuance pursuant to awards under the Amended 2019 Plan. If the Amended 2019 Plan is not approved by our stockholders, then the 2019 Plan will remain in effect. Whether the Amended 2019 Plan is approved by our stockholders or not, each award granted under the 2019 Plan will continue to be subject to the terms of and provisions applicable to such award under the applicable award agreement and the 2019 Plan.
Background and Purpose of the Proposal
The 2019 Plan authorizes up to 1,123,938 shares of our Class A Common Stock for issuance, subject to adjustment in accordance with the terms of the 2019 Plan upon certain changes in capitalization and similar events. For purposes of clarity, the number of shares described in the preceding sentence reflects our two-for-one stock split, in the form of a stock dividend, which was effected on June 8, 2022. As of December 31, 2023, there were approximately 437,021 shares of Class A Common Stock that remained available for issuance pursuant to awards under the 2019 Plan.
If the Amended 2019 Plan is approved by our stockholders, an additional 6,500,000 shares of our Class A Common Stock, for a total of 7,623,938 shares of Class A Common Stock since the 2019 Plan’s inception, will be authorized for issuance under the Amended 2019 Plan, subject to the share recycling and adjustment provisions of the Amended 2019 Plan. The proposed increase in the number of shares authorized for issuance under the Amended 2019 Plan is expected to provide flexibility to enable the continued use of the Amended 2019 Plan for equity-based grants and awards consistent with the objectives of our compensation program for five years or more while attempting to minimize dilution to our stockholders; however, this timeline is simply an estimate used to determine the number of additional shares of Class A Common Stock requested pursuant to the Amended 2019 Plan and future circumstances may require a change to expected equity grant practices. In the event that our stockholders do not approve the Amended 2019 Plan at the annual meeting, the Compensation Committee may continue to grant stock-settled awards under the 2019 Plan until the share pool is extinguished and, thereafter, may grant cash-settled awards in lieu of stock-settled awards.
For additional information regarding equity-based awards previously granted, please see Note 14 to our Consolidated Financial Statements disclosed in our Annual Report on Form 10-K for the year ended December 31, 2023. As of April 1, 2024, there were

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59,712,487 shares of Class A Common Stock outstanding. The closing price per share of Class A Common Stock on the NYSE as of April 1, 2024, was $39.34.
The proposed Amended 2019 Plan is included as Annex A hereto. If our stockholders approve this proposal, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional shares available for delivery under the Amended 2019 Plan.
Summary of the Amended 2019 Plan
The following summary provides a general description of the material features of the Amended 2019 Plan but is not a complete description of all provisions of the Amended 2019 Plan and is qualified in its entirety by reference to the full text of the Amended 2019 Plan included as Annex A, which is incorporated by reference in this proposal. The purpose of the Amended 2019 Plan is to enhance the profitable growth of the Company and its affiliates by attracting, motivating, and retaining employees, directors, and service providers. The Amended 2019 Plan also provides a means through which such individuals can acquire and maintain stock ownership or awards, the value of which is tied to the performance of the Company’s Class A Common Stock, and to receive cash compensation which is linked to their individual performance and/or the Company’s performance. The Amended 2019 Plan also provides additional incentives and reward opportunities designed to strengthen such participants’ concern for the welfare of the Company and our stockholders and their desire to remain in the employ or service of the Company.
The Amended 2019 Plan provides for potential grants of: (i) incentive stock options (“Incentive Options”), (ii) options that do not constitute incentive stock options (“Non-Statutory Options,” and together with Incentive Options, “Options”), (iii) restricted stock awards (“Restricted Stock Awards”), (iv) restricted stock units (“RSUs”), (v) stock appreciation rights (“SARs”), (vi) performance awards, (vii) cash-based awards (“Cash-Based Awards”), (viii) dividend equivalent awards, or (ix) any combination of such awards (collectively referred to as “Awards”).
Eligibility to Participate
Employees of the Company and its affiliates and members of the Board and members of the board of directors of any of the Company’s affiliates are eligible to receive awards under the Amended 2019 Plan. Eligible individuals to whom an Award is granted under the Amended 2019 Plan are referred to as “Participants.” As of April 1, 2024, it is expected that the Company and its affiliates will have approximately six executive officers, 10 non-employee directors and 335 employees who will be eligible to participate in the Amended 2019 Plan.
Securities to be Offered
Subject to adjustment in the event of any distribution, stock split, reverse stock split, subdivision, consolidation, combination, reclassification or recapitalization, the aggregate number of shares of Class A Common Stock that may be issued pursuant to Awards under the Amended 2019 Plan is equal to 7,623,938, and all such shares will be available for issuance upon the exercise of ISOs.
Under the Amended 2019 Plan, the number of aggregate shares available for issuance under the Amended 2019 Plan will be reduced by 1.0 share for each share granted in the form of any Option or SAR or 1.0 share for each share granted in the form of any Award that is not an Option or SAR.
If shares subject to any Award under the Amended 2019 Plan are not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because an Award is forfeited, cancelled, exchanged, or surrendered, or is otherwise terminated or expires without a delivery of shares to a Participant, the shares that were subject to that Award will again be available for issue, transfer, or exercise pursuant to Awards under the Amended 2019 Plan to the extent allowable by law. In such case, the number of shares available for issuance under the Amended 2019 Plan will be increased by 1.0 share for each share related to an Option or SAR that is forfeited, cancelled, exchanged, surrendered, or expired or by 1.0 share for each such share which is not related to an Option or SAR. The number of shares available will not be increased by shares tendered, surrendered, or withheld in connection

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with the exercise or settlement of an Award or the related tax withholding obligations. Furthermore, when a SAR is settled in shares, the number of shares subject to the SAR under the applicable SAR Award agreement will be counted against the aggregate number of shares with respect to which Awards may be granted under the Amended 2019 Plan as 1.0 share for every share subject to the SAR, regardless of the number of shares used to settle the SAR upon exercise.
Award Limitations; Director Compensation Limitations
A Participant under the Amended 2019 Plan will be eligible to receive an Award pursuant to the terms of the Amended 2019 Plan and subject to any limitations imposed by appropriate action of the Compensation Committee. Additionally, in each calendar year, as applicable, during any part of which the Amended 2019 Plan is in effect, no Participant may be granted (i) Options relating to more than 1,250,000 shares, (ii) SARs relating to more than 1,250,000 shares, (iii) Restricted Stock Awards or RSUs relating to more than 500,000 shares, (iv) Performance Awards relating to more than 500,000 shares, (v) Cash-Based Awards in excess of $15,000,000, and (vi) for non-employee directors, Awards for an aggregate number of shares having a fair market value on the grant date, plus any Cash-Based Awards, in excess of $300,000. Awards relating to Class A Common Stock are subject to adjustment in a manner consistent with the other provisions of the Amended 2019 Plan.
Administration
The Board has appointed the Compensation Committee to administer the Amended 2019 Plan pursuant to its terms and all applicable state, federal, or other rules or laws. Unless otherwise limited by the Amended 2019 Plan, Rule 16b-3 under the Exchange Act, or any provisions of the Code, the Compensation Committee has broad discretion to administer the Amended 2019 Plan, interpret its provisions, and adopt policies for implementing the Amended 2019 Plan. Subject to the foregoing limitations, this discretion includes the power to determine when and to whom Awards will be granted, determine the amount of such Awards (measured in cash, shares of Class A Common Stock, or as otherwise designated), prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), delegate duties under the Amended 2019 Plan, terminate, modify, or amend the Amended 2019 Plan, and execute all other responsibilities permitted or required under the Amended 2019 Plan.
The Compensation Committee will have the power to accelerate an Award in the event of the death or disability of a Participant, upon the occurrence of a Change of Control (as defined in the Amended 2019 Plan), or any other circumstances as the Compensation Committee may determine. The Compensation Committee may appoint an administrative agent to whom it may delegate such powers as it deems appropriate, except that the Compensation Committee shall determine any dispute with respect to the Amended 2019 Plan or any Award granted thereunder.
The Compensation Committee has delegated authority under the Amended 2019 Plan to the Chief Executive Officer to grant Awards to employees of the Company who are not the Company’s executive officers for purposes of Section 16 of the Exchange Act (“Section 16”) and who are below the level of vice president; provided, that such Awards may only be granted in accordance with specific guidelines to be established by the Compensation Committee from time to time. The Chief Executive Officer will report to the Compensation Committee at each of its meetings, and not less frequently than quarterly, regarding all his actions in connection with the granting of any Awards.
Source of Shares
Shares of our Class A Common Stock issued under the Amended 2019 Plan come from authorized but unissued shares of Class A Common Stock, from treasury stock held by the Company or from previously issued shares of Class A Common reacquired by the Company, including shares purchased on the open market.

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Awards Under the Amended 2019 Plan
Options. An Option represents a right to purchase our Class A Common Stock at a fixed exercise price. The Company may grant Options to eligible persons including: (i) Incentive Options, which comply with the requirements of Section 422 of the Code; and (ii) Non-Statutory Options. The exercise price of each Option granted under the Amended 2019 Plan will be stated in the Option agreement and may vary; however, that the exercise price for an Option must not be less than the fair market value per share of Class A Common Stock as of the date of grant (except in the case of an Incentive Option granted to any individual who owns more than 10% of the total combined voting power of all classes of the Company’s stock as of the date of grant, in which case, (i) the exercise price of such Incentive Option must be at least 110% of the fair market value of a share of Class A Common Stock at the time of grant and (ii) the Incentive Option must not be exercisable after the expiration of five years from the date of grant). No Option may be backdated. Options may be exercised as the Compensation Committee determines, but not later than ten years from the date of grant. Any Incentive Option that fails to comply with section 422 of the Code for any reason will result in the reclassification of the Option as a Non-Statutory Option and will be exercisable as such. The Compensation Committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Compensation Committee, payment in already-owned shares of Class A Common Stock or attestation of Class A Common Stock ownership) and the methods and forms in which Class A Common Stock will be delivered to a Participant.
SARs. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of Class A Common Stock on the date of exercise over the grant price of the SAR, as determined by the Compensation Committee. SARs may be awarded in connection with or separate from another Award; however, a SAR awarded in connection with an Option is exercisable only to the extent that the related Option is exercisable. SARs granted independently of another Award will be exercisable as the Compensation Committee determines. The term of a SAR will be for a period determined by the Compensation Committee but will not exceed ten years. SARs can be settled in cash, Class A Common Stock, or other property as determined by the Compensation Committee. The exercise price for an SAR may be fixed on the date it is granted or vary according to a formula specified by the Compensation Committee at the time of grant; however, the exercise price can never be less than the fair market value of the Company’s Class A Common Stock on the date of grant.
Restricted Stock Awards. A Restricted Stock Award is a grant of shares of Class A Common Stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Compensation Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Compensation Committee. Except as otherwise provided under the terms of the Amended 2019 Plan or an Award agreement, the holder of a Restricted Stock Award may have rights as a stockholder, including the right to vote the Class A Common Stock subject to the Restricted Stock Award or to receive dividends on the Class A Common Stock subject to the Restricted Stock Award (and subject to any mandatory reinvestment or other requirements imposed by the Compensation Committee). As a condition of a Restricted Stock Award grant, the Compensation Committee may require or permit a Participant to elect that any cash dividends paid on a share of Class A Common Stock subject to a Restricted Stock Award be automatically reinvested in additional Restricted Stock Awards or applied to the purchase of additional Awards under the Amended 2019 Plan. Unless otherwise determined by the Compensation Committee, Class A Common Stock distributed in connection with any future stock split or stock dividend and other property distributed as a dividend will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such Class A Common Stock or other property has been distributed. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant. The restricted period for Restricted Stock granted to employees cannot be less than three years following the initial grant date of the Restricted Stock.
RSUs. RSUs are rights to receive Class A Common Stock, cash, or a combination of both at the end of a specified period. The Compensation Committee may subject RSUs to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement, and those restrictions may lapse at such times as the Compensation Committee may determine. The restricted period for RSUs granted to employees cannot be less than three years following the initial grant date of the RSUs. The Compensation Committee may permit recipients of RSUs to irrevocably elect in writing to defer receipt of all or any part of any distribution of shares of stock

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associated with that RSU Award in accordance with the terms and conditions under the Company’s Deferred Delivery Plan. The Deferred Delivery Plan allows certain key employees of the Company and its affiliates to defer income RSUs granted under the Amended Plan in the form of deferred units. Each deferred unit is equivalent to one share of Class A Common Stock and accrues earnings equal to dividends paid on Class A Common Stock, if any. Distributions from the Deferred Delivery Plan are generally made, at the election of the participant, beginning five years from deferral or upon termination of employment.
Bonus Stock and Awards in Lieu of Company Obligations. The Compensation Committee is authorized to grant Class A Common Stock as a bonus, or to grant Class A Common Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Amended 2019 Plan or under other plans or compensatory arrangements, subject to any applicable provision under Section 16. The Compensation Committee will determine any terms and conditions applicable to grants of Class A Common Stock or other Awards, including performance criteria associated with an Award. Any grant of Class A Common Stock to an officer or employee of the Company or an affiliate in lieu of salary or other cash compensation will be reasonable, as determined by the Compensation Committee.
Performance Awards. The Compensation Committee may designate that certain Awards granted under the Omnibus Compensation Plan constitute “performance” Awards (“Performance Awards”). A Performance Award is any Award the grant, exercise, or settlement of which is subject to one or more performance standards. Such Performance Goals may include or be based upon any of the following criteria, either in absolute amount or per share: pretax income or after tax income, earnings before interest, taxes, depreciation, and amortization (“EBITDA”), operating profit, distributed cash flow, return on equity, return on capital employed, total shareholder return, capital or investment, earnings, book value, increase in cash flow return, sales or revenues, operating expenses (including, but not limited to, lease operating expenses, severance taxes, gathering and transportation, general and administrative costs, and other components of operating expenses), stock price appreciation, implementation or completion of critical projects or processes, and/or corporate acquisition goals based on value of assets acquired or similar objective measures. Where applicable, these standards may be expressed in terms of attaining a specified level of a particular criteria or attaining a percentage increase or decrease in a particular criteria and may be applied relative to internal goals or levels attained in prior years or related to other companies or indices or as ratios expressing the relationship between the standards, or any combination thereof, as determined by the Compensation Committee.
The Performance Awards may include a threshold level of performance below which no vesting will occur, specified levels of performance at which limited vesting will occur, and a maximum level of performance at which full vesting will occur. For any Performance Award, the Compensation Committee may subjectively increase (though not above the amount payable if the highest performance metric were achieved) or decrease the amount payable pursuant to a Performance Award. In such determinations, the Compensation Committee may include the following in its analysis of the satisfaction of the performance criteria: (i) asset write downs, (ii) litigation or claim judgments or settlements, (iii) changes in tax laws, accounting principles, or other laws or provisions, (iv) reorganization or restructuring programs, (v) acquisitions or divestitures, (vi) foreign exchange gains and losses, (vii) gains or losses that are treated as unusual or infrequent under Accounting Standards Codification Topic 225, (viii) material change in capital budget, or (ix) force majeure events.
Dividend Equivalents. Dividend equivalents may be granted, entitling a Participant to receive cash, Class A Common Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Class A Common Stock or other periodic payments at the discretion of the Compensation Committee. Dividend equivalents may be awarded on a freestanding basis or in connection with another Award; provided, however, that, under the Amended 2019 Plan, dividend equivalents will not be granted in connection with the grant of any Options or SARs. The Compensation Committee may provide that dividend equivalents will be payable or distributed when accrued or that they will be deemed reinvested in additional Class A Common Stock, Awards, or other investment vehicles. The Compensation Committee will specify any restrictions on transferability and risks of forfeiture that are imposed upon dividend equivalents.

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Cash-Based Awards. The Compensation Committee may grant Awards under the Amended 2019 Plan that provide for the payment of cash to a Participant in such amounts and upon such terms and conditions as the Compensation Committee shall determine.
Other Provisions
Repayment/Forfeiture of Awards. If required by the Company’s Clawback policy, the Sarbanes-Oxley Act of 2002, and/or the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Awards will be conditioned on repayment or forfeiture in accordance with such policy or applicable law. The Compensation Committee may establish conditions for such repayment or forfeiture and adopt a policy regarding repayment or forfeiture for the Company or any Affiliate.
Repricing. Except for adjustments reflecting the effects of stock splits, stock dividends, other recapitalizations, or a Change of Control (as such term is defined in the Amended 2019 Plan), liquidation, or reorganization of the Company, no outstanding Option or SAR granted under the Amended 2019 Plan can be repriced without approval by the Company’s stockholders.
Tax Withholding. At the discretion of the Compensation Committee and subject to conditions that the Compensation Committee may impose, a Participant’s statutory tax withholding with respect to an Award may be satisfied by withholding from any payment related to an Award or by the withholding of shares of Class A Common Stock issuable pursuant to the Award based on the fair market value of the shares.
Recapitalization. If any change is made to the Company’s capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, which results in an increase or decrease in the number of outstanding shares of Class A Common Stock, appropriate adjustments will be made by the Compensation Committee as to the number and price of shares subject to an Award under the Amended 2019 Plan.
Change of Control. Upon a Change of Control, with respect to Awards other than Performance Awards, and upon the Participant’s Involuntary Termination or Voluntary Termination with Cause (as each such term is defined in the Amended 2019 Plan) occurring after the Change of Control, unless otherwise provided in the applicable Award Agreement, (i) all outstanding Options shall immediately become fully vested and exercisable in full and (ii) the restriction period of any Restricted Stock Award or RSUs shall immediately be accelerated and the restrictions shall expire. With respect to Performance Awards, (a) if the Change of Control occurs after the performance goals are met for the Award, all remaining payouts will vest on the date of the Participant’s Involuntary Termination or Voluntary Termination with Cause and be paid within 30 days of such termination and (b) if the Change of Control occurs prior to the achievement of the performance goals, the payout of the Award will vest on the date of the Participant’s Involuntary Termination or Voluntary Termination with Cause and will be paid within 30 days after the later of (1) the date of the Participant’s Involuntary Termination or Voluntary Termination with Cause or (2) the date the performance period ends. For purposes of clause (b) in the preceding sentence, the Compensation Committee will determine whether and to what extent a performance goal is met as of the trading day immediately prior to the date of the Change of Control.
Plan Amendment and Termination. The Compensation Committee or the Board may amend, alter, suspend, discontinue, or terminate the Amended 2019 Plan or the Compensation Committee’s authority to grant Awards under the Amended 2019 Plan, except that any amendment or alteration to the Amended 2019 Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the next annual meeting, if stockholder approval is required by any state or federal law or regulation or exchange listing standards. The Compensation Committee may waive any conditions or rights under or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Amended 2019 Plan; provided, that without the consent of an affected Participant, no such Compensation Committee action may materially and adversely affect the rights of such Participant under such Award.
Transferability of Awards. Except as otherwise determined at any time by the Compensation Committee as to any Awards other than Incentive Options, no right or interest of any Participant in an Award may be assigned or transferred. The Compensation Committee may permit transferability of Awards other than Incentive Options, on a general or a specific basis, and may impose conditions and

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limitations on any permitted transferability; provided, however, that no Award may be transferred for value or other consideration without first obtaining approval from the stockholders of the Company. In the event of a Participant’s death, the Participant’s rights and interests in any Award shall be transferable by will or the laws of descent and distribution, or with respect to Awards other than Incentive Options, a beneficiary designation that is in a form approved by the Compensation Committee.
Term of Amended 2019 Plan. If our stockholders approve the proposal, the Amended 2019 Plan will become effective as of the date of the annual meeting. Unless earlier terminated by action of the Board, the Amended 2019 Plan will terminate on the tenth anniversary of the original effective date of the 2019 Plan (which was May 30, 2019), or May 30, 2029. Awards granted before the termination date of the Amended 2019 Plan continue to be effective according to their terms and conditions.
Federal Income Tax Consequences
The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the Amended 2019 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of Participants in the Amended 2019 Plan may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. Class A Common Stock on the date of grant, SARs payable in cash, RSUs, and certain other Awards that may be granted pursuant to the Amended 2019 Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.
Tax Consequences to Participants Under the Amended 2019 Plan
Incentive Options; Non-Statutory Options; SARs. Participants will not realize taxable income upon the grant of a Non-Statutory Option or a SAR. Upon the exercise of a Non-Statutory Option or SAR, a Participant will recognize ordinary compensation income (subject to withholding by the Company) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Class A Common Stock received over (ii) the exercise price (if any) of the Award. A Participant will generally have a tax basis in any shares of Class A Common Stock received pursuant to the exercise of a SAR or pursuant to the cash exercise of a Non-Statutory Option that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Code Limitations on Deductibility” below, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.
Participants eligible to receive an Incentive Option will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of Class A Common Stock received upon exercise of the Incentive Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.
Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

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The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, the Company (or a subsidiary) will then, subject to the discussion below under “Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.
Under current rulings, if a Participant transfers previously held shares of Class A Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Non-Statutory Option or Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Non-Statutory Option or Incentive Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Non-Statutory Option in the manner described above). Moreover, that number of shares of Class A Common Stock received upon exercise which equals the number of shares of previously held Class A Common Stock surrendered therefor in satisfaction of the Non-Statutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Class A Common Stock surrendered in satisfaction of the Non-Statutory Option or Incentive Option exercise price. Any additional shares of Class A Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.
The Amended 2019 Plan allows the Compensation Committee to permit the transfer of Awards in limited circumstances. See “Other Provisions — Transferability of Awards.” For income and gift tax purposes, certain transfers of Non-Statutory Options and SARs generally should be treated as completed gifts, subject to gift taxation.
The Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of Non-Statutory Options (other than in the context of divorce) or SARs. However, the IRS has informally indicated that after a transfer of stock options, the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options.
In addition, if the Participant transfers a vested Non-Statutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Non-Statutory Option at the time of the gift. The value of the Non-Statutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Non-Statutory Option, and the illiquidity of the Non-Statutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion per donee, (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Non-Statutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
This favorable tax treatment for vested Non-Statutory Options has not been extended to unvested Non-Statutory Options. Whether such consequences apply to unvested Non-Statutory Options is uncertain, and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition. The IRS has not specifically addressed the tax consequences of a transfer of SARs.
Restricted Stock Awards; RSUs; Stock Awards; Cash-Based Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a Cash-Based Award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Participants will not have taxable income at the time of grant of an RSU, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a share of Class A Common Stock in settlement of the RSU, as applicable, in an amount equal to the cash or the fair market value of the Class A Common Stock received.
In general, a Participant will recognize ordinary compensation income as a result of the receipt of Class A Common Stock pursuant to a Restricted Stock Award or bonus stock award in an amount equal to the fair market value of the Class A Common Stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when

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received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Class A Common Stock (i) when the Class A Common Stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under section 83(b) of the Code, or (ii) when the Class A Common Stock is received, in cases where a Participant makes a valid election under section 83(b) of the Code.
A Participant will be subject to withholding for federal, and generally for state and local, income taxes at the time the Participant recognizes income under the rules described above with respect to Class A Common Stock or cash received. Dividends that are received by a Participant prior to the time that the Class A Common Stock is taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the Class A Common Stock received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.
Subject to the discussion immediately below, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.
Tax Consequences to the Company
Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or its subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Golden Parachute Payments. Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Amended 2019 Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Compensation of Covered Employees. The ability of the Company (or its subsidiary) to obtain a deduction for amounts paid under the Amended 2019 Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.
New Plan Benefits
Because Awards granted under the Amended 2019 Plan are at the discretion of the Compensation Committee, it is not possible to determine the benefits or amounts that will be received by or allocated to participants. Therefore, the New Plan Benefits Table is not provided. For information regarding the outstanding awards that have been granted, please see "Executive Compensation—Outstanding Equity Awards at Fiscal Year End.”

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Securities Authorized for Issuance Under Equity Compensation Plans
As required by applicable SEC rules, the following table sets forth certain information with respect to the 2019 Plan as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders:
Kinetik Holdings Inc. 2019 Omnibus Compensation Plan (1)	459,048		437,021
Equity compensation plans not approved by security holders	—	—	—
Total	459,048		437,021
(1)The 2019 Plan was originally approved by stockholders on May 30, 2019.
Consequences of Failing to Approve the Proposal
The Amended 2019 Plan will not be implemented unless approved by our stockholders. If the Amended 2019 Plan is not approved by the stockholders, the 2019 Plan will remain in effect, and the Company will continue to grant awards under the 2019 Plan until the share reserve under the 2019 Plan is exhausted or the term of the 2019 Plan expires. Once the share reserve under the 2019 Plan is exhausted, the Company may elect to provide compensation through other means, such as cash-settled awards or other cash compensation, to assure that the Company and its affiliates can attract and retain qualified personnel. Additionally, depending on the level of achievement with respect to outstanding awards of PSUs (which could be earned from 0-200% of the target number of PSUs subject to each such award), it is possible that we will have to settle a certain number of such awards in cash rather than shares of Class A Common Stock.
Vote Required
The affirmative “FOR” vote of the holders of a majority of the votes cast by the stockholders present or represented at the meeting, virtually during the meeting or by proxy, and entitled to vote thereon is required to approve this Proposal 3. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions and broker non-votes will have no effect on Proposal 3.

VOTE
The Board recommends a vote “FOR” the Amended 2019 Plan (Proposal 3 on the proxy card).

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Proposal 4.
Ratification of the Appointment of Independent Auditor
General Information
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the independent auditor employed by the Company and establishes guidelines for the retention of the independent auditor for any permissible services. In performing these responsibilities, among other things, the Audit Committee (i) reviews the qualifications, performance, and independence of the independent auditor, (ii) reviews and evaluates the lead partner of the independent auditor having primary responsibility for the Company’s audit and ensures the rotation of such partners as required by law, and (iii) considers whether the registered public accounting firm chosen as the independent auditor should be rotated in order to maintain the independence between the independent auditor and the Company.
The Audit Committee has appointed KPMG, an independent registered public accounting firm (independent auditor), to audit the Company’s financial statements for fiscal year 2024. KPMG has served as the independent registered public accounting firm of BCP since 2017. The Board believes that the appointment of KPMG to serve as the Company’s independent auditor is in the best interests of the Company and its stockholders and, at the request of the Audit Committee, is asking you to ratify that appointment.
Representatives of KPMG will be present at the annual meeting and will have an opportunity to make a statement, if they desire to do so, or to respond to appropriate questions regarding the Company’s business. Representatives of EY will not be present at the annual meeting.
Although stockholder ratification is not required, the appointment of KPMG as the Company’s independent auditor for fiscal year 2024 is being submitted for ratification at the annual meeting because the Board believes doing so is a good corporate governance practice. Furthermore, the Audit Committee will take stockholders’ opinions regarding the appointment of KPMG into consideration in future deliberations. If KPMG’s appointment is not ratified at the annual meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate KPMG’s engagement as the Company’s independent auditor without the approval of the Company’s stockholders whenever the Audit Committee deems appropriate.

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Change in Auditor
In connection with the closing of the Transactions, on February 22, 2022, the reconstituted Audit Committee removed Ernst & Young LLP (“EY”) as our independent auditor, effective February 22, 2022, and appointed KPMG to serve as our independent auditor, effective February 22, 2022.
EY audited our financial statements for the fiscal years ended December 31, 2018, 2019 and 2020. EY’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2019 and December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2021 and the subsequent interim period through February 22, 2022, the date we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, (i) there were no disagreements between us and EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement in its report on our consolidated financial statements, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
During the fiscal year ended December 31, 2021 and the subsequent interim period through February 22, 2022, neither we nor anyone acting on our behalf consulted KPMG regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements; or (2) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.
On February 28, 2022, the Company filed with the SEC a Current Report on Form 8-K disclosing the appointment of KPMG and dismissal of EY. The Company provided EY with a copy of such Current Report on Form 8-K, which included as Exhibit 16.1 a letter from EY addressed to the SEC indicating whether it agrees with such disclosures.
Fees Paid to the Independent Auditor
The fees paid to EY for 2023 and 2022 were as follows:

Description	2023 ($)	2022 ($)

Audit Fees(1)	—	—
Audit-Related Fees	—	111,200
Tax Fees	—	—
All Other Fees	—	—
(1)Audit Fees were for professional services rendered for the annual audit of Altus’s consolidated financial statements included in the Form 10-K, the reviews of Altus’s financial statements included in the Forms 10-Q, and other procedures required to be performed by the independent auditor to be able to form an opinion on Altus’s consolidated financial statements.

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The fees paid to KPMG for 2023 and 2022 were as follows:

Description	2023 ($)	2022 ($)

Audit Fees(1)	3,130,000	3,510,000
Audit-Related Fees(2)	195,000	—
Tax Fees(3)	—	20,000
All Other Fees	—	—
(1)Audit Fees were for professional services rendered for the annual audit of the Company’s consolidated financial statements included in the Form 10-K and effectiveness of internal control over financial reporting, the reviews of Company’s financial statements included in the Forms 10-Q, and other procedures required to be performed by the independent auditor to be able to form an opinion on Company’s consolidated financial statements. These amounts also included fees associated with comfort letters and consents related to debt and equity offerings. The Audit Fees for 2022 include KPMG’s annual audit of the Company’s consolidated financial statements for the 2022 fiscal year, the reviews of the financial statements included in the Forms 10-Q, and assistance with and review of documents filed with the SEC.
(2)Audit-related fees are primarily for professional services not directly related to the Company’s annual financial statements, for example assistance in connection with ESG assurance services.
(3)Tax fees for the fiscal years ended December 31, 2022 were $20,000. Such tax fees consisted of tax advisory services.
All audit, audit-related, tax, and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG was compatible with the firm’s independence in the conduct of its auditing functions. The Audit Committee has taken into consideration whether the provision of non-audit services by KPMG is compatible with maintaining auditor independence.
None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.
Vote Required
The affirmative “FOR” vote of the holders of a majority of the votes cast by the stockholders present or represented at the meeting, virtually during this meeting or by proxy, and entitled to vote thereon is required to approve this Proposal 4. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions and broker non-votes will have no effect on Proposal 4.

VOTE
The Board unanimously recommends that you vote “FOR” ratification of the appointment of KPMG as the company’s independent auditor for fiscal year 2024.

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Voting and Other Information
Who Is Paying the Solicitation Cost
The expense of preparing, posting online, and printing and mailing any requested hard copies of proxy solicitation materials will be borne by the Company.
Notice of Internet Availability of Proxy Materials
Pursuant to rules adopted by the SEC, we have elected to provide our stockholders access to our proxy materials via the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referenced in the Notice or request to receive a printed set of the proxy materials. The Notice contains instructions on how to access the proxy materials over the internet, how to vote online, and how to request a printed copy of the materials. We encourage you to take advantage of the proxy materials on the internet. By opting to access your proxy materials online, you will save us the cost of producing and mailing documents, reduce the amount of mail you receive, and allow us to conserve natural resources.
Virtual Meeting Admission
You are entitled to attend and participate in the virtual annual meeting only if you were a stockholder as of the close of business on the record date or if you hold a valid proxy for the Annual Meeting. If you are not a stockholder, you may still view the meeting after the recording has been posted on our Investor Relations website.
Attending Online. If you plan to attend the annual meeting online, please read the instructions below so you understand how to gain admission. If you do not comply with these procedures, you will not be able to participate in the annual meeting.
Stockholders may participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/KNTK2024. If you are a stockholder of record, you will need the control number on your Notice or proxy card to log in. For beneficial stockholders who do not have a control number, instructions to gain access to the meeting may be provided on the voting instruction card you receive from your broker, bank, or other nominee.
Stockholders of record hold shares directly with Equiniti Trust Company, LLC. “Beneficial” or “street name” stockholders hold shares through a broker, bank, or other nominee.
Please allow ample time to check in to the virtual meeting. The site will be available beginning at 8:15 A.M. Central Time. We will have technicians ready to assist if you have difficulties accessing or participating in the virtual meeting at (844) 986-0822 (if you are in the U.S.); or (303) 562-9302 (if you are outside the U.S.).
Asking Questions. Stockholders who wish to submit a question in advance may do so on our annual meeting website, www.virtualshareholdermeeting.com/KNTK2024, which will be open 15 minutes before the annual meeting begins. Stockholders also may submit questions live during the meeting. We plan to reserve up to 20 minutes for appropriate stockholder questions to be read and answered by Company personnel during the meeting, but we will only address questions that are germane to the matters being voted on at our annual meeting. Stockholders can also access copies of this Proxy Statement and annual report at our annual meeting website.

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Voting
Who Can Vote
Only stockholders of record holding shares of the Company’s Class A Common Stock, and stockholders of record holding shares of the Company’s Class C Common Stock, at the close of business on the record date, March 21, 2024, are entitled to receive notice of the annual meeting and to vote the shares of Common Stock they held on that date.
As of April 1, 2024, there were 153,655,275 shares of Kinetik Common Stock issued and outstanding, including 59,712,487 shares of our Class A Common Stock and 93,942,788 shares of Class C Common Stock. Holders of Kinetik Common Stock are entitled to one vote per share, voting together as a single class, and are not allowed to cumulate votes in the election of directors.
The Company’s stock transfer books will not be closed. A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any Kinetik stockholder at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056-5748, for purposes relating to the annual meeting, during normal business hours for a period of ten days before the meeting.
How to Vote
If your shares of Kinetik Common Stock are held by a broker, bank, or other nominee (in “street name”), you will receive instructions from them on how to vote your shares. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may vote your shares at its discretion on “routine” matters to be acted upon at the annual meeting. However, your shares will not be voted on any “non-routine” matters. An absence of voting instructions on any “non-routine” matters will result in a “broker non-vote.”
The only “routine” matter to be acted upon at the annual meeting is:
•Proposal 4: Ratification of the appointment of KPMG as the Company’s independent auditor for fiscal year 2024.
All other matters to be acted upon at the annual meeting are “non-routine” matters. As such, if you hold all or any portion of your shares in street name and you do not give your broker or bank specific instructions on how to vote your shares, your shares will not be voted on the following “non-routine” matters:
•Proposal 1: Election of the eleven directors named in this proxy statement;
•Proposal 2: Approval of the compensation of named executive officers for 2023 (say on pay); and
•Proposal 3: Approval of the Amended and Restated Kinetik Holdings Inc. 2019 Omnibus Compensation Plan.
If you hold shares of Kinetik Common Stock in your own name (as a “stockholder of record”), you may instruct the Company on how to vote your shares:
•over the internet, by following the instructions provided in the Notice; or
•if you requested to receive printed proxy materials:
◦by scanning the QR code on the enclosed proxy card with your mobile device (specific directions for using the mobile voting system are shown on the proxy card);
◦by using the toll-free telephone number listed on the enclosed proxy card (specific directions for using the telephone voting system are included on the proxy card); or
◦by marking, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided.
When using internet, mobile device, or telephone voting, the voting systems will verify that you are a stockholder through the use of a “company number” for Kinetik and a unique “control number” for you.

Kinetik Holdings Inc.	69	2024 Proxy Statement

Whichever method you use to transmit your instructions, your shares of Kinetik Common Stock will be voted as you direct. If you designate the proxies named on the proxy card to vote on your behalf, but do not specify how to vote your shares, they will be voted as follows:
•Proposal 1: FOR ALL NOMINEES for the election of directors;
•Proposal 2: FOR approval of the compensation of named executive officers for 2023 (say on pay);
•Proposal 3: FOR approval of the Amended and Restated Kinetik Holdings Inc. 2019 Omnibus Compensation Plan;
•Proposal 4: FOR ratification of the appointment of KPMG as the Company’s independent auditor for fiscal year 2024; and
•In accordance with the judgment of the persons voting the proxy on any other matter properly brought before the meeting.
If you vote in advance using one of the methods described above, then you may still attend and vote virtually during the meeting. Follow the instructions at www.virtualshareholdermeeting.com/KNTK2024 to vote during the meeting. Please see “Revoking a Proxy” below for additional details.
Revoking a Proxy
You may revoke a proxy before it is voted by submitting a new proxy with a later date by internet, mobile device, telephone, or mail (if applicable), by voting online virtually during the meeting, or by filing a written revocation with the Company’s corporate secretary. Your attendance online virtually at the annual meeting alone will not automatically revoke your proxy.
Quorum
The presence at the annual meeting, virtually or by proxy, of the holders of a majority of the voting power of all outstanding shares of Kinetik Common Stock outstanding on the record date entitled to vote at the annual meeting will constitute a quorum, permitting the business of the meeting to be conducted.
Votes Needed

Proposal	Vote Required	Voting Options	Can brokers vote without instructions	Effect of abstentions and broker non-votes

Election of Directors	Each nominee must receive a plurality of the votes cast by the stockholders present and entitled to vote thereon	For all Withhold authority(1) For all except	No	None
Advisory Approval of the Compensation of the Executive Officers	Affirmative vote of a majority of the votes cast by the stockholders present and entitled to vote thereon	For Against Abstain	No	None
Approve Amended and Restated Kinetik Holdings Inc. 2019 Omnibus Compensation Plan	Affirmative vote of a majority of the votes cast by the stockholders present and entitled to vote thereon	For Against Abstain	No	None
Ratification of Appointment of Independent Auditor	Affirmative vote of a majority of the votes cast by the stockholders present and entitled to vote thereon	Abstain	Yes	Abstentions: None Broker Non-Votes: N/A
(1)Because directors need only be elected by a plurality of the vote, “Withhold Authority” votes will not affect whether any particular nominee has received sufficient votes to be elected. You may not cumulate your votes for the election of directors.

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Who Counts the Votes
Representatives of Broadridge will tabulate the votes. The Company will appoint representatives to act as inspectors of the election.
Future Stockholder Proposals and Director Nominations
Stockholders are entitled to submit proposals on matters appropriate for stockholder action at next year’s annual meeting consistent with the regulations of the SEC and the Company’s bylaws.
Proposals for Inclusion in Next Year’s Proxy Statement
The SEC rules permit stockholders to submit proposals (other than director nominations) for inclusion in our proxy statement for next year’s annual meeting if the submitting stockholder and the proposal satisfy the requirements set forth in SEC Rule 14a-8.
•When to send these proposals. Any stockholder proposal submitted in accordance with SEC Rule 14a-8 must be received by the Company’s corporate secretary on or before December 9, 2025.
•Where to send these proposals. Proposals should be addressed to the Company’s corporate secretary at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056-5748.
•What to include. Proposals must conform to and include the information required by SEC Rule 14a-8.
Proposals and Director Nominations for Presentation at Next Year’s Annual Meeting
Our bylaws also provide that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, as described above, or director nomination may be presented directly at next year’s annual meeting if the submitting stockholder and the proposal satisfy the requirements set forth in Section 3.2 (with respect to director nominations) or Section 2.7 (with respect to other proposals) of our bylaws.
•When to send these proposals. Stockholder proposals, including director nominations, submitted under these bylaw provisions must be received by the Company’s corporate secretary no earlier than the opening of business on January 20, 2025 and no later than the close of business on February 19, 2025; provided, however, that if next year’s annual meeting is called for a date that is not within 30 days before or after the anniversary date of this year’s meeting, notice by the stockholder to be timely must be received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (a) the close of business on the 90th day before the meeting or (b) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. In addition, any stockholder who intends to solicit proxies in support of director nominees must comply with the content requirements of Rule 14a-19 of the Exchange Act (the SEC’s universal proxy rule) at the time it complies with the earlier deadlines in the Company’s advance notice provisions of its bylaws. Thus, if a stockholder intends to solicit proxies in support of any director nominees other than the Company’s nominees submitted under the advance notice provisions of the Company’s bylaws for next year’s annual meeting, then such stockholder must provide proper written notice that sets forth all of the information required by Rule 14a-19 under the Exchange Act to the Company’s corporate secretary no later than February 19, 2025; provided, however, that if next year’s annual meeting is called for a date that is not within 30 days before or after the anniversary date of this year’s meeting, notice by the stockholder to be timely must be received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (a) the close of business on the 90th day before the meeting or (b) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company.

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•Where to send these proposals. Proposals should be addressed to the Company’s corporate secretary at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056-5748.
•What to include. Proposals must conform to and include the information required by Section 3.2(d) of our bylaws (with respect to director nominations) or Section 2.7(a)(ii) of our bylaws (with respect to all other proposals). Our bylaws are filed as an exhibit to the Company’s most recent Annual Report on Form 10-K filed with the SEC, or a printed copy of our bylaws is available free of charge by writing to the Company’s corporate secretary at the address above. Any notice of director nomination submitted to the Company other than through proxy access must include the additional information required by Rule 14a-19(b) under the Exchange Act.
•Discretion to vote proxies on these proposals. If any stockholder proposal, including any director nomination, is properly presented directly at next year’s annual meeting, proxies will be voted on such proposals in accordance with the judgment of the management representatives who shall have been granted the authority to vote such proxies.
The Company’s Annual Report on Form 10-K and our other reports filed with the SEC are made available on the SEC’s website at www.sec.gov.
Stockholders with the Same Last Name and Address
The SEC rules permit companies and intermediaries (such as brokers) to implement a delivery procedure known as “householding.” Under this procedure, multiple Kinetik stockholders with the same last name who reside at the same address may receive a single set of proxy materials, unless one or more of the stockholders has provided contrary instructions. This procedure reduces printing costs and postage fees and saves natural resources.
If you hold your shares in “street name” (your shares are held in a brokerage account or by a bank or other nominee), you may revoke your consent to householding at any time by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or calling Broadridge at 1-866-540-7095. You can also request information about householding from your broker or bank.
If you are a stockholder of record (your shares are held in your own name and not held in a brokerage account) who received a household mailing this year, and you would like to have additional copies of proxy materials promptly mailed to you, if you would like to opt out of householding for future mailings, or if you would like to enroll in householding, please send your written request to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-866-540-7095.
Solicitation of Proxies
This proxy is solicited by the Board for use at the annual meeting and any adjournment thereof. Solicitation of proxies for use at the annual meeting may be made virtually during the meeting or by mail, telephone, or other electronic means by directors, officers, and regular employees, if any, of the Company. These persons will receive no special compensation for any solicitation activities. The Company has requested banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Company’s Common Stock for whom they are record holder, and the Company will, upon request, reimburse reasonable forwarding expenses.

NOTE
Stockholders are requested to promptly vote their shares using one of the methods explained on page 69 of this proxy statement.

Kinetik Holdings Inc.	72	2024 Proxy Statement

KINETIK HOLDINGS INC.
2700 Post Oak Boulevard, Suite 300
Houston, Texas 77056-5748
(713) 621-7330
www.kinetik.com

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ANNUAL MEETING OF STOCKHOLDERS
KINETIK HOLDINGS INC.
MAY 20, 2024

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL
The Notice and Proxy Statement and Annual Report on Form 10-K are available at http://www.proxyvote.com
Please sign, date and mail your proxy card in the envelope provided as soon as possible.
KINETIK HOLDINGS INC. – 2024 PROXY
This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on May 20, 2024
By signing this proxy, you revoke all prior proxies and appoint Jamie Welch and Todd Carpenter as Proxies, with full power of substitution, and authorize them to represent the undersigned at the annual meeting of stockholders to be held on May 20, 2024, or any adjournment thereof, and to vote all the shares of Common Stock of Kinetik Holdings Inc. held of record by the undersigned on March 21, 2024.
This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” IN PROPOSAL 1 AND “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND “FOR” PROPOSAL 4 .“
Vote by Internet, Telephone, or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

Internet/Mobile	Phone	Mail	Virtual Meeting

Access www.proxyvote.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.	Call toll-free 1-800-690-6903 and follow the instructions. Have your proxy card available when you call.	Sign, date, and mail your proxy card in the envelope provided as soon as possible.	Attend the virtual annual meeting as an authenticated shareholder and cast your vote online during the virtual meeting

Vote online/phone until 11:59 PM EDT the day before the meeting.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Annex A
KINETIK HOLDINGS INC.
Amended and Restated 2019 Omnibus Compensation Plan
Section 1
Introduction
1.1    Establishment. Kinetik Holdings Inc., a Delaware corporation (hereinafter referred to, together with its Affiliates (as defined below) as the “Company” except where the context otherwise requires), hereby establishes the Kinetik Holdings Inc. Amended and Restated 2019 Omnibus Compensation Plan (as amended from time to time, the “Plan”).
1.2    Purpose. The purpose of the Plan is to provide Eligible Persons designated by the Committee for participation in the Plan with equity-based incentives to: (a) encourage such individuals to continue in the long-term service of the Company and its Affiliates, (b) create in such individuals a more direct interest in the future success of the operations of the Company, (c) attract outstanding individuals, and (d) retain and motivate such individuals. The Plan is intended to provide eligible individuals with the opportunity to acquire an equity interest in the Company, thereby relating incentive compensation to increases in stockholder value and more closely aligning the compensation of such individuals with the interests of the Company’s stockholders.
Accordingly, this Plan provides for the granting of Incentive Stock Options, Non-Qualified Stock Options, Performance Awards, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Cash-Based Awards, Dividend Equivalents or any combination of the foregoing, as the Committee determines is best suited to the circumstances of the particular individual as provided herein.
1.3    Effective Date. The Plan was originally effective as of May 30, 2019 (the “Effective Date”), and the Plan was subsequently amended on May 10, 2022 to reflect the Company’s name change and certain other non-material updates. The Plan has been amended and restated in its entirety as of April 3, 2024 to reflect an increase in the number of shares of Stock authorized for issuance under the Plan. This Plan and each Award granted hereunder are conditioned on and shall be of no force or effect until the Plan is approved by the stockholders of the Company. The Committee (or its delegate in accordance with Section 3.4(b) hereof) may grant Awards, the entitlement to which shall be expressly subject to the condition that the Plan shall have been approved by the stockholders of the Company.
Section 2
Definitions
2.1    Definitions. The following terms shall have the meanings set forth below:
a.“Administrative Agent” means any designee or agent that may be appointed by the Committee pursuant to subsections 3.1(h) and 3.4 hereof.
b.“Affiliate” means any entity other than the Company that is affiliated with the Company through stock or equity ownership or otherwise and is designated as an Affiliate for purposes of the Plan by the Committee; provided, however, that, notwithstanding any other provisions of the Plan to the contrary, for purposes of NQSOs and SARs, if an individual who otherwise qualifies as an Eligible Person provides services to such an entity and not to the Company, such entity may only be designated an Affiliate if the Company qualifies as a “service recipient,” within the meaning of Internal Revenue Code Section 409A, with respect to such individual; provided further that such definition of “service recipient” shall be determined by (a) applying Internal Revenue Code Section 1563(a)(1), (2), and (3), for purposes of determining a controlled group of corporations under Internal Revenue Code Section 414(b), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Internal Revenue Code Section

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1563(a)(1), (2), and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Internal Revenue Code Section 414(c), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Treasury Regulations Section 1.414(c)-2 and (b) where the use of shares of Stock with respect to the grant of a NQSO or SAR to such an individual is based upon legitimate business criteria, by applying Internal Revenue Code Section 1563(a)(1), (2), and (3), for purposes of determining a controlled group of corporations under Internal Revenue Code Section 414(b), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Internal Revenue Code Section 1563(a)(1), (2), and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Internal Revenue Code Section 414(c), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Treasury Regulations Section 1.414(c)-2; provided, further that for purposes of ISOs, “Affiliate” shall mean any present or future corporation which is or would be a “parent corporation” or a “subsidiary corporation” of the Company as those terms are defined in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code.
c.“Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Cash-Based Award or any other cash or stock-based award granted to a Participant under the Plan.
d.“Board” means the Board of Directors of the Company.
e.“Cash-Based Award” is an Award, denominated in cash, determined in accordance with subsection 10.1 of this Plan.
f.“Change of Control” shall mean the occurrence of an event in which any one person or more than one person acting as a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than a Stockholder (as defined in the Stockholders Agreement) or its Affiliate, acquires beneficial ownership of more than fifty percent (50%) of the voting power of the Company’s outstanding capital stock. Notwithstanding anything in this definition of “Change of Control” to the contrary, in any event in which compensation payable pursuant to this Plan would be subject to the tax under Section 409A of the Internal Revenue Code when the foregoing definition is used, then “Change of Control” means an event that satisfies the requirements of a “change in control event” within the meaning of Treasury Regulations Section 1.409A-3(i)(5).
g.“Committee” means the Compensation Committee of the Company; provided, however, that in the event the Compensation Committee of the Company does not consist of at least two ”non-employee directors” (as defined in Rule 16b-3 under the Exchange Act), then, with respect to Awards granted to Participants who are subject to the reporting requirements of Section 16 of the Exchange Act, “Committee” shall mean the full Board.
h.“Deferred Delivery Plan” means the Company’s Deferred Delivery Plan, as it has been or may be amended from time to time, or any successor plan.
i.“Dividend Equivalent” means a right, granted to an Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
j.“Eligible Persons” mean those employees of the Company or of any Affiliates, members of the Board, and members of the board of directors of any Affiliates who, in all cases, are providing services to the Company and are designated as Eligible Persons by the Committee. Notwithstanding the foregoing, grants of Incentive Stock Options may not be granted to anyone who is not an employee of the Company or an Affiliate.
k.“Exchange Act” means the Securities Exchange Act of 1934, as amended.
l.“Exercise Date” means the date of exercise determined in accordance with subsection 6.2(g) hereof.
m.“Fair Market Value” means the fair market value of a share of Stock as determined by the Committee by reasonable application of a reasonable valuation method, consistently applied, as the Committee deems appropriate; provided, however, that if

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the Committee has not made such determination, such fair market value shall be the per share closing price of the Stock as reported on the exchange on which the Stock is listed; provided further, however, that if on the date Fair Market Value is to be determined there are no transactions in the Stock, Fair Market Value shall be determined as of the immediately preceding date on which there were transactions in the Stock; provided further, however, that, with respect to ISOs, such Fair Market Value shall be determined subject to Section 422(c)(7) of the Internal Revenue Code. For purposes of the foregoing, a valuation prepared in accordance with any of the methods set forth in Treasury Regulation Section 1.409A-1(b)(5)(iv)(B)(2), consistently used, shall be rebuttably presumed to result in a reasonable valuation. This definition is intended to comply with the definition of “fair market value” contained in Treasury Regulation Section 1.409A-1(b)(5)(iv) and should be interpreted consistently therewith.
n.“Incentive Stock Option” or ”ISO” means any Option intended to be and designated as an incentive stock option and which satisfies the requirements of Section 422 of the Internal Revenue Code or any successor provision thereto.
o.“Internal Revenue Code” or “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor thereto. Any reference to a section of the Internal Revenue Code or Treasury Regulation shall be treated as a reference to any successor section.
p.“Involuntary Termination” means the termination of employment of the Participant by the Company or applicable Affiliate (or successor to either of the foregoing, as applicable) for any reason on or after a Change of Control; provided, that the termination does not result from an act of the Participant that constitutes common law fraud, a felony, or gross malfeasance of duty.
q.“Non-Qualified Stock Option” or “NQSO” means any Option that is not intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code.
r.“Option” means an option to purchase a number of shares of Stock granted pursuant to subsection 6.1.
s.“Option Price” means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with subsection 6.2(b) hereof.
t.“Participant” means an Eligible Person designated by the Committee, from time to time during the term of the Plan, to receive one or more Awards under the Plan.
u.“Performance Award” is a right to a payment in cash or a number of shares of Stock (“Performance Shares”) determined (in either case) in accordance with Section 9 of this Plan based on the extent to which the applicable Performance Goals are achieved. A Performance Share shall be of no value to a Participant unless and until earned in accordance with Section 9 hereof.
v.“Performance Goals” are the performance conditions, if any, established pursuant to subsection 9.2 by the Committee in connection with an Award.
w.“Performance Period” with respect to a Performance Award means one or more periods of time as the Committee may select, over which the attainment of one or more Performance Goals will be measured; provided, that, if that Committee does not select a period of less than a year, each such period shall not be less than one calendar year or one fiscal year of the Company, beginning not earlier than the year in which such Performance Award is granted, which may be referred to herein and by the Committee by use of the calendar of fiscal year in which a particular Performance Period commences.
x.“Restricted Stock” means Stock granted to an Eligible Person under Section 8 hereof, that is subject to certain restrictions and to a risk of forfeiture.
y.“Restricted Stock Unit” means a right, granted to an Eligible Person under Section 8 hereof, to receive Stock, cash, or a combination thereof at the end of a specified vesting period.
z.“Restriction Period” shall have the meaning assigned to such term in subsection 8.1.

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(a) “Stock” means the $0.0001 par value, Class A common stock of the Company and or any security into which such common stock is converted or exchanged upon merger, consolidation, or any capital restructuring (within the meaning of Section 14) of the Company.
bb.    “Stock Appreciation Right” or “SAR” means a right granted to an Eligible Person to receive an amount in cash, Stock, or other property equal to the excess of the Fair Market Value as of the Exercise Date of one share of Stock over the SAR Price times the number of shares of Stock to which the Stock Appreciation Right relates. Stock Appreciation Rights may be granted in tandem with Options or other Awards or may be freestanding.
cc.    “Stockholders Agreement” means the Amended and Restated Stockholders Agreement, dated as of October 21, 2021, entered into by the Company and the other parties thereto, as amended from time to time.
dd.    “SAR Price” means the price at which the Stock Appreciation Right was granted, which shall be determined in the same manner as the Option Price of an Option in accordance with subsection 6.2 hereof.
ee.    “Voluntary Termination with Cause” occurs upon a Participant’s separation from service of his own volition and one or more of the following conditions occurs without the Participant’s consent on or after a Change of Control:
i.There is a material diminution in the Participant’s base compensation, compared to his rate of base compensation on the date of the Change of Control.
ii.There is a material diminution in the Participant’s authority, duties, or responsibilities.
iii.There is a material diminution in the authority, duties, or responsibilities of the Participant’s supervisor, such as a requirement that the Participant (or his supervisor) report to a corporate officer or employee instead of reporting directly to the board of directors.
iv.There is a material diminution in the budget over which the Participant retains authority.
v.There is a material change in the geographic location at which the Participant must regularly perform his or her service, including, for example the assignment of the Participant to a regular workplace that is more than 50 miles from his or her regular workplace on the date of the Change of Control.
The Participant must notify the Company of the existence of one or more adverse conditions specified in clauses (i) through (iii) above within 90 days of the initial existence of the adverse condition. The notice must be provided in writing to the Company’s Head of Human Resources or his/her delegate. The notice may be provided by personal delivery or it may be sent by email, inter-office mail, regular mail (whether or not certified), fax, or any similar method. The Company’s Head of Human Resources or his/her delegate shall acknowledge receipt of the notice within 5 business days; the acknowledgement shall be sent to the Participant by certified mail. Notwithstanding the foregoing provisions of this definition, if the Company remedies the adverse condition within 30 days of being notified of the adverse condition, no Voluntary Termination with Cause shall occur.
2.2    Headings; Gender and Number. The headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.
Section 3
Plan Administration

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3.1    Administration by the Committee. The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, adopt rules and regulations for carrying out the purposes of the Plan, including, without limitation, the authority to:
a.Grant Awards;
b.Select the Eligible Persons and the time or times at which Awards shall be granted;
c.Determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions, and Performance Goals relating to any Award;
d.Determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered;
e.Construe and interpret the Plan and any Award;
f.Prescribe, amend, and rescind rules and procedures relating to the Plan;
g.Determine the terms and provisions of Award agreements;
h.Appoint designees or agents (who need not be members of the Committee or employees of the Company or of any Affiliate) to assist the Committee with the administration of the Plan;
i.Communicate the material terms of each Award to its recipient within a relatively short period of time after approval; and
j.Make all other determinations deemed necessary or advisable for the administration of the Plan and Award agreements.
3.2    Committee Discretion. The Committee shall, in its absolute discretion, and without amendment to the Plan, have the power to waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan. Further, the Committee shall have the power to accelerate an Award in the event of (a) the death or disability of a Participant, (b) upon the occurrence of a Change of Control, or (c) any other circumstances the Committee may determine. In the event of a Change of Control, the provisions of Section 13 hereof shall be mandatory and shall govern the vesting and exercisability schedule of any Award granted hereunder.
3.3    Indemnification. No member of the Committee shall be liable for any action, omission, or determination made in good faith. The Company shall indemnify (to the extent permitted under Delaware law) and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission, or determination relating to the Plan, unless, in either case, such action, omission, or determination was taken or made by such member, director, or employee in bad faith and without reasonable belief that it was in the best interests of the Company. The determination, interpretations, and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.
3.4    Committee Delegation.
a.The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may appoint an Administrative Agent, who need not be a member of the Committee or an employee of the Company, to assist the Committee in administration of the Plan and to whom it may delegate such powers as the Committee deems appropriate, except that the Committee shall determine any dispute. The Committee

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may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, or in any Award agreement entered into hereunder, in the manner and to the extent it shall deem expedient, and it shall be the sole and final judge of such inconsistency.
b.The Committee has delegated authority to the Chief Executive Officer of the Company to grant Awards to employees of the Company who are not the Company’s executive officers (as such term is defined for purposes of Section 16 of the Exchange Act) and who are below the level of Senior Vice President; provided, that any such Awards may only be granted in accordance with guidelines established by the Committee.
Section 4
Stock Subject to the Plan
4.1    Number of Shares. Subject to adjustments pursuant to Section 4.4 hereof, up to 7,623,938 shares of Stock are authorized for issuance under the Plan subject to such restrictions or other provisions as the Committee may from time to time deem necessary. Notwithstanding the foregoing, the number of aggregate shares of Stock available for issuance under the Plan at any given time shall be reduced by (a) 1.0 share for each share of Stock granted in the form of Stock Options or Stock Appreciation Rights or (b) 1.0 shares for each share of Stock granted in the form of any Award that is not an Option or Stock Appreciation Right. During the duration of the Plan, no Eligible Person may be granted Options which in the aggregate cover in excess of 5 percent of the total shares of Stock authorized under the Plan. No Award may be granted under the Plan on or after the 10-year anniversary of the Effective Date. The foregoing to the contrary notwithstanding, within the aggregate limit described in the first sentence of this Section 4.1, up to 7,623,938 shares of Stock may be issued pursuant to ISOs granted under the Plan.
4.2    Availability of Shares Not Issued under Awards. If shares of Stock which may be issued pursuant to the terms of the Plan awarded hereunder are forfeited, cancelled, exchanged, or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the holder of such Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination, or expiration, again be available for Awards under the Plan; provided, however, that in such case, the number of shares of Stock that may be issued under the Plan shall increase by 1.0 share for each share related to a Stock Option or a Stock Appreciation Right that is so forfeited, cancelled, exchanged, surrendered, or expired and by 1.0 shares for each such share which is not related to a Stock Option or a Stock Appreciation Right. The number of shares available shall not be increased by shares tendered, surrendered or withheld in connection with the exercise or settlement of an Award or the related tax withholding obligations. Furthermore, when a SAR is settled in shares, the number of shares subject to the SAR under the SAR Award agreement will be counted against the aggregate number of shares with respect to which Awards may be granted under the Plan as one share for every share subject to the SAR, regardless of the number of shares used to settle the SAR upon exercise.
4.3    Stock Offered. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock and/or Stock in the Company’s treasury, at least the number of shares from time to time require under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.
4.4    Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a Stock dividend or any other distribution upon such shares payable in Stock or rights to acquire Stock, or through a Stock split, reverse Stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the Stock (any of the foregoing being herein called a “capital restructuring”), then in relation to the Stock that is affected by one or more of the above events, the numbers, rights, and privileges of the following shall be, in each case, equitably and proportionally adjusted to take into account the occurrence of any of the above events: (a) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued pursuant to subsections 4.1 and 4.10, (b) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (c) the exercise price, grant price, or purchase price relating to any Award, (d) the Performance Goals, and (e) the individual limitations applicable to Awards, provided that, with respect to Incentive Stock Options, such adjustment in clauses (a), (b), and (c) shall be made in accordance with Section 424(h) of the Internal Revenue Code.

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4.5    Other Changes in Stock. In the event there shall be any change, other than as specified in subsections 4.4 hereof, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that such change equitably requires an adjustment in the number or kind of shares subject to outstanding Awards or which have been reserved for issuance pursuant to the Plan but are not then subject to an Award, then such adjustments shall be made by the Committee and shall be effective for all purposes of the Plan and on each outstanding Award that involves the particular type of stock for which a change was effected.
4.6    Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the shares then under an outstanding Award to any Participant of the particular class of Stock involved the Stock or other securities which the Participant would have been entitled to subscribe for if immediately prior to such grant the Participant had exercised his entire Option. If, upon exercise of any such Option, the Participant subscribes for the additional shares or other securities, the aggregate Option Price shall be increased by the amount of the price that is payable by the Participant for such additional shares or other securities as if the Participant had exercised his entire Option immediately prior to the grant of such additional shares or other securities.
4.7    General Adjustment Rules. No adjustment or substitution provided for in this Section 4 shall require the Company to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the aggregate Option Price for the shares of Stock then subject to the Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed.
4.8    Determination by the Committee, Etc. Adjustments under this Section 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties.
4.9    Code Section 409A. For any Award that is not subject to Internal Revenue Code Section 409A before the adjustments identified in the preceding sections of this Section 4, no adjustment shall be made that would cause the Award to become subject to Internal Revenue Code Section 409A. For an Award that is subject to Internal Revenue Code Section 409A before the adjustments identified in the preceding sections of this Section 4, no adjustment shall cause the Award to violate Internal Revenue Code Section 409A, without the prior written consent of both the Participant and the Committee.
4.10    Award Limits. The following limits shall apply to grants of all Awards under the Plan:
a.Options: The maximum aggregate number of shares of Stock that may be subject to Options granted in any calendar year to any one Participant shall be 1,250,000 shares.
b.SARs: The maximum aggregate number of shares that may be subject to Stock Appreciation Rights granted in any calendar year to any one Participant shall be 1,250,000 shares. Any shares covered by Options which include tandem SARs granted to one Participant in any calendar year shall reduce this limit on the number of shares subject to SARs that can be granted to such Participant in such calendar year.
c.Restricted Stock or Restricted Stock Units: The maximum aggregate number of shares of Stock that may be subject to Awards of Restricted Stock or Restricted Stock Units granted in any calendar year to any one Participant shall be 500,000 shares.
d.Performance Awards: The maximum aggregate grant with respect to Performance Awards granted in any calendar year to any one Participant shall be 500,000 shares (or SARs based on the value of such number of shares). If any Performance Award is settled in cash, the amount of such cash can be no more than the Fair Market Value of the Stock underlying such Performance Award.

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e.Cash Payment: The maximum aggregate amount of compensation that may be paid under all Cash-Based Awards (including the Fair Market Value of any shares of Stock paid in satisfaction of such Cash-Based Awards) granted in any calendar year to any one Participant shall be $15,000,000.
f.Non-Employee Directors: In addition to any other limitations set forth in this Section 4.10, Awards granted in the aggregate under the Plan during any calendar year to any one Participant who is a non-employee director shall be limited to an aggregate number of shares of Stock having a Fair Market Value on the grant date, plus any Cash-Based Award, not to exceed $300,000.00 in the aggregate.
4.11    Repayment/Forfeiture/Claw-back of Awards. Each Participant’s Award (including any proceeds, gains, or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award) shall be conditioned on repayment, forfeiture, or claw-back in accordance with the Company’s claw-back policy, if any, the Sarbanes-Oxley Act of 2002 and/or the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, if applicable, and any other applicable law and the related Award agreement shall reflect any such condition.
4.12    Dividend Equivalents. The Committee (or, pursuant to Section 3.4(b), the Chief Executive Officer of the Company) is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to risk of forfeiture, as the Committee may specify. Notwithstanding the foregoing, Dividend Equivalents shall not be granted in connection with the grant of any Options or Stock Appreciation Right.
Section 5
Granting of Awards to Participants
5.1    Participation. Participants in the Plan shall be those Eligible Persons who, in the judgment of the Committee (or, pursuant to Section 3.4(b), the Chief Executive Officer of the Company), are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation, and development of the Company or an Affiliate, and significantly contribute, or are expected to significantly contribute, to the achievement of the Company’s long-term corporate economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee or granted in accordance with Section 3.4(b) hereof, and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination that an Award is to be granted to a Participant, as soon as practicable, written notice shall be given to such person, specifying the terms, conditions, rights, and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights, and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee (or, in the case of grants made pursuant to Section 3.4(b), in accordance with the guidelines established by the Committee), which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.
5.2    Notification to Participants and Delivery of Documents. As soon as practicable after such determinations have been made, each Participant shall be notified of (a) his/her designation as a Participant, (b) the date of grant, (c) the number and type of Awards granted to the Participant, (d) in the case of Performance Awards, the Performance Period and Performance Goals, (e) in the case of Restricted Stock or Restricted Stock Units, the Restriction Period (as defined in subsection 8.1), and (f) any other terms or conditions imposed by the Committee with respect to the Award.

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5.3    Delivery of Award Agreement. This requirement for delivery of a written Award agreement is satisfied by electronic delivery of such agreement provided that evidence of the Participant’s receipt of such electronic delivery is available to the Company and such delivery is not prohibited by applicable laws and regulations.
Section 6
Stock Options
6.1    Grant of Stock Options. Coincident with or following designation for participation in the Plan, an Eligible Person may be granted one or more Options. Grants of Options under the Plan shall be made by the Committee or in accordance with Section 3.4(b). In no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares of Stock for which any other Option may be exercised, except as provided in subsection 6.2(j) hereof. Options that are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(A) may be granted only if the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iii) are satisfied.
6.2    Stock Option Agreements. Each Option granted under the Plan shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option (or, if no such identification is made, then it shall be a Non-Qualified Stock Option) and evidenced by a written agreement which shall be entered into by the Company and the Participant to whom the Option is granted, and which shall contain the following terms and conditions set out in this subsection 6.2, as well as such other terms and conditions, not inconsistent therewith, as the Committee may consider appropriate.
a.Number of Shares. Each Stock Option agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.
b.Price. The price at which each share of Stock covered by an Option may be purchased, the Option Price, shall be determined in each case by the Committee and set forth in the Stock Option agreement. The price may vary according to a formula specified in the Stock Option agreement, but in no event shall the Option Price ever be less than the Fair Market Value of the Stock on the date the Option is granted.
c.No Backdating. There shall be no backdating of Options, and each Option shall be dated the actual date that the Committee adopts the resolution awarding the grant of such Option.
d.Limitations on Incentive Stock Options. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is attributed to own by virtue of the Internal Revenue Code) Stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Affiliate unless (i) the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.
To the extent that the aggregate Fair Market Value of Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other option plan of the Company (or any Affiliate) shall exceed $100,000, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.
e.Duration of Options. Each Stock Option agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Participant (the “Option Period”). The Option Period must end, in all cases, not more than ten years from the date an Option is granted.
f.Termination of Options. During the lifetime of a Participant to whom a Stock Option is granted, the Stock Option may be exercised only by such Participant or, in the case of disability (as determined pursuant to the Company’s Long-Term Disability Plan

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or any successor plan) by the Participant’s designated legal representative, except to the extent such exercise would cause any Award intended to qualify as an ISO not to so qualify. Once a Participant to whom a Stock Option was granted dies, the Stock Option may be exercised only by the personal representative of the Participant’s estate or, with respect to Stock Options that are not Incentive Stock Options, as otherwise provided in Section 15.2. Unless the Stock Option agreement shall specify a longer or shorter period, at the discretion of the Committee, then the Participant (or representative, or, if applicable pursuant to Section 15.2, designated beneficiary) may exercise the Stock Option for a period of up to three months after such Participant terminates employment or ceases to be a member of the Board.
g.Exercise, Payments, Etc.
i.Each Stock Option agreement shall provide that the method for exercising the Option granted therein shall be by delivery to the Administrative Agent of written notice specifying the number of shares of Stock with respect to which such Option is exercised and payment to the Company of the aggregate Option Price. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Options (or portions thereof) which are being exercised and the number of shares of Stock with respect to which the Options are being exercised. The Participant’s obligation to deliver written notice of exercise is satisfied by electronic delivery of such notice through means satisfactory to the Committee and prescribed by the Company. The exercise of the Option shall be deemed effective on the date such notice is received by the Administrative Agent and payment is made to the Company of the aggregate Option Price (the “Exercise Date”); however, if payment of the aggregate Option Price is made pursuant to a sale of shares of Stock as contemplated by subsection 6.2(g)(iv)(E) below, the Exercise Date shall be deemed to be the date of such sale. If requested by the Company, such notice shall contain the Participant’s representation that he or she is purchasing the Stock for investment purposes only and his or her agreement not to sell any Stock so purchased in any manner that is in violation of the Exchange Act or any applicable state law, and such restriction, or notice thereof, shall be placed on the certificates representing the Stock so purchased. The purchase of such Stock shall take place upon delivery of such notice to the Administrative Agent, at which time the aggregate Option Price shall be paid in full to the Company by any of the methods or any combination of the methods set forth in subsection 6.2(g)(iv) below.
ii.The shares of Stock to which the Participant is entitled as a result of the exercise of the Option shall be issued by the Company and either (A) delivered by electronic means to an account designated by the Participant or (B) delivered to the Participant in the form of a properly executed certificate or certificates representing such shares of Stock. If shares of Stock are used to pay all or part of the aggregate Option Price, the Company shall issue and deliver to the Participant the additional shares of Stock, in excess of the aggregate Option Price or portion thereof paid using shares of Stock, to which the Participant is entitled as a result of the Option exercise.
iii.The Company’s obligation to deliver the shares of Stock to which the Participant is entitled as a result of the exercise of the Option shall be subject to the payment in full to the Company by the Participant of the aggregate Option Price and the required tax withholding.
iv.The aggregate Option Price shall be paid by any of the following methods or any combination of the following methods:
(A)     in cash, including the wire transfer of funds in U.S. dollars to one of the Company’s bank accounts located in the United States, with such bank account to be designated from time to time by the Company;

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(B)     by personal, certified, or cashier’s check payable in U.S. dollars to the order of and acceptable to the Company;
(C)     by delivery to the Company or the Administrative Agent of certificates representing a number of shares of Stock then owned by the Participant, the aggregate Fair Market Value of which (as of the Exercise Date) is equal to the aggregate Option Price of the Option being exercised, properly endorsed for transfer to the Company;
(D)     by certification or attestation to the Company or the Administrative Agent of the Participant’s ownership (as of the Exercise Date) of a number of shares of Stock, the aggregate Fair Market Value of which (as of the Exercise Date) is not greater than the aggregate Option Price of the Option being exercised; or
(E)     by delivery to the Company or the Administrative Agent of a properly executed notice of exercise together with irrevocable instructions to a broker to promptly deliver to the Company, by wire transfer or check as noted in subsection 6.2(g)(iv)(A) and (B) above, the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Participant necessary to pay the aggregate Option Price.
h.Tax Withholding. Each Stock Option agreement shall provide that, upon exercise of the Option, the Participant shall make appropriate arrangements with the Company to provide for not less than the minimum amount of tax withholding required by law, including without limitation Sections 3102 and 3402 or any successor section(s) of the Internal Revenue Code and applicable state and local income and other tax laws, by payment of such taxes in cash (including wire transfer), by check, or as provided in Section 12 hereof.
i.Repricing Prohibited. Subject to Sections 4, 6, 13, 14, and 17, outstanding Stock Options granted under this Plan shall not be repriced without approval by the Company’s stockholders. In particular, neither the Board nor the Committee may take any action: (i) to amend the terms of an outstanding Option or SAR to reduce the Option Price or grant price thereof, cancel an Option or SAR and replace it with a new Option or SAR with a lower Option Price or grant price, or take any other action (whether in the form of an amendment, cancellation or replacement grant, or a cash-out of underwater options) that has an economic effect that is the same as any such reduction or cancellation or (ii) to cancel an outstanding Option or SAR having an Option Price or grant price above the then-current Fair Market Value of the Stock in exchange for the grant of another type of Award, without, in each such case, first obtaining approval of the stockholders of the Company of such action.
j.Stockholder Privileges. No Participant shall have any rights as a stockholder with respect to any shares of Stock covered by an Option until the Participant becomes the holder of record of such Stock. Except as provided in Section 4 hereof, no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date on which such Participant becomes the holder of record of such Stock.
k.Section 409A Avoidance. Once granted, no Stock Option shall be modified, extended, or renewed in any way that would cause the Stock Option to be subject to Internal Revenue Code Section 409A. The Option Period shall not be extended to any date that would cause the Stock Option to become subject to Internal Revenue Code Section 409A. The Option Price shall not be adjusted to reflect any dividends declared and paid on the Stock between the date of grant and the date the Stock Option is exercised.
l.Vesting Period. Each Stock Option agreement shall state the vesting period (the period which ends as of a date that the Option is no longer restricted or subject to forfeiture) that applies to the specified number of shares of Stock granted pursuant thereto. In respect of the employees of the Company (including executive officers), such vesting period for the entire Option award shall in no event be less than three years following the grant date, and, subject to Sections 13 and 14 of the Plan, the Committee may not waive such minimum vesting period except in the case of the Participant’s death or disability.

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Section 7
Stock Appreciation Rights
7.1    Stock Appreciation Rights. The Committee (or, if so provided pursuant to Section 3.4(b), the Chief Executive Officer of the Company) is authorized to grant SARs to Participants either alone (“freestanding”) or in tandem with other Awards, including Performance Awards, Options, and Restricted Stock. Stock Appreciation Rights granted in tandem with any Award must be granted at the same time as the Award is granted. Stock Appreciation Rights granted in tandem with Options shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Options. Options granted in tandem with Stock Appreciation Rights shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Appreciation Rights. The Committee shall establish the terms and conditions applicable to any Stock Appreciation Rights, which terms and conditions need not be uniform but may not be inconsistent with the terms of the Plan. Freestanding Stock Appreciation Rights shall generally be subject to terms and conditions substantially similar to those described in Section 4 and subsection 6.2 for Options, including, but not limited to, the requirements of subsections 6.2(b), (d), (i), and (l) and subsection 4.7 regarding general adjustment rules, minimum price, duration, and prohibition on repricing. SARs that are intended to comply with Treasury Regulation Section 1.409A-1 (b)(5)(i)(B) may be granted only if the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iii) are satisfied.
7.2    Section 409A Avoidance. The SAR Price may be fixed on the date it is granted or the SAR Price may vary according to an objective formula specified by the Committee at the time of grant. However, the SAR Price can never be less than the Fair Market Value of the Stock on the date of grant. The SAR grant must specify the number of shares to which it applies, which must be fixed at the date of grant (subject to adjustment pursuant to Sections 4, 6, and 12). Once granted, no SAR shall be modified, extended, or renewed in any way that would cause the SAR to be subject to Internal Revenue Code Section 409A. The period during which the SAR may be exercised shall not be extended to any date that would cause the SAR to become subject to Internal Revenue Code Section 409A. The value of the SAR shall not be adjusted to reflect any dividends declared and paid on the Stock between the date of grant and the date the SAR is exercised.
Section 8
Restricted Stock and Restricted Stock Units
8.1    Restriction Period. At the time an Award of Restricted Stock or Restricted Stock Units is made, the Committee shall establish the terms and conditions applicable to such Award, including the period of time (the “Restriction Period”) and attainment of performance goals during which certain restrictions established by the Committee shall apply to the Award. In respect of the employees of the Company (including executive officers), such Restriction Period, the time ending as of the date upon which the entire Award of Restricted Stock or Restricted Stock Units is no longer restricted or subject to forfeiture provisions, shall in no event be less than three years following the initial grant date of the Award of Restricted Stock or Restricted Stock Units (such Restriction Period to include periods of time during which the achievement of specific performance goals or other performance is measured with respect to such Awards), and, subject to the other provisions of the Plan (including but not limited to Sections 11.4, 13 and 14 hereof), the Committee may not waive such minimum Restriction Period except in the case of the Participant’s death or disability. Awards of Restricted Stock or Restricted Stock Units may also be made in accordance with Section 3.4(b). Each such Award, and designated portions of the same Award, may have a different Restriction Period. Except as permitted or pursuant to the other provisions of the Plan (including but not limited to Sections 11.4, 13 and 14 hereof), the Restriction Period applicable to a particular Award shall not be changed. Restricted Stock or Restricted Stock Units may or may not be subject to Internal Revenue Code Section 409A. If they are subject to Internal Revenue Code Section 409A, the grant of the Restricted Stock or Restricted Stock Units must contain the provisions needed to comply with the requirements of Internal Revenue Code Section 409A, including but not limited to (a) the timing of any election to defer receipt of the Restricted Stock or Restricted Stock Units beyond the date of vesting, (b) the timing of any payout election, and (c) the timing of the settlement of Restricted Stock or a Restricted Stock Unit. Restricted Stock or Restricted Stock Units that are subject to Internal Revenue Code Section 409A may be adjusted to reflect any dividends declared and paid on the

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Stock between the date of grant and the date the Restricted Stock or Restricted Stock Unit vests, but only to the extent permitted in IRS guidance of general applicability.
8.2    Certificates for Stock. Restricted Stock shall be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock represented by a stock certificate registered in the name of the Participant.
8.3    Restricted Stock Terms and Conditions. Participants shall have the right to enjoy all shareholder rights during the Restriction Period with respect to Restricted Stock except that:
a.The Participant shall not be entitled to delivery of the Stock certificate until the Restriction Period shall have expired.
b.The Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Stock during the Restriction Period.
c.A breach of the terms and conditions established by the Committee with respect to the Restricted Stock shall cause a forfeiture of the Restricted Stock and any dividends withheld thereon.
8.4    Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may specify whether any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
8.5    Restricted Stock Units. The Committee (or, if so provided pursuant to Section 3.4(b), the Chief Executive Officer of the Company) is authorized to grant Restricted Stock Units to Participants, which are rights to receive Stock at the end of a specified deferral period and which do not represent an equity interest in the Company, subject to the following terms and conditions:
a.Award and Restrictions. Settlement of an Award of Restricted Stock Units shall occur as specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant pursuant to Section 8.5) in the related Award agreement. In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the vesting or deferral period, as the case may be, or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
8.6    Deferral of Receipt of Settlement Proceeds of Restricted Stock Units. With the consent of the Committee, a Participant who has been granted a Restricted Stock Unit may by compliance with the then applicable procedures under the Plan irrevocably elect in writing to defer receipt of all or any part of any distribution associated with that Restricted Stock Unit Award in accordance with either the terms and conditions of the Deferred Delivery Plan or the terms and conditions specified under the grant agreement and related documents. The terms and conditions of any such deferral, including, but not limited to, the period of time for, and form of, election; the manner and method of payout; and the use and form of Dividend Equivalents in respect of stock-based units resulting from such deferral, shall be as determined by the Committee. The Committee may, at any time and from time to time, but prospectively only except as hereinafter provided, amend, modify, change, suspend, or cancel any and all of the rights, procedures, mechanics, and timing parameters relating to such deferrals. In addition, the Committee may, in its sole discretion, accelerate the pay

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out of such deferrals (and any earnings thereon), or any portion thereof, either in a lump sum or in a series of payments, but only to the extent that the payment or the change in timing of the payment will not cause a violation of Internal Revenue Code Section 409A.
8.7    Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or an Affiliate in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.
Section 9
Performance Awards
9.1    Establishment of Performance Goals for Company. Performance Goals applicable to a Performance Award shall be established by the Committee in its absolute discretion on or before the date of grant. Such Performance Goals may include or be based upon any of the following criteria, either in absolute amount or per share: pretax income or after tax income, earnings before interest, taxes, depreciation, and amortization (“EBITDA”), operating profit, distributed cash flow, return on equity, return on capital employed, total shareholder return, capital or investment, earnings, book value, increase in cash flow return, sales or revenues, operating expenses (including, but not limited to, lease operating expenses, severance taxes, gathering and transportation, general and administrative costs, and other components of operating expenses), stock price appreciation, implementation or completion of critical projects or processes, and/or corporate acquisition goals based on value of assets acquired or similar objective measures.
Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of a particular criteria or attaining a percentage increase or decrease in a particular criteria, and may be applied relative to internal goals or levels attained in prior years or related to other companies or indices or as ratios expressing relationship between Performance Goals, or any combination thereof, as determined by the Committee.
The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur.
The Committee may in its discretion classify Participants into as many groups as it determines, and as to any Participant relate his/her Performance Goals partially, or entirely, to the measured performance, either absolutely or relatively, of an identified subsidiary, division, operating company, test strategy, or new venture of the Company and/or its Affiliates.
The Committee shall determine the attainment of each Performance Goal. The Committee shall retain the discretion to increase (though not above the amount payable if the highest performance metric were achieved) or decrease the amount payable pursuant to such Awards above or below the amount that would otherwise be payable upon attainment of the applicable Performance Goal(s), either on a formula or discretionary basis or any combination, as the Committee determines. The Committee may determine with respect to any Award that an evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles, or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses, (g) gains and losses that are treated as unusual or infrequent under Accounting Standards Codification Topic 225, (h) material change in capital budget, or (i) force majeure events.
9.2    Levels of Performance Required to Earn Performance Awards. At or about the same time that Performance Goals are established for a specific period, the Committee shall in its absolute discretion establish the percentage of the Award which shall be earned by the Participant for various levels of performance measured in relation to achievement of Performance Goals for such

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Performance Period. The Committee shall have the discretion to determine the Performance Period for any Participant, including any new hire Participant, which may be for a Performance Period of less than one year.
9.3    Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing performance measures or permit flexibility with respect to the terms of any Award without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. Performance Awards shall include any Awards using the criteria set forth in this Section 9, provided that, the Committee, in its sole discretion, may make Performance Awards based on any criteria or performance measures it determines to be appropriate and may increase or decrease the amount payable pursuant to such Awards as it subjectively determines.
9.4    Other Restrictions. The Committee shall determine the terms and conditions applicable to any Performance Award, which may include restrictions on the payment of cash or the delivery of Stock payable in connection with the Performance Award and restrictions that could result in the future forfeiture of all or part of any cash or Stock earned. The Committee may provide that shares of Stock issued in connection with a Performance Award be held in escrow and/or legended. Performance Awards may or may not be subject to Internal Revenue Code Section 409A. If a Performance Award is subject to Internal Revenue Code Section 409A, the Performance Award grant agreement shall contain the terms and conditions needed to comply with the requirements of Internal Revenue Code Section 409A, including but not limited to (a) the timing of any election to defer receipt of the Performance Award, (b) the timing of any payout election, and (c) the timing of the actual payment of the Performance Award. Performance Awards that are subject to Internal Revenue Code Section 409A may be adjusted to reflect any dividends declared and paid on the Stock between the date of grant and the date the Performance Award is paid, but only to the extent permitted in IRS guidance of general applicability.
9.5    Notification to Participants. Promptly after the Committee has established the Performance Goals with respect to a Performance Award, the Participant shall be provided with written notice of the Performance Goals so established.
9.6    Measurement of Performance against Performance Goals. The Committee shall, as soon as practicable after the close of a Performance Period, determine (a) the extent to which the Performance Goals for such Performance Period have been achieved and (b) the percentage of the Performance Awards earned as a result.
These determinations shall be absolute and final as to the facts and conclusions therein made and be binding on all parties. Promptly after the Committee has made the foregoing determination, each Participant who has earned Performance Awards shall be notified. For all purposes of this Plan, notice shall be deemed to have been given the date action is taken by the Committee making the determination. Participants may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of all or any portion of their Performance Awards during the Performance Period.
9.7    Treatment of Performance Awards Earned. Upon the Committee’s determination that a percentage of any Performance Award has been earned for a Performance Period, Participants to whom such earned Performance Awards have been granted and who have been in the employ of the Company or Affiliates continuously from the date of grant until the end of the Performance Period, subject to the exceptions set forth in the Performance Award agreement and in Sections 11 and 13 hereof, shall be entitled, subject to the other conditions of this Plan, to payment in accordance with the terms and conditions of the Performance Awards. Performance Awards shall under no circumstances become earned or have any value whatsoever for any Participant who is not in the employ of the Company or its Affiliates continuously during the entire Performance Period for which such Performance Award was granted, except as provided in Sections 11 and 13.
9.8    Payment of Performance Awards. Payment of a Performance Award for a Performance Period may be made in cash or Stock as determined by the Committee, in its sole discretion, or as provided in the Award agreement.
9.9    Subsequent Performance Award Grants. Following the grant of Performance Awards with respect to a Performance Period, additional Participants may be designated by the Committee (or, if so provided pursuant to Section 3.4(b), the Chief Executive Officer of the Company) for grant of Performance Awards for such Performance Period subject to the same terms and conditions set

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forth for the initial grants, except that the Committee, in its sole discretion, may reduce the value of the amounts to which subsequent Participants may become entitled, prorated according to reduced time spent during the Performance Period, and the applicable Performance Award agreement shall be modified to reflect such reduction.
9.10    Stockholder Privileges. No Participant shall have any rights as a stockholder with respect to any shares of Stock covered by a Performance Award until the Participant becomes the holder of record of such Stock.
Section 10
Cash-Based Awards
10.1    Grant of Cash-Based Awards. The Committee (or, if so provided pursuant to Section 3.4(b), the Chief Executive Officer of the Company) may grant Cash-Based Awards not otherwise described by the terms of the Plan to a Participant in such amounts and upon such terms and conditions as the Committee shall determine. The Committee, in its sole discretion, may designate a Cash-Based Award as a Performance Award.
10.2    Cash-Based Award Agreement. Each grant of Cash-Based Awards under the Plan shall be evidenced by a written agreement which shall be entered into by the Company and the Participant to whom the Cash-Based Award is granted (or, in the alternative, a written statement provided by the Company to the Participant). Such written agreement or statement shall set forth the terms and conditions applicable to each Cash-Based Award.
10.3    Vesting and Other Conditions. A Cash-Based Award may be subject to the completion of a service period, the achievement of one or more performance conditions or such other conditions and requirements as determined by the Committee, in its sole discretion. Each Cash-Based Award shall specify a potential payment amount or payment range as determined by the Committee. If the Committee exercises its discretion to subject the vesting of a Cash-Based Award to the achievement of one or more performance conditions, the amount of the Cash-Based Award that shall be paid to the Participant will depend on the extent to which such performance conditions are met and the satisfaction of any service-based payment conditions.
10.4    Payment of Cash-Based Awards. Payment, if any, with respect to Cash-Based Awards shall be made in accordance with the terms of the applicable Award agreement or statement, as determined by the Committee, in its sole discretion. The timing and form of the payment of a Cash-Based Award shall be determined by the Committee and set forth in the applicable Award agreement or statement, unless the Committee chooses to provide in the applicable Award agreement or statement that a Participant may elect in accordance with such procedures and limitations as the Committee may specify, the timing and form of payout.
Section 11
Termination of Employment, Death, Disability, etc.
11.1    Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or an Affiliate shall be specified in the agreement controlling such Award. To the extent such Award is subject to Section 409A of the Code, such termination of employment or any other service relationship shall be a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h) with respect to any Award intended to comply with Section 409A of the Internal Revenue Code; provided, that a “separation from service” shall occur only if both the Company and the Participant expect the Participant’s level of services to permanently drop by more than half. For the avoidance of doubt, the Participant’s employment shall be deemed to terminate on the last day of his active and actual employment with the Company or Affiliate, whether that date is chosen unilaterally by the Company or Affiliate or by mutual agreement and whether or not advance notice is given. No period of notice that is, or ought to be, given under applicable law shall be taken into account in determining entitlement to exercise or settlement of an Award under the Plan.

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11.2    Termination for Cause. If the employment of the Participant by the Company is terminated for cause, as determined by the Committee, all Awards to such Participant shall thereafter be void for all purposes. As used in subsections 11.2, and 11.3 hereof, except as otherwise set forth in an Award agreement, “cause” shall mean an act of the Participant that constitutes common law fraud, a felony, or gross malfeasance of duty. The effect of this subsection 11.2 shall be limited to determining the consequences of a termination and that nothing in this subsection 11.2 shall restrict or otherwise interfere with the Company’s discretion with respect to the termination of any employee.
11.3    Performance Awards. Except as set forth below, each Performance Award shall state that each such Award shall be subject to the condition that the Participant has remained an Eligible Person from the date of grant until the applicable vesting date as follows:
a.If the Participant voluntarily leaves the employment of the Company or an Affiliate, or if the employment of the Participant is terminated by the Company for cause or otherwise, any Performance Award to such Participant not previously vested shall thereafter be void and forfeited for all purposes.
b.Unless otherwise provided in an Award agreement, a Participant shall become vested in all Performance Awards that have met the Performance Goals within the Performance Period on the date the Participant retires from employment with the Company or an Affiliate (as applicable) on or after attaining retirement age (which for all purposes of this Plan is determined to be age 65, unless otherwise designated by the Committee), on the date the Participant dies while employed by the Company or an Affiliate, or on the date the Participant terminates service with the Company and the Affiliates due to permanent disability (as determined pursuant to the Company’s long-term disability plan (or analogous plan of an applicable Affiliate) or any successor plan), unless the Performance award is subject to Internal Revenue Code Section 409A, in which case “permanent disability” must also fall within the meaning specified in Internal Revenue Code Section 409A(a)(2)(C) or a more restrictive meaning established by the Committee) while employed by the Company or an Affiliate. Such Participant shall not become entitled to any payment which may arise due to the occurrence of a Performance Goal after the Participant dies, terminates service due to permanent disability, or retires. The amount of payment shall be determined under an Award agreement and such payment shall occur as soon as administratively convenient following the date the Participant dies, terminates service due to permanent disability, or retires, but in no event shall the payment occur later than March 15 in the calendar year immediately following the calendar year in which the Participant died, so terminates service, or retired. If the Participant dies before receiving payment, the payment shall be made to those entitled pursuant to Section 15.2 of this Plan.
11.4    Forfeiture Provisions. Subject to Sections 13 and 14, in the event a Participant terminates employment or other service with the Company and its Affiliates during a Restriction Period for the Participant’s Restricted Stock or Restricted Stock Units, such Awards will be forfeited; provided, however, that the Committee may provide for proration or full payout in the event of (a) death, (b) disability, or (c) any other circumstances the Committee may determine.
Section 12
Tax Withholding
12.1    Withholding Requirement. The Company and any Affiliate is authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes or social security payments due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax or social security obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof, in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis at the discretion of the Committee.

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12.2    Withholding Requirement – Stock Options and SARs. The Company’s obligations to deliver shares of Stock upon the exercise of an Option or SAR shall be subject to the Participant’s satisfaction of all applicable federal, state, and local income and other tax and social security withholding requirements.
12.3    At the time the Committee grants an Option, it may, in its sole discretion, grant the Participant an election to pay all such amounts of required tax withholding, or any part thereof:
a.by the delivery to the Company or the Administrative Agent of a number of shares of Stock then owned by the Participant, the aggregate Fair Market Value of which (as of the Exercise Date) is not greater than the amount required to be withheld;
b.by certification or attestation to the Company or the Administrative Agent of the Participant’s ownership (as of the Exercise Date) of a number of shares of Stock, the aggregate Fair Market Value of which (as of the Exercise Date) is not greater than the amount required to be withheld; or
c.by the Company or the Administrative Agent withholding from the shares of Stock otherwise issuable to the Participant upon exercise of the Option, a number of shares of Stock, the aggregate Fair Market Value of which (as of the Exercise Date) is not greater than the amount required to be withheld. Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:
i.all elections shall be made on or prior to the Exercise Date; and
ii.all elections shall be irrevocable.
12.4    Section 16 Requirements. If the Participant is an officer or director of the Company within the meaning of Section 16 or any successor section(s) of the Exchange Act (“Section 16”), the Participant must satisfy the requirements of Section 16 and any applicable rules and regulations thereunder with respect to the use of shares of Stock to satisfy such tax withholding obligation. In addition, if approval by the Committee or the Board of use of shares of Stock by such Participant to satisfy such tax withholding obligations is necessary to meet the requirements of the exemption under Rule 16b-3(e) of the Exchange Act, then such withholding may not be effected without the approval of the Committee or the Board, which approval shall be within the sole discretion of the Committee or the Board.
12.5    Restricted Stock and Performance Award Payment and Tax Withholding. Each Restricted Stock and Performance Award agreement shall provide that, upon payment of any entitlement under such an Award, the Participant shall make appropriate arrangements with the Company to provide for the amount of minimum tax and social security withholding required by law, including without limitation Sections 3102 and 3402 or any successor section(s) of the Internal Revenue Code and applicable state and local income and other tax and social security laws. The withholding may be deducted from the Award. Any payment under such an Award shall be made in a proportion of cash and shares of Stock, determined by the Committee, such that the cash portion shall be sufficient to cover the withholding amount required by this Section. The cash portion of any payment shall be based on the Fair Market Value of the shares of Stock on the applicable date of vesting to which such tax withholding relates. Such cash portion shall be withheld by the Company to satisfy applicable tax and social security withholding requirements.
Section 13
Change of Control
13.1    In General. In the event of the occurrence of a Change of Control and unless otherwise provided in an applicable Award Agreement:
a.Without further action by the Committee or the Board, all outstanding Options shall fully vest upon the Participant’s Involuntary Termination or Voluntary Termination with Cause, in either case, occurring on or after a Change of Control.

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Such newly vested Options shall be fully exercisable as of the date of the Involuntary Termination or Voluntary Termination with Cause, in either case, on or after a Change of Control occurs.
b.Without further action by the Committee or the Board, all unvested Restricted Stock Awards and Restricted Stock Units shall fully vest upon the Participant’s Involuntary Termination or Voluntary Termination with Cause occurring on or after a Change of Control. Such newly vested Restricted Stock Units shall be converted to Stock and the Participant shall be issued the requisite number of shares, after any withholding under Section 12, as soon as administratively practicable after the Involuntary Termination or Voluntary Termination with Cause on or after a Change of Control occurs, unless the Participant had elected to defer Restricted Stock Units to the Deferred Delivery Plan in which case the Participant’s account in the Deferred Delivery Plan shall be credited with deferred Restricted Stock Units as of the date of the Involuntary Termination or Voluntary Termination with Cause on or after the Change of Control occurs.
c.Assuming the achievement of a Performance Goal, the entitlement to receive cash and Stock under any outstanding Performance Award grants shall vest automatically, without further action by the Committee or the Board, and shall become payable as follows:
i.If such Change of Control occurs subsequent to the achievement of a Performance Goal, any remainder of such payout amount shall vest as of the date of the Participant’s Involuntary Termination or Voluntary Termination with Cause occurring on or after the date of such Change of Control and shall be paid by the Company to the Participant within thirty (30) days of the date of such Involuntary Termination or Voluntary Termination with Cause which occurs on or after the date of the Change of Control in the manner set out in subsection 13.1 hereof.
ii.If such Change of Control occurs prior to the achievement of a Performance Goal, the applicable payout amount shall vest in full for which the Performance Period has not yet ended as of the date of the Participant’s Involuntary Termination or Voluntary Termination with Cause occurring on or after such Change of Control and shall be paid by the Company to the Participant within thirty (30) days after the later of (A) the date of the Participant’s Involuntary Termination or Voluntary Termination with Cause or (B) the date that the Performance Period ends. The payment will occur only if the Participant is employed at the time that the Performance Period ends or if the Performance Period ends after the Participant’s Involuntary Termination or Voluntary Termination with Cause occurring on or after the Change of Control. For purposes of this paragraph, the Committee shall determine whether, and to what extent, any such Performance Goal has been met as of the trading day immediately prior to the date of the Change of Control.
iii.Notwithstanding the foregoing, upon the occurrence of a Change of Control, all Performance Awards will be governed by the Award agreement, including, but not limited to, the determination of the payment amount, vesting, and the timing of such payment.
d.To the extent that any Award is subject to Internal Revenue Code Section 409A, the Award shall contain appropriate provisions to comply with Internal Revenue Code Section 409A, which shall supersede the provisions of subsections (a), (b), and (c).
Section 14
Reorganization or Liquidation
In the event that the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets or more than fifty percent (50%) of the outstanding voting stock of the Company is acquired by any other corporation, business entity, or person, or in case of a reorganization (other than a reorganization under the United States

Kinetik Holdings Inc.	93	2024 Proxy Statement

Bankruptcy Code) or liquidation of the Company, then the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and outstanding Awards make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any holders of such outstanding Awards by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated, or otherwise reorganized corporation which will be issuable with respect to the Stock. Additionally, upon the occurrence of such an event and provided that a Performance Goal has occurred, upon written notice to the Participants, the Committee may accelerate the vesting and payment dates of the entitlement to receive cash and Stock under outstanding Awards so that all such existing entitlements are paid prior to any such event. If a Performance Goal has not yet been attained, the Committee in its discretion may make equitable payment or adjustment.
In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of an agreement applicable to any Award or by resolution adopted prior to the occurrence of a Change of Control or an event described in this Section 14, that any outstanding Award (or portion thereof) shall be converted into a right to receive cash, on or as soon as practicable following the closing date or expiration date of the transaction resulting in the Change of Control or such event in an amount equal to the highest value of the consideration to be received in connection with such transaction for one share of Stock, or, if higher, the highest Fair Market Value of a share of Stock during the thirty (30) consecutive business days immediately prior to the closing date or expiration date of such transaction, less the per-share Option Price or grant price of SARs, as applicable to the Award, multiplied by the number of shares subject to such Award, or the applicable portion thereof.
Section 15
Rights of Employees and Participants
15.1    Employment. Neither anything contained in the Plan or any agreement nor the granting of any Award under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or any Affiliate, or interfere in any way with the right of the Company or any Affiliate, at any time, to terminate such employment or to increase or decrease the level of the Participant’s compensation from the level in existence at the time of the Award.
An Eligible Person who has been granted an Award in one year shall not necessarily be entitled to be granted Awards in subsequent years.
15.2    Non-transferability. Except as otherwise determined at any time by the Committee as to any Awards other than ISOs, no right or interest of any Participant in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, bankruptcy, or court order; provided that the Committee may permit further transferability of Awards other than ISOs, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to any applicable Restriction Period; provided further, however, that no Award may be transferred for value or other consideration without first obtaining approval thereof by the stockholders of the Company. In the event of a Participant’s death, a Participant’s rights and interests in any Award as set forth in an Award agreement, shall be transferable by divorce, testamentary will or the laws of descent and distribution, or, with respect to Awards other than Incentive Stock Options, a beneficiary designation that is in a form approved by the Committee and in compliance with the provisions of this Plan, applicable law, and the applicable Award agreement, and payment of any entitlements due under the Plan shall be made to the Participant’s designated beneficiary, legal representatives, heirs, or legatees, as applicable. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of mental condition, physical condition, or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator, or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status. If any individual entitled to payment or to exercise rights with respect to the Plan is a minor, the Committee shall cause the payment to be made to (or the right to be exercised by) the custodian or representative who, under the state law of the minor’s

Kinetik Holdings Inc.	94	2024 Proxy Statement

domicile, is authorized to act on behalf of the minor or is authorized to receive funds on behalf of the minor. With respect to those Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee. A Participant’s unexercised Option or SAR, or amounts due but remaining unpaid to such Participant, at the Participant’s death, shall be exercised or paid as designated by the Participant by will or by the laws of descent and distribution, or, with respect to any unexercised Option or SAR other than an Incentive Stock Option, in accordance with the Participant’s beneficiary designation in a form approved by the Committee and in compliance with the provisions of this Plan, applicable law and the applicable Award agreement. In the event any Award is exercised by or otherwise paid to the executors, administrators, heirs, or distributees of the estate of a deceased Participant, or the transferee or designated beneficiary of an Award, in any such case, pursuant to the terms and conditions of the Plan and the applicable Award agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue shares of Stock thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award, or to receive such payment, are the duly appointed legal representative of the deceased Participant’s estate or the proper legatees or distributees thereof, or the valid transferee or designated beneficiary of such Award, as applicable. Any purported assignment, transfer, or encumbrance of an Award that does not comply with this Section 15.2 shall be void and unenforceable against the Company.
15.3    Noncompliance with Internal Revenue Code Section 409A. If an Award is subject to the requirements of Internal Revenue Code Section 409A, to the extent that the Company or an Affiliate takes any action that causes a violation of Internal Revenue Code Section 409A or fails to take reasonable actions required to comply with Internal Revenue Code Section 409A, in each case as determined by the Committee, the Company shall pay an additional amount to the Participant (or beneficiary) equal to the additional income tax imposed pursuant to Internal Revenue Code Section 409A on the Participant as a result of such violation, plus any taxes imposed on this additional payment.
Section 16
Other Employee Benefits
The amount of any income deemed to be received by a Participant as a result of the payment under an Award or exercise shall not constitute “earnings” or “compensation” with respect to which any other employee benefits of such Participant are determined, including without limitation benefits under any pension, profit sharing, life insurance, or salary continuation plan.
Section 17
Amendment, Modification, and Termination
The Committee or the Board may at any time terminate, and from time to time may amend or modify the Plan, and the Committee or the Board may, to the extent permitted by the Plan, from time to time amend or modify the terms of any Award theretofore granted, including any Award agreement, in each case, retroactively or prospectively; provided, however, that no amendment or modification of the Plan may become effective without approval of the amendment or modification by the Company’s stockholders if stockholder approval is required to enable the Plan to satisfy an applicable statutory or regulatory requirements, unless the Company, on the advice of outside counsel, determines that stockholder approval is not necessary.
Notwithstanding any other provision of this Plan, no amendment, modification, or termination of the Plan or any Award shall adversely affect the previously accrued material rights or benefits of a Participant under any outstanding Award theretofore awarded under the Plan, without the consent of such Participant holding such Award, except to the extent necessary to avoid a violation of Internal Revenue Code Section 409A or the Board or the Committee determines, on advice of outside counsel or the Company’s independent accountants, that such amendment or modification is required for the Company, the Plan, or the Award to satisfy, comply with, or meet the requirements of any law, regulation, listing rule, or accounting standard applicable to the Company.

Kinetik Holdings Inc.	95	2024 Proxy Statement

The Committee shall have the authority to adopt (without the necessity for further stockholder approval) such modifications, procedures, and subplans as may be necessary or desirable to comply with the provisions of the laws (including, but not limited to, tax laws and regulations) of countries other than the United States in which the Company may operate, so as to assure the viability of the benefits of the Plan to Participants employed in such countries.
Section 18
Requirements of Law
18.1    Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules, and regulations, including applicable federal and state securities laws. The Company may require a Participant, as a condition of receiving payment under an Award, to give written assurances in substance and form satisfactory to the Company and its counsel to such effect as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Notwithstanding any contrary provision of this Plan or an Award agreement to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or any Award agreement shall be held invalid, illegal, or unenforceable in any respect, such provision shall, to the extent possible, be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of this Plan or Award agreement, as applicable, shall not in any way be affected or impaired thereby.
18.2    Section 409A of the Code. It is intended that this Plan shall comply with the provisions of, or an exemption from, Internal Revenue Code Section 409A and the Treasury regulations relating thereto. Awards are intended to be exempt from Internal Revenue Code Section 409A to the extent possible. Any Award or payment that qualifies for an exemption shall be considered as the first payment(s) made under the Plan. For purposes of the limitations on nonqualified deferred compensation under Internal Revenue Code Section 409A, each payment of compensation under this Plan shall be treated as a separate payment of compensation for purposes of applying the deferral election rules and the exemption for certain short-term deferral amounts under Internal Revenue Code Section 409A. In no event may the Participant, directly or indirectly, designate the calendar year of any payment subject to Internal Revenue Code Section 409A under this Plan.
18.3    Six-month Delay for Specified Participants. Notwithstanding any other provision of this Plan, to the extent that the right to any payment (including the provision of benefits) hereunder provides for the “deferral of compensation” within the meaning of Internal Revenue Code Section 409A(d)(1), the payment shall be paid (or provided) in accordance with the following: If the Participant is a “Specified Employee” within the meaning of Internal Revenue Code Section 409A(a)(2)(B)(i) on the date of the Participant’s Separation from Service (the “Separation Date”), and if an exemption from the six (6) month delay requirement of Internal Revenue Code Section 409A(a)(2)(B)(i) is not available, then no such payment shall be made or commence during the period beginning on the Separation Date and ending on the date that is six months following the Separation Date or, if earlier, on the date of the Participant’s death. The amount of any payment that would otherwise be paid to the Participant during this period shall instead be paid to the Participant on the first day of the first calendar month following the end of the period.
18.4    Prohibition on Acceleration. Unless a payment is exempt from Internal Revenue Code Section 409A, the date of payment may not be accelerated and any payment made pursuant to the termination and liquidation of the Plan shall not be accelerated except in compliance with Internal Revenue Code Section 409A generally and Treasury Regulation § 1.409A-3(j)(4)(ix) specifically.
18.5    Section 16 Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule(s) promulgated under the Exchange Act, to qualify the Award for any exemption from the provisions of Section 16 available under such Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant, which describes the Award.

Kinetik Holdings Inc.	96	2024 Proxy Statement

18.6    Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Texas.
Section 19
Duration of the Plan
The Plan shall terminate on the ten-year anniversary of the Effective Date. No grants shall be awarded after such termination; however, the terms of the Plan shall continue to apply to all Awards outstanding when the Plan terminates.
[End of Plan Document]

Kinetik Holdings Inc.	97	2024 Proxy Statement

KINETIK HOLDINGS INC.
2700 Post Oak Boulevard, Suite 300
Houston, Texas 77056-5748
(713) 621-7330
www.kinetik.com

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 PM CT the day before the meeting date. If you participate in the Kinetik 401(k) Plan, you must vote these shares no later than 10:59 PM CT on May 15, 2024. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KNTK2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 PM CT the day before the meeting date. If you participate in the Kinetik 401(k) Plan, you must vote these shares no later than 10:59 PM CT on May 15, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V36846-P00359-Z86310 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KINETIK HOLDINGS INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Deborah L. Byers
02) Elizabeth P. Cordia
03) David I. Foley
04) Jesse Krynak
05) Michael Kumar
06) D. Mark Leland
07) Kevin S. McCarthy
08) John-Paul (JP) Munfa
09) William Ordemann
10) Laura A. Sugg
11) Jamie Welch

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer and give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2023 Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

V36847-P00359-Z86310

KINETIK HOLDINGS INC.
Annual Meeting of Shareholders
May 20, 2024 10:00 a.m. Central Time
This proxy is solicited by the Board of Directors

By signing this proxy, you revoke all prior proxies and appoint Jamie Welch and Todd Carpenter, and each of them, as attorney-in-fact and Proxies, with full power of substitution, and authorize them to represent the undersigned at the Annual Meeting of Shareholders to be held on May 20, 2024, or any adjournment thereof, and to vote, as designated on the reverse side of this form, in their discretion, all the shares of Common Stock of Kinetik Holdings Inc. held of record by the undersigned on March 21, 2024.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy also authorizes Jamie Welch and Todd Carpenter to vote at their discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting.

Continued and to be signed on reverse side